PROSPECTUS SUPPLEMENT	Filed pursuant to Rule
(To Prospectus dated April 20, 2022)	424(b)(3) of the Rules and
Regulations Under the
Securities Act of 1933

Registration Statement No. 333-257879

TABOOLA.COM LTD.

Ordinary Shares
Warrants to Purchase Ordinary Shares

Recent Developments

We have attached to this prospectus supplement, and incorporated by reference into it, the Form 6-K's of Taboola.com Ltd filed with the U.S. Securities and Exchange Commission on August 19, 2022 and August 22, 2022.

This prospectus supplement, together with the prospectus, is to be used by the selling shareholders listed in the prospectus in connection with offers and sales from time to time of the ordinary shares and warrants to purchase ordinary shares of Taboola.com Ltd.

August 23, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 6-K
REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934
For the month of August 2022

Commission File Number: 001-40566
TABOOLA.COM LTD.
(Exact name of registrant as specified in its charter)
16 Madison Square West 7th Floor
New York, NY 10010
(Address of principal executive office)
Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:
Form 20-F	X	Form 40-F
Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):
Yes	No	X
Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):
Yes	No	X

EXPLANATORY NOTE

This report on Form 6-K is being filed and shall be incorporated by reference in any registration statement filed by Taboola.com LTD. under the Securities Exchange Act of 1934, as amended, that permits incorporation by reference.

TABLE OF CONTENTS

ITEM
99.1	Consolidated Interim Financial Statements (Unaudited) as of and for the three and six months ended June 30, 2022.
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TABOOLA.COM LTD.

	By:	/s/ Stephen Walker
		Name:	Stephen Walker
		Title:	Chief Financial Officer

Date: August 19, 2022

Exhibit 99.1

TABOOLA.COM LTD.

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2022

UNAUDITED

INDEX

Page

Consolidated Interim Balance Sheets	2

Consolidated Interim Statements of Loss	3

Consolidated Interim Statements of Comprehensive Loss	4

Consolidated Interim Statements of Convertible Preferred Shares and Shareholders' Equity	5-6

Consolidated Interim Statements of Cash Flows	7

Notes to Consolidated Interim Financial Statements	8-22

TABOOLA.COM LTD.

CONSOLIDATED INTERIM BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	June 30, 2022	December 31, 2021
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$233,740	$319,319
Short-term investments	74,733	—
Restricted deposits	750	1,000
Trade receivables (net of allowance for credit losses of $4,074 and $3,895 as of June 30, 2022, and December 31, 2021, respectively)	199,619	245,235
Prepaid expenses and other current assets	75,105	63,394
Total current assets	583,947	628,948
NON-CURRENT ASSETS
Long-term prepaid expenses	30,154	32,926
Restricted deposits	4,137	3,897
Deferred tax assets, net	1,455	1,876
Operating lease right of use assets	60,573	65,105
Property and equipment, net	72,883	63,259
Intangible assets, net	219,315	250,923
Goodwill	550,568	550,380
Total non-current assets	939,085	968,366
Total assets	$1,523,032	$1,597,314
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables	$214,487	$259,941
Short-term operating lease liabilities	14,351	12,958
Accrued expenses and other current liabilities	104,402	124,662
Current portion of long-term loan	3,000	3,000
Total current liabilities	336,240	400,561
LONG-TERM LIABILITIES
Deferred tax liabilities, net	38,130	51,027
Warrants liability	5,227	31,227
Long-term loan, net of current portion	284,617	285,402
Long-term operating lease liabilities	50,978	61,526
Total long-term liabilities	378,952	429,182
COMMITMENTS AND CONTINGENCIES (Note 11)
SHAREHOLDERS' EQUITY
Ordinary shares with no par value- Authorized: 700,000,000 as of June 30, 2022 and December 31, 2021; 240,679,908 and 234,031,749 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	869,201	824,016
Accumulated other comprehensive loss	(3,783)	—
Accumulated deficit	(57,578)	(56,445)
Total shareholders' equity	807,840	767,571
Total liabilities and shareholders' equity	$1,523,032	$1,597,314

The accompanying notes are an integral part of these unaudited consolidated interim financial statements.

TABOOLA.COM LTD.

CONSOLIDATED INTERIM STATEMENTS OF LOSS
U.S. dollars in thousands, except share and per share data

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited

Revenues	$342,695	$329,072	$697,421	$632,022
Cost of revenues:
Traffic acquisition cost	199,486	212,202	415,984	409,238
Other cost of revenues	26,848	16,625	53,046	33,040
Total cost of revenues	226,334	228,827	469,030	442,278

Gross profit	116,361	100,245	228,391	189,744

Operating expenses:
Research and development	34,079	30,050	64,491	53,943
Sales and marketing	66,405	69,136	127,773	103,444
General and administrative	25,428	54,468	53,377	64,144
Total operating expenses	125,912	153,654	245,641	221,531

Operating loss	(9,551)	(53,409)	(17,250)	(31,787)
Finance income (expenses), net	4,764	(85)	15,959	(883)
Loss before income taxes	(4,787)	(53,494)	(1,291)	(32,670)
Income tax benefit (expenses)	(234)	(7,922)	158	(10,159)
Net loss	$(5,021)	$(61,416)	$(1,133)	$(42,829)

Less: Undistributed earnings allocated to participating securities	—	(6,029)	—	(11,944)
Net loss attributable to Ordinary shares – basic and diluted	(5,021)	(67,445)	(1,133)	(54,773)
Net loss per share attributable to Ordinary shareholders, basic and diluted	$(0.02)	$(1.39)	$(0.00)	$(1.18)
Weighted-average shares used in computing net loss per share attributable to Ordinary shareholders, basic and diluted	250,777,915	48,518,124	249,095,931	46,351,830

The accompanying notes are an integral part of the unaudited consolidated interim financial statements.

TABOOLA.COM LTD.

CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE LOSS
U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited

Net loss	$(5,021)	$(61,416)	$(1,133)	$(42,829)
Other comprehensive loss:
Unrealized losses on available-for-sale marketable securities	(259)	—	(259)	—
Unrealized losses on derivative instruments	(3,294)	—	(3,524)	—
Other comprehensive loss	(3,553)	—	(3,783)	—
Comprehensive loss	$(8,574)	$(61,416)	$(4,916)	$(42,829)

The accompanying notes are an integral part of the unaudited consolidated interim financial statements.

TABOOLA.COM LTD.

CONSOLIDATED INTERIM STATEMENTS OF CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
U.S. dollars in thousands, except share and per share data

	Ordinary shares
	Number	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total shareholders’ equity

Balance as of March 31, 2022 (unaudited)	238,816,867	$—	$846,701	$(52,557)	$(230)	$793,914

Share-based compensation expenses	—	—	20,935	—	—	20,935
Exercise of options and vested RSUs	1,863,041	—	1,905	—	—	1,905
Payments of tax withholding for share-based compensation	—	—	(340)	—	—	(340)
Other comprehensive loss	—	—	—	—	(3,553)	(3,553)
Net loss	—	—	—	(5,021)	—	(5,021)
Balance as of June 30, 2022 (unaudited)	240,679,908	$—	$869,201	$(57,578)	$(3,783)	$807,840

	Convertible Preferred shares		Ordinary shares
	Number	Amount	Number	Amount	Additional paid-in capital	Accumulated deficit	Total shareholders’ equity

Balance as of March 31, 2021 (unaudited)	121,472,152	$170,206	$44,195,735	$—	$86,941	$(12,910)	$74,031

Conversion of Preferred shares to Ordinary shares	(121,472,152)	(170,206)	121,472,152	—	170,206	—	170,206
Issuance of Ordinary shares	—	—	43,971,516	—	284,482	—	284,482
Share-based compensation expenses	—	—	—	—	78,667	—	78,667
Exercise of options and vested RSUs	—	—	1,558,856	—	1,368	—	1,368
Net loss	—	—	—	—	—	(61,416)	(61,416)
Balance as of June 30, 2021 (unaudited)	—	$—	$211,198,259	$—	$621,664	$(74,326)	$547,338

The accompanying notes are an integral part of the unaudited consolidated interim financial statements.

TABOOLA.COM LTD.

CONSOLIDATED INTERIM STATEMENTS OF CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
U.S. dollars in thousands, except share and per share data

	Ordinary shares
	Number	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total shareholders’ equity

Balance as of December 31, 2021	234,031,749	$—	$824,016	$(56,445)	$—	$767,571

Share-based compensation expenses	—	—	41,281	—	—	41,281
Exercise of options and vested RSUs	6,648,159	—	6,089	—	—	6,089
Payments of tax withholding for share-based compensation	—	—	(2,185)	—	—	(2,185)
Other comprehensive loss	—	—	—	—	(3,783)	(3,783)
Net loss	—	—	—	(1,133)	—	(1,133)
Balance as of June 30, 2022 (unaudited)	240,679,908	$—	$869,201	$(57,578)	$(3,783)	$807,840

	Convertible Preferred shares		Ordinary shares
	Number	Amount	Number	Amount	Additional paid-in capital	Accumulated deficit	Total shareholders’ equity

Balance as of December 31, 2020	121,472,152	$170,206	$41,357,049	$—	$78,137	$(31,497)	$46,640

Conversion of Preferred shares to Ordinary shares	(121,472,152)	(170,206)	121,472,152	—	170,206	—	170,206
Issuance of Ordinary shares	—	—	43,971,516	—	284,482	—	284,482
Share-based compensation expenses	—	—	—	—	83,920	—	83,920
Exercise of options and vested RSUs	—	—	4,397,542	—	4,919	—	4,919
Net loss	—	—	—	—	—	(42,829)	(42,829)
Balance as of June 30, 2021 (unaudited)	—	$—	$211,198,259	$—	$621,664	$(74,326)	$547,338

The accompanying notes are an integral part of the unaudited consolidated interim financial statements.

TABOOLA.COM LTD.

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Six months ended June 30,
	2022	2021
	Unaudited
Cash flows from operating activities
Net loss	$(1,133)	$(42,829)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	45,489	16,890
Share-based compensation expenses	40,261	83,654
Net loss (gain) from financing expenses	4,316	(1,357)
Revaluation of the Warrants liability	(26,000)	272
Amortization of loan issuance costs	715	—
Accrued interest on short-term investments, net	(137)	—
Change in operating assets and liabilities:
Decrease in trade receivables	45,616	19,031
Increase in prepaid expenses and other current assets and long-term prepaid expenses	(6,350)	(33,757)
Decrease in trade payables	(52,525)	(31,025)
Increase (decrease) in accrued expenses and other current liabilities	(22,946)	5,284
Decrease in deferred taxes, net	(12,476)	(917)
Change in operating lease right of use assets	7,639	7,291
Change in operating lease liabilities	(12,262)	(8,557)
Net cash provided by operating activities	10,207	13,980
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(16,252)	(21,675)
Cash paid in connection with acquisitions	(620)	—
Proceeds from restricted deposits	10	2,536
Payments of cash in escrow for acquisition of a subsidiary	(2,100)	—
Purchase of short-term investments	(74,855)	—
Net cash used in investing activities	(93,817)	(19,139)
Cash flows from financing activities
Exercise of options and vested RSUs	6,032	4,919
Issuance of Ordinary shares, net of offering costs	—	287,432
Payments of tax withholding for share-based compensation expenses	(2,185)	—
Repayment of current portion of long-term loan	(1,500)	—
Issuance of Warrants	—	53,883
Net cash provided by financing activities	2,347	346,234
Exchange differences on balances of cash and cash equivalents	(4,316)	1,357
Increase (decrease) in cash and cash equivalents	(85,579)	342,432
Cash and cash equivalents - at the beginning of the period	319,319	242,811
Cash and cash equivalents - at end of the period	$233,740	$585,243

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$16,162	$5,831
Interest	$10,373	$—
Non-cash investing and financing activities:
Purchase of property, plant and equipment	$7,353	$966
Share-based compensation included in capitalized internal-use software	$1,020	$265
Deferred offering costs incurred during the period included in long-term prepaid expenses	$—	$2,950
Creation of operating lease right-of-use assets	$3,107	$—
Adjustment of right-of-use assets upon modification of existing lease	$—	$(2,382)

The accompanying notes are an integral part of the unaudited consolidated interim financial statements.

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 1:-     GENERAL

a.	Taboola.com Ltd. (together with its subsidiaries, the “Company” or “Taboola”) was incorporated under the laws of the state of Israel and commenced its operations on September 3, 2006.

Taboola is a technology company that powers recommendations across the Open Web with an artificial intelligence-based, algorithmic engine developed over the 14 years since the company began operations in 2007. Taboola partners with websites, devices, and mobile apps (collectively referred to as “digital properties”), to recommend editorial content and advertisements on the Open Web. Digital properties use Taboola’s technology platforms to achieve their business goals, such as driving new audiences to their sites and apps or increasing engagement with existing audiences. Taboola also provides monetization opportunities to digital properties by surfacing paid recommendations by advertisers. Taboola is a business-to-business company with no competing consumer interests. Taboola empowers advertisers to leverage its proprietary AI-powered recommendation platform to reach targeted audiences utilizing effective, native ad-formats across digital properties. As part of the Company e-Commerce offerings, it also syndicates its retailer advertisers’ monetized product listings and links (clickable advertisements) into commerce content-oriented consumer experiences on both the Open Web and within the dominant traditional ad platforms. Taboola generates revenues when people (consumers) click on, purchase from or, in some cases, view the ads that appear within its recommendation platform. The Company’s customers are the advertisers, merchants and affiliate networks that advertise on the Company's platform (“Advertisers”). Advertisers pay Taboola for those clicks, purchases or impressions, and Taboola shares a portion of the resulting revenue with the digital properties who display those ads.

b.
On September 1, 2021, the Company completed the acquisition of Shop Holding Corporation (“Connexity”) (“Connexity Acquisition”), an independent e-Commerce media platform in the open web, from Shop Management, LLC (“Seller”). Connexity is a technology and data-driven integrated marketing services company focused on the e-commerce ecosystem. Through a focus on performance-based retail marketing, Connexity enables retailers and brands to understand their consumers better, acquire new customers at a lower cost, and increase sales from their target consumers. Connexity offers a comprehensive range of marketing services to online retailers and brands in the U.S. and Europe, including syndicated product listings, search marketing, and customer insights. Connexity corporate headquarters is in Santa Monica, California, and the Company also maintains an office in Karlsruhe, Germany.

The Connexity Acquisition was accounted for by the purchase method of accounting, and, accordingly, the purchase price has been allocated according to the fair value of the assets acquired and liabilities assumed.

The total purchase price for the Connexity Acquisition was $752,202, subject to customary purchase price adjustments for working capital, the payment of existing Connexity debt, expenses and the other terms and conditions described in the Purchase Agreement.

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated interim financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting and include the accounts of Taboola.com Ltd. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The consolidated balance sheet as of December 31, 2021, was derived from the audited consolidated financial statements as of that date, but does not include all of the disclosures, including certain notes required by GAAP on an annual reporting basis. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

Therefore, these unaudited consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2021, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 24, 2022.

In the opinion of the Company’s management, the unaudited consolidated interim financial statements have been prepared on a basis consistent with the annual consolidated financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company’s unaudited interim consolidated financial statements. The results of operations for the three and six months ended June 30, 2022, are not necessarily indicative of the results to be expected for the full year ending December 31, 2022, or any other future interim or annual period.

Use of Estimates

The preparation of the interim consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the interim consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, the Company's management evaluates estimates, including those related to accounts receivable and allowance for credit losses, acquired intangible assets and goodwill, the useful life of intangible assets, capitalized internal-use software, property and equipment, the incremental borrowing rate for operating leases, share-based compensation including the determination of the fair value of the Company’s share-based awards, the fair value of financial assets and liabilities, including the fair value of marketable securities, the Private Warrants and derivative instruments, and the valuation of deferred taxes and uncertain tax positions. The Company bases these estimates on historical and anticipated results, trends and various other assumptions that it believes are reasonable under the circumstances, including assumptions as to future events. Actual results could differ from those estimates.

Significant Accounting Policies

The Company’s significant accounting policies are discussed in Note 2, Summary of Significant Accounting Policies, in the Company’s Annual Report on Form 20-F as of and for the year ended December 31, 2021 as filed with the SEC dated March 24, 2022. There have been no significant changes to these policies during the six months ended June 30, 2022, except as noted below.

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 2:-     SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Cash and cash equivalents

Cash and cash equivalents consist of cash in banks and highly liquid marketable securities investments, money market account and funds, commercial paper and corporate debt securities, with an original maturity of three months or less at the date of purchase and are readily convertible to known amounts of cash.

Derivative Financial Instruments

The Company accounts for derivatives and hedging based on ASC 815 (“Derivatives and Hedging”). ASC 815 requires the Company to recognize all derivatives on the consolidated balance sheets at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on their intended use and their designation.

Changes in the fair value of these derivatives are recorded in accumulated other comprehensive loss as a component of shareholders’ equity in the consolidated balance sheets until the forecasted transaction occurs. Upon occurrence, the Company reclassifies the related gains or losses on the derivative to the same financial statement line item in the consolidated statements of loss to which the derivative relates. In case the Company discontinues cash flow hedges, it records the related amount in finance income (expenses), net, on the consolidated statements of loss.

The Company accounts for its derivative financial instruments as either prepaid expenses and other current assets or accrued expenses and other current liabilities in the consolidated balance sheets at their fair value.

Marketable Securities

The Company classifies its marketable securities as available-for-sale at the time of purchase and reevaluates such classification at each balance sheet date. The Company may sell these securities at any time for use in current operations even if they have not yet reached maturity. As a result, the Company classifies its marketable securities, including those with maturities beyond 12 months, as current assets in the consolidated balance sheets.
The Company carries these securities at fair value and records unrealized gains and losses, net of taxes, in accumulated other comprehensive loss as a component of shareholders’ equity, except for changes in allowance for expected credit losses, which are recorded in finance income (expenses), net.

The Company periodically evaluates its available-for-sale debt securities for impairment. If the amortized cost of an individual security exceeds its fair value, the Company considers its intent to sell the security or whether it is more likely than not that it will be required to sell the security before recovery of its amortized basis. If either of these criteria are met, the Company writes down the security to its fair value and records the impairment charge in finance income (expenses), net, in the consolidated statements of loss.

If neither of these criteria are met, the Company determines whether credit loss exists. Credit loss is estimated by considering changes to the rating of the security by a rating agency, any adverse conditions specifically related to the security, as well as other factors.

Realized gains and losses on available-for-sale marketable securities are included in the consolidated statements of loss.

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 3:-      CASH AND CASH EQUIVALENTS

The following table presents for each reported period, the breakdown of cash and cash equivalents:

	June 30, 2022	December 31, 2021
	Unaudited

Cash	$139,241	$137,050
Time deposits	44,111	57,205
Money market accounts and funds	35,469	125,064
Commercial paper	11,986	—
Corporate debt securities	2,933	—

Total Cash and cash equivalents	$233,740	$319,319

NOTE 4:-      FAIR VALUE MEASUREMENTS

The Company evaluates assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level to classify them for each reporting period. The Company did not have any transfers between fair value measurements levels in the six months ended June 30, 2022.

The following table sets forth the Company’s assets and liabilities that were measured at fair value as of June 30, 2022 and December 31, 2021, by level within the fair value hierarchy:

		Fair value measurements as of
Description	Fair Value Hierarchy	June 30, 2022	December 31, 2021
		Unaudited
Assets:
Cash equivalents:
Money market accounts and funds	Level 1	$35,469	$125,064
Commercial paper	Level 2	$11,986	$—
Corporate debt securities	Level 2	$2,933	$—

Short-term investments:
U.S. government treasuries	Level 2	$44,868	$—
Commercial paper	Level 2	$18,470	$—
Corporate debt securities	Level 2	$9,053	$—
U.S. Agency bonds	Level 2	$2,342	$—

Liabilities:
Warrants liability:
Public Warrants	Level 1	$(2,023)	$(8,963)
Private Warrants	Level 3	$(3,204)	$(22,264)

Derivative instruments liability:
Derivative instruments designated as cash flow hedging instruments	Level 2	$(3,524)	$—

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 4:-      FAIR VALUE MEASUREMENTS (Cont.)

The Company classifies its money market accounts and funds as Level 1 based on quoted market prices in active markets.

The Company classifies its U.S. government treasuries, corporate debt securities, commercial paper, U.S. agency bonds and derivative financial instruments within Level 2 as they are valued using inputs other than quoted prices which are directly or indirectly observable in the market, including readily-available pricing sources for the identical underlying security which may not be actively traded.

The Company measures the fair value for Warrants by using a quoted price for the Public Warrants, which are classified as Level 1, and a Black-Scholes simulation model for the Private Warrants, which are classified as Level 3, due to the use of unobservable inputs.

The key inputs into the Black-Scholes model for the Private Warrants were as follows:

Input	June 30, 2022	December 31, 2021

Risk-free interest rate	2.95% - 2.96%	1.07% - 1.18%
Expected term (years)	3.26 - 4.00	3.75 - 4.50
Expected volatility	69.2% - 71.3%	66.1% - 68.6%
Exercise price	$11.50	$11.50
Underlying Stock Price	$2.53	$7.78

The Company’s use of a Black-Scholes model required the use of subjective assumptions:
●	The risk-free interest rate assumption was interpolated based on constant maturity U.S. Treasury rates over a term commensurate with the expected term of the Warrants.
●
The expected term was based on the maturity of the Warrants five years following June 29, 2021, the Merger Transaction date, and for certain Private Warrants the maturity was determined to be five years from the date of the October 1, 2020, ION initial public offering effective date.

●	The expected share volatility assumption was based on the implied volatility from a set of comparable publicly-traded companies as determined based on size and proximity.

The following table presents the changes in the fair value of Warrants liability:

Input	Private Warrants	Public Warrants	Total Warrants

Fair value as of December 31, 2021	$22,264	$8,963	$31,227
Change in fair value	(19,060)	(6,940)	(26,000)
Fair value as of June 30, 2022 (unaudited)	$3,204	$2,023	$5,227

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 5:-      SHORT-TERM INVESTMENTS

The following is a summary of available-for-sale marketable securities:

	June 30, 2022
	Unaudited
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. government treasuries	$45,045	$—	$(177)	$44,868
Commercial paper	18,501	—	(31)	18,470
Corporate debt securities	9,101	—	(48)	9,053
U.S. Agency bonds	2,345	—	(3)	2,342
Total	$74,992	$—	$(259)	$74,733

As of December 31, 2021 the Company did not have any available-for-sale marketable securities.

As of June 30, 2022, the unrealized losses related to marketable securities (which were accumulated in a period of less than 12 months) were determined not due to credit related losses, therefore, the Company did not record an allowance for credit losses for its available-for-sale marketable securities.

As of June 30, 2022, all of the Company’s available-for-sale marketable securities were due within one year.

NOTE 6:-      DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Company enters into foreign currency forward and option contracts with financial institutions to protect itself against the foreign exchange risks, mainly exposure to changes in the exchange rate of the New Israeli Shekel (“NIS”) against the U.S dollar that are associated with forecasted future cash flows for up to twelve months, the Company enters into foreign currency forward contracts with financial institutions. The Company’s risk management strategy includes the use of derivative financial instruments to reduce the volatility of earnings and cash flows associated with changes in foreign currency exchange rates; these derivative instruments are designated as cash flow hedges. The Company does not enter into derivative transactions for trading or speculative purposes.

As of June 30, 2022, the notional amounts of the Company’s derivative instruments designated as cash flow hedging instruments outstanding in U.S. dollars, which are translated and calculated based on forward rates, amounted to $33,097.

The Company records all cash flow hedging instruments on the consolidated balance sheets at fair value. The fair value of cash flow hedging instruments recorded as liabilities as of June 30, 2022, was $3,524, which were recorded in accrued expenses and other current liabilities in the consolidated interim balance sheets.

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 6:-      DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Cont.)

The changes related to cash flow hedging instruments, recorded in the consolidated interim statements of loss, for the three and six months ended June 30, 2022, were as follows:

	Reclassification of losses into losses from accumulated other comprehensive loss
	Three months ended June 30,	Six months ended June 30,
	2022	2022
	Unaudited
Cost of revenues	$142	$145
Research and development	959	979
Sales and marketing	182	186
General and administrative	161	164
Total losses recognized in the consolidated interim statements of loss	$1,444	$1,474

Effect of Foreign Currency Contracts on Accumulated Other Comprehensive Loss

Net unrealized losses of foreign currency contracts designated as cash flow hedging instruments are recorded in accumulated other comprehensive loss.

The changes in unrealized losses on the Company’s derivative instruments recorded in accumulated other comprehensive loss were as follows:

Six months ended June 30, 2022
Unaudited

Unrealized losses on derivative instruments as of December 31, 2021	$—
Changes in fair value of derivative instruments	(4,998)
Reclassification of losses recognized in the consolidated interim statements of loss from accumulated other comprehensive loss	1,474
Unrealized losses on derivative instruments as of June 30, 2022 (unaudited)	$(3,524)

As of December 31, 2021 the Company did not have any derivative instruments or hedging activities.

All net deferred losses in accumulated other comprehensive loss as of June 30, 2022, are expected to be recognized over the next twelve months as operating expenses in the same financial statement line item in the consolidated interim statements of loss to which the derivative relates.

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 7:-      GOODWILL AND INTANGIBLE ASSETS, NET

Goodwill

The following table represents the changes in the carrying amounts of the Company’s total goodwill:

Carrying Amount

Balance as of December 31, 2021	$550,380
Purchase accounting adjustment (1)	188
Balance as of June 30, 2022 (unaudited)	$550,568

(1) Additional payment related to working capital adjustments for the Connexity acquisition.

Intangible Assets, Net

Definite-lived intangible assets, net consist of the following:

	Gross Fair Value	Accumulated Amortization	Net Book Value
June 30, 2022 (unaudited)
Merchant/ Network affiliate relationships	$146,547	$(27,138)	$119,409
Technology	73,403	(26,290)	47,113
Publisher relationships	42,933	(8,944)	33,989
Tradenames	23,997	(6,666)	17,331
Customer relationship	12,256	(10,783)	1,473
Total	$299,136	$(79,821)	$219,315

December 31, 2021	Gross Fair Value	Accumulated Amortization	Net Book Value
Merchant/ Network affiliate relationships	$146,547	$(10,879)	$135,668
Technology	73,403	(20,616)	52,787
Publisher relationships	42,933	(3,640)	39,293
Tradenames	23,997	(2,711)	21,286
Customer relationship	12,256	(10,367)	1,889
Total	$299,136	$(48,213)	$250,923

Amortization expenses for intangible assets were $15,828 and $639, for the three months ended June 30, 2022 and 2021, respectively, and $31,608 and $1,278, for the six months ended June 30, 2022 and 2021, respectively.

The estimated future amortization expense of definite-lived intangible assets as of June 30, 2022 is as follows (unaudited):

Year Ending December 31,
2022 (Remainder)	$31,735
2023	63,462
2024	60,120
2025	51,031
2026	12,967
Total	$219,315

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 8:-      LONG-TERM LOAN

Concurrently with the closing of the Connexity Acquisition, on September 1, 2021, the Company entered into a $300,000 senior secured term loan credit agreement (the “Credit Agreement”), among the Company, a wholly-owned Company’s subsidiary, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provides for borrowings in an aggregate principal amount of up to $300,000 (the “Facility”).

The Facility was fully drawn at closing, net of issuance expenses of $11,250, and the proceeds were used by the Company to finance a portion of the Connexity Acquisition.

The Facility is subject to customary borrowing conditions and bears interest at a variable annual rate based on LIBOR or Base Rate plus a fixed margin. The Facility will mature on the seventh anniversary of the closing date and amortizes at a rate of 1.00% per annum payable in equal quarterly installments, with the remaining principal amount due at maturity.

The Facility is mandatorily prepayable with a portion of the net cash proceeds of certain dispositions of assets, a portion of Taboola’s excess cash flow and the proceeds of incurrences of indebtedness not permitted under the Credit Agreement.

The Credit Agreement also contains customary representations, covenants and events of default. Failure to meet the covenants beyond applicable grace periods could result in acceleration of outstanding borrowings and/or termination of the Facility. The Company was in compliance with the financial covenants as of June 30, 2022.

As of June 30, 2022, the total future principal payments related to Credit Facilities are as follows (unaudited):

Amount
Year Ending December 31,
2022 (current maturities)	$1,500
2023	3,000
2024	3,000
2025	3,000
2026	3,000
2027	3,000
2028	281,250
Total	$297,750

The Facility is guaranteed by the Company and all of its wholly-owned material subsidiaries, subject to certain exceptions set forth in the Credit Agreement (collectively, the “Guarantors”). The obligations of the Borrower and the Guarantors are secured by substantially all the assets of the Borrower and the Guarantors including stock of subsidiaries, subject to certain exceptions set forth in the Credit Agreement.

The total interest expenses recognized in connection with the Long-term loan for the three and six months ended June 30, 2022 were $3,940 and $7,672, respectively.

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 9:-      SHAREHOLDERS' EQUITY AND SHARE INCENTIVE PLANS

Share Incentive Plans

a.
On November 16, 2021, the Tel Aviv District Court Economic Department (the “Israeli Court”) approved the Company’s motion for a program of up to $60,000 to be utilized in connection with a net issuance mechanism to satisfy tax withholding obligations related to equity-based compensation on behalf of its directors, officers and other employees and possible future share repurchases (the “Program”). On November 18, 2021, the Company’s board of directors (the “Board”) granted the Company’s management the discretion to utilize the Program with an initial budget of up to $15,000 for a six-month period following the Board approval. In addition, on December 14, 2021, the Company’s shareholders approved an amendment to the Company’s Compensation Policy allowing the Company to implement the net issuance mechanism for ‘Office Holders’ (as defined in the Israeli Companies Law 5759-1999) grants as well. The approval by the Israeli Court was limited to a six (6) month period.

On March 22, 2022, the Board approved the filing of another motion with the Israeli Court to extend the initial approval of the Program. On April 7, 2022, the Company filed a motion with the Israeli Court to extend the initial approval of the Program and on May 19, 2022, the Israeli Court approved the motion. The approval by the Israeli Court is in effect through November 16, 2022. The Company expects to make successive requests to the Israeli Court for similar approvals.

For the six months ended June 30, 2022, the Company utilized the net issuance mechanism in connection with equity-based compensation for certain Office Holders, which resulted in a tax withholding payment by the Company of $2,185 which was recorded as a reduction of additional paid-in capital.

b.	The following is a summary of share option activity and related information for the six months ended June 30, 2022 (including employees, directors, officers and consultants of the Company):

	Outstanding Share Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance as of December 31, 2021	47,532,923	$2.64	5.73	$247,734
Granted	20,000	6.52
Exercised	(3,442,418)	1.73		$14,000
Forfeited	(699,020)	5.56
Balance as of June 30, 2022 (unaudited)	43,411,485	$2.67	6.25	$41,712
Exercisable as of June 30, 2022 (unaudited)	32,920,866	$1.67	5.47	$37,305

The aggregate intrinsic value in the table above represents the total intrinsic value that would have been received by the option holders had all option holders exercised their options on the last date of the period.

The weighted-average grant date fair value of options granted during the six months ended June 30, 2022, was $6.52.

As of June 30, 2022, unrecognized share-based compensation cost related to unvested share options was $35,893, which is expected to be recognized over a weighted-average period of 1.6 years.

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 9:-      SHAREHOLDERS' EQUITY AND SHARE INCENTIVE PLANS (Cont.)

b.	The following is a summary of the RSU activity and related information for the six months ended June 30, 2022:

	Outstanding Restricted Shares Unit	Weighted Average Grant Date Fair Value

Balance as of December 31, 2021	21,613,189	$8.16
Granted	11,644,039	6.22
Vested (*)	(3,205,741)	6.77
Forfeited	(1,430,447)	7.25
Balance as of June 30, 2022 (unaudited)	28,630,997	$7.17

(*) A portion of the shares that vested were netted out to satisfy the tax obligations of the recipients. During the six months ended June 30, 2022, a total of 411,090 RSUs were canceled to satisfy tax obligations, resulting in net issuance of 419,310 shares.

The total release date fair value of RSUs was $17,631, during the six months ended June 30, 2022.

As of June 30, 2022, unrecognized share-based compensation cost related to unvested RSUs was $127,444, which is expected to be recognized over a weighted-average period of 3.12 years.

The total share-based compensation expense related to all of the Company’s share-based awards recognized for the three and six months ended June 30, 2022 and 2021, was comprised as follows:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited
Cost of revenues	$851	$455	$1,554	$580
Research and development	7,443	8,947	13,545	12,385
Sales and marketing	7,397	35,040	12,697	36,171
General and administrative	4,741	34,081	12,465	34,518
Total share-based compensation expense	$20,432	$78,523	$40,261	$83,654

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 10:-    INCOME TAXES

The Company’s effective tax rate is highly dependent upon the geographic distribution of its worldwide earnings or losses and tax regulations. The Company’s effective tax rates were 12.3% and (31%) for the six months ended June 30, 2022 and 2021, respectively. The difference between the Company’s effective tax rate and the 23% statutory rate in Israel for the six months ended June 30, 2022, resulted primarily from tax benefits associated from losses incurred in the U.S. partly offset by tax expenses in other jurisdictions.

NOTE 11:-    COMMITMENTS AND CONTINGENCIES

Commercial Commitments

In the ordinary course of the business, the Company enters into agreements with certain digital properties, under which, in some cases it agrees to pay them a guaranteed amount, generally per thousand page views on a monthly basis. These agreements could cause a gross loss on digital property accounts in which the guarantee is higher than the actual revenue generated. These contracts generally range in duration from 2 to 5 years, though some can be shorter or longer.

Non-cancelable Purchase Obligations

In the normal course of business, the Company enters into non-cancelable purchase commitments with various parties to purchase primarily software and IT related-based services. As of June 30, 2022, the Company had outstanding non-cancelable purchase obligations in the amount of $17,224.

Non-cancelable Lease Obligations

As of June 30, 2022, the Company entered into an additional new 10 year operating lease, with the occupancy period commencing August 2022. The Company’s non-cancelable lease payments are approximately $13,115.

Legal Proceedings

a.
In October 2019, one of the Company's digital properties (the "Digital Property") filed a claim against the Company in the Paris Commercial Court for approximately $706 (the "Claim"). According to the Claim, the Company allegedly has failed to pay certain minimum guarantee payments for the years 2016 to 2019. It is the Company's position that there are no merits to the Claim because the Digital Property did not act in accordance with the agreement and a counterclaim in the amount of $1,970 was filed by the Company for a refund of certain compensation that was paid. A virtual trial took place on February 24, 2021, and the Paris Commercial Court dismissed Digital property claims and ordered them to pay an amount of approximate $12 in costs to Taboola. On June 1, 2021, the Digital Property filed an appeal against the decision of the Paris Commercial Court, and their appellate briefs in early September. Taboola filed its response to these claims on January 31, 2022. Digital Property replied on April 29, 2022. The court has set March 2, 2023, as the end of the instruction period and May 10, 2023, for the trial.

b.
In April 2021, the Company became aware that the Antitrust Division of the U.S. Department of Justice is conducting a criminal investigation of hiring activities in the Company’s industry, including the Company. The Company is cooperating with the Antitrust Division. While there can be no assurances as to the ultimate outcome, the Company does not believe that its conduct violated applicable law.

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 11:-    COMMITMENTS AND CONTINGENCIES (Cont.)

c.
In the ordinary course of business, the Company may be subject from time to time to various proceedings, lawsuits, disputes, or claims. The Company investigates these claims as they arise and record a provision, as necessary. Provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. Although claims are inherently unpredictable, the Company is currently not aware of any matters that, it believes would individually or taken together, have a material adverse effect on its business, financial position, results of operations, or cash flows.

NOTE 12:-    GEOGRAPHIC INFORMATION

The following table represents total revenue by geographic area based on the Advertisers’ billing address:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited
Israel	$49,102	$50,510	$99,796	$85,047
United Kingdom	19,401	17,221	37,945	32,737
United States	129,531	121,163	264,217	244,470
Germany	29,093	34,706	67,485	68,375
France	13,249	15,344	27,012	31,348
Rest of the world	102,319	90,128	200,966	170,045
Total	$342,695	$329,072	$697,421	$632,022

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 13:-    NET LOSS PER SHARE ATTRIBUTABLE TO ORDINARY SHAREHOLDERS

The following table sets forth the computation of basic and diluted net loss per share attributable to Ordinary shareholders for the periods presented:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited
Basic net loss per share
Numerator:
Net loss	$(5,021)	$(61,416)	$(1,333)	$(42,829)
Less: Undistributed earnings allocated to participating securities	—	(6,029)	—	(11,944)
Net loss attributable to Ordinary shares – basic	$(5,021)	$(67,445)	$(1,333)	$(54,773)

Denominator:
Weighted-average shares used in computing net loss per share attributable to Ordinary shareholders, basic	250,777,915	48,518,124	249,095,931	46,351,830
Net loss per share attributable to Ordinary shareholders, basic	$(0.02)	$(1.39)	$(0.00)	$(1.18)

Diluted net loss per share
Numerator:
Net loss attributable to Ordinary shares – diluted	$(5,021)	$(67,445)	$(1,333)	$(54,773)

Denominator:
Weighted-average shares used in computing net loss per share attributable to Ordinary shareholders, basic	250,777,915	48,518,124	249,095,931	46,351,830

Weighted-average shares used in computing net loss per share attributable to Ordinary shareholders, diluted	250,777,915	48,518,124	249,095,931	46,351,830
Net loss per share attributable to Ordinary shareholders, diluted	$(0.02)	$(1.39)	$(0.00)	$(1.18)

The potential shares of Ordinary shares that were excluded from the computation of diluted net loss per share attributable to Ordinary shareholders for the periods presented because including them would have been anti-dilutive are as follows:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited

Warrants	12,349,990	12,350,000	12,349,990	12,350,000
RSUs	21,964,961	9,495,887	21,320,295	9,495,887
Outstanding share options	38,563,838	40,647,196	38,563,838	40,647,196
Issuable Ordinary shares related to business combination under holdback arrangement	3,681,030	—	3,681,030	—
Total	76,559,819	62,493,083	75,915,153	62,493,083

TABOOLA.COM LTD.

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 14:-    SUBSEQUENT EVENTS

Acquisition of Gravity R&D

On July 7, 2022, the Company completed the acquisition of Gravity R&D Zrt. ("Gravity R&D") for approximately $7 million. Founded in 2007, with headquarters in Budapest, Hungary, Gravity R&D is a leading personalization recommendations technology company led by experts in algo, deep learning and data science. The acquisition is also part of Taboola's investment in a new research and development hub in Hungary.

Revolving Credit Agreement

On August 9, 2022, the Company amended its Credit Agreement to provide for a five-year senior secured revolving credit facility (the “Revolving Credit Agreement”), among the Company, Taboola, Inc., a wholly-owned Taboola subsidiary (the “Borrower”), and the lenders party thereto, with Citibank N.A., as lead arranger and JPMorgan Chase Bank, N.A., as administrative agent. The Revolving Credit Agreement provides for revolving loans in an aggregate committed principal amount of up to $90,000 (the “Revolving Loans”).

Certain representations, events of default and covenants of the Revolving Credit Agreement are substantially the same as those in the Credit Agreement. However, the Revolving Credit Agreement contains a financial covenant requiring the Company to maintain a Total Net Leverage Ratio (as defined in the Credit Agreement) as at the last day of each fiscal quarter. Borrowings under the Revolving Credit Agreement are subject to customary conditions. The lenders under the Credit Agreement and the lenders under the Revolving Credit Agreement are secured by the same collateral, including substantially all the assets of the Borrower and the Guarantors (as defined in the Credit Agreement) including stock of subsidiaries, subject to certain exceptions in the governing documents.

The proceeds of any Revolving Loans may be used for the working capital, capital expenditures and other general corporate purposes of Taboola and its subsidiaries and may also be used for Restricted Payments, Investments (including permitted acquisitions) and Restricted Debt Payments (each, as defined in the Credit Agreement) to the extent permitted under the Credit Agreement.

As of the date of filing, the Company had no outstanding borrowings under the Revolving Credit Agreement.

Exhibit 99.2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with Taboola’s audited consolidated financial statements and the related notes appearing in our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2022 and the pro forma financial information as of and for the year ended December 31, 2021 under the heading “Unaudited Pro Forma Condensed Combined Financial Information” included in our Prospectus dated April 13, 2022 forming part of our registration statement on Form F-1/A filed with the SEC as well, as it may be further amended from time to time. Some of the information contained in this discussion and analysis is set forth elsewhere in our registration statement on Form F-1/A, including information with respect to Taboola’s plans and strategy for Taboola’s business, and includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” Taboola’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Throughout this section, unless otherwise noted or the context requires otherwise, “we,” “us,” “our” and the “Company” refer to Taboola and its consolidated subsidiaries, and in references to monetary amounts, “dollars” and “$” refer to U.S. Dollars, and “NIS” refers to New Israeli Shekels.

Overview

Taboola is a technology company that powers recommendations across the Open Web with an artificial intelligence, or AI-based, algorithmic engine that we have developed over the past 14 years. Taboola has also recently expanded more directly into e-Commerce, allowing its partners with digital properties the ability to use its platforms to display advertising suited to the audiences of those partners’ websites or other digital services.

We think of ourselves as a search engine, but in reverse — instead of expecting people to search for information, we recommend information to people or enable our partners to use our technology. You’ve seen us before: we partner with websites, devices, and mobile apps, which we collectively refer to as digital properties, to recommend editorial content and advertisements on the Open Web, outside of the closed ecosystems of the walled gardens such as Facebook, Google, and Amazon.

Digital properties use our technology platforms to achieve their business goals, such as driving new audiences to their sites and apps, or increasing engagement on site — and we don’t charge them for these services. We also provide a meaningful monetization opportunity to digital properties by surfacing paid recommendations by advertisers. Unlike walled gardens, we are a business-to-business, or B2B, company with no competing consumer interests. We only interact with consumers through our partners’ digital properties, hence we do not compete with our partners for user attention. Our motivations are aligned. When our partners win, we win, and we grow together.

We empower advertisers, merchants, and affiliate networks, which we individually and collectively refer to as advertisers, to leverage our proprietary AI-powered recommendation platform to reach targeted audiences utilizing effective, native ad formats across digital properties. We generate revenues primarily when people (consumers) click on, purchase from or, in some cases, view the ads that appear within our partners’ digital experiences via our recommendation platform. Advertisers pay us for those clicks, purchases or impressions, and we share the resulting revenue with the digital properties who display those ads and generate those clicks and downstream consumer actions.

Our powerful recommendation platform was built to address a technology challenge of significant complexity: predicting which recommendations users would be interested in, without explicit intent data or social media profiles. Search advertising platforms have access, at a minimum, to users’ search queries which indicate intent, while social media advertising platforms have access to rich personal profiles created by users. In contrast, we base our recommendations on an extensive dataset of context and user behavior derived from the intersection of thousands of digital properties and millions of recommended items, including ads and editorial content.

ION Merger

On January 25, 2021, we and one of our subsidiaries entered into a merger agreement with ION Acquisition Corp. 1 Ltd. (“ION”) (the “Merger Agreement”). Under the Merger Agreement, our subsidiary merged with and into ION, with ION continuing as the surviving company and becoming our direct, wholly-owned subsidiary (the “Business Combination”). On June 29, 2021, the Business Combination closed and the Company’s ordinary shares,  no par value per share (the “Ordinary Shares”) and Public Warrants (as defined in our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 24, 2022, and together with the Private Warrants, the “Warrants”) began trading on The Nasdaq Global Market LLC on June 30, 2021, among other things. In connection with the Merger Agreement, we also obtained commitments for the purchase in private transactions that closed concurrently with the Business Combination of approximately $285 million of our Ordinary Shares, of which approximately $150 million was purchased directly from certain of our existing shareholders, primarily from early investors.

Connexity Acquisition

On September 1, 2021 we completed our previously announced acquisition of Shop Holding Corporation, which we refer to as Connexity. The total consideration amount of approximately $800 million included retention incentives and is subject to customary purchase price adjustments for working capital and indebtedness.

At closing, we issued 17,328,049 of our Ordinary Shares based on a fair value of shares at the closing date of $157.7 million and paid approximately $594.1 million in cash.

An additional 3,681,030 shares are deliverable to Connexity employees in installments over three years following the closing as part of holdback arrangements, subject to continued employment with Taboola. Separately, certain employees of Connexity have been granted incentive equity awards of approximately $40 million that will settle in our Ordinary Shares and will vest subject to their continued employment with Taboola over the next approximately five years.

At the closing we also entered into a $300 million senior secured term loan credit agreement and used the full proceeds of the loan, net of issuance cost, to finance a portion of the Connexity acquisition.

See Notes 7 and 8 of Notes to Unaudited Consolidated Interim Financial Statements.

For further information please refer to the “Unaudited Pro Forma Condensed Combined Financial Information” and other information regarding the Connexity acquisition included in our Prospectus dated April 13, 2022 forming part of our registration statement on Form F-1/A, as it may be amended from time to time, filed with the SEC.

Key Factors and Trends Affecting our Performance

We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and other risks and uncertainties set forth in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021 under Item 3.D. “Information About the Company - Risk Factors,” the Company’s Registration Statement on Form F-1/A filed on April 13, 2022, as it may be amended or supplemented from time to time, under the sections entitled “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” and in the Company’s subsequent filings with the SEC.

Maintaining and Growing Our Digital Property Partners

We engage with a diverse network of digital property partners, substantially all of which have contracts with us containing either an evergreen term or an exclusive partnership with us for multi-year terms at inception. These agreements typically require that our code be integrated on the digital property web page because of the nature of providing both editorial and paid recommendations. This means that in the vast majority of our business, we do not bid for ad placements, as traditionally happens in the advertising technology space, but rather see all users that visit the pages on which we appear. Due to our multi-year exclusive contracts and high retention rates, our supply is relatively consistent and predictable. We had approximately 16,000, 9,000 and 7,000 digital property partners in the fourth quarter of 2021, 2020 and 2019, respectively.

We have a strong record of growing the revenue generated from our digital property partners. We grow our digital property partner relationships in four ways. First, we grow the revenue from these partnerships by increasing our yield over time. We do this by improving our algorithms, expanding our advertiser base and increasing the amount of data that helps target our ads. Second, we continuously innovate with new product offerings and features that increase revenue. Third, we innovate by launching new advertising formats. Fourth, we work closely with our digital property partners to find new placements and page types where we can help them drive more revenue.

For the majority of our digital properties partners, we have two primary models for sharing revenue. The most common model is a straight revenue share model. In this model, we agree to pay our partner a percentage of the revenue that we generate from advertisements placed on their digital properties. The second model includes guarantees. Under this model, we pay our partners the greater of a fixed percentage of the revenue we generate and a guaranteed amount per thousand page views. In the past, we have and may continue to be required to make significant payments under these guarantees.

Growing Our Advertiser Client Base

We have a large and growing network of advertisers, across multiple verticals. We had approximately 15,000, 13,000 and 12,000 advertiser clients working with us directly, or through advertising agencies, worldwide during the fourth quarter of 2021, 2020 and 2019, respectively. A large portion of our revenue comes from advertisers with specific performance goals, such as obtaining subscribers for email newsletters or acquiring leads for product offerings. These performance advertisers use our service when they obtain a sufficient return on ad spend to justify their ad spend. We grow the revenue from performance advertisers in three ways. First, we improve the performance of our network by developing new product features, improving our algorithms and optimizing our supply. Second, we secure increased budgets from existing advertisers by offering new ad formats and helping them achieve additional goals. Third, we grow our overall advertiser base by bringing on new advertisers that we have not worked with previously. In addition to our core performance advertisers, video brand advertisers are a small but growing portion of our revenue.

Improving Network Yield

One way that we grow our revenue is by increasing the yield on our network, which is a general term for the revenue that we make per advertising placement. Because we generally fill close to 100% of advertising impressions available, yield is generally not affected by changing fill rates, but rather is impacted in four ways.

First, we increase our yield by improving the algorithms that select the right ad for a particular user in a particular context. These algorithms are based on Deep Learning technology and are a key competitive advantage. Second, we continuously innovate and develop new product offerings and features for advertisers, which help increase their success rates on our network and improve yield. Third, as we grow our advertiser base and mix of advertisers, including adding advertisers able to pay higher rates, our yields increase because of increasing competitive pressure in our auction. Finally, we increase our yield by optimizing the way we work with digital properties, including changing formats and placements. Increasing yield drives higher revenues on all digital property partners. Increasing yield also generally increases margins for ex-TAC Gross Profit, a non-GAAP measure, for those digital property partners to whom we are paying guarantees.

Product and Research & Development

We view research and development expenditures as investments that help grow our business over time. These investments, which are primarily in the form of employee salaries and related expenditures and hardware infrastructure, can be broken into two categories. This first category includes product innovations that extend the capabilities of our current product offerings and help us expand into completely new markets. This includes heavy investment in AI (specifically Deep Learning) in the form of server purchases and expenses for data scientists. This category of investment is important to maintain the growth of the business but can also generally be adjusted up or down based on management’s perception of the potential value of different investment options. The second category of investments are those that are necessary to maintain our core business. These investments include items such as purchasing servers and other infrastructure necessary to handle increasing loads of recommendations that need to be served, as well as the people necessary to maintain the value delivered to our customers and digital property partners, such as investments in code maintenance for our existing products. This type of investment scales at a slower rate than the growth of our core business.

Managing Seasonality

The global advertising industry has historically been characterized by seasonal trends that also apply to the digital advertising ecosystem in which we operate. In particular, advertisers have historically spent relatively more in the fourth quarter of the calendar year to coincide with the year-end holiday shopping season, and relatively less in the first quarter. We expect these seasonality trends to continue, and our operating results will be affected by those trends with revenue and margins being seasonally strongest in the fourth quarter and seasonally weakest in the first quarter.

Privacy Trends and Government Regulation

We are subject to U.S. and international laws and regulations regarding privacy, data protection, digital advertising and the collection of user data. In addition, large Internet and technology companies such as Google and Apple are making their own decisions as to how to protect consumer privacy, which impacts the entire digital ecosystem. Because we power editorial recommendations, digital properties typically integrate our scripts or code directly on their web pages. This makes us less susceptible to impact by many of these regulations and industry trends because the digital properties we work with are able to drop Taboola cookies as first party cookies. In addition, because of this integration on our partners’ pages, we have rich contextual information to use to further refine the targeting of our recommendations.

Macroeconomic Conditions

Global economic and geopolitical conditions have been increasingly volatile due to factors such as the war in Ukraine, inflation, rising interest rates, supply chain disruptions and the ongoing COVID-19 pandemic which has impacted and may continue to impact certain regions. The economic uncertainty resulting from these factors has negatively impacted global yields and our advertising business. Further, the impacts of inflation, which continued to increase during the second quarter of 2022, has increased the costs of equipment and labor needed to operate our business and could continue to adversely affect us in future periods. These factors, among others, including continued supply chain disruptions, make it difficult for us and our advertisers to accurately forecast and plan future business activities, and could cause our advertisers to reduce or delay their advertising spending with us, which, in turn, could have an adverse impact on our business, financial condition and results of operations.

Key Financial and Operating Metrics

We regularly monitor a number of metrics in order to measure our current performance and project our future performance. These metrics aid us in developing and refining our growth strategies and making strategic decisions.

	Three Months Ended June 30,		Six months ended June 30,
(dollars in thousands, expect per share data)	2022	2021	2022	2021
	Unaudited
Revenues	$342,695	$329,072	$697,421	$632,022
Gross profit	$116,361	$100,245	$228,391	$189,744
Net loss	$(5,021)	$(61,416)	$(1,133)	$(42,829)
EPS diluted (1)	$(0.02)	$(1.39)	$(0.00)	$(1.18)
Ratio of net loss to gross profit	(4.3%)	(61.3%)	(0.5%)	(22.6%)
Cash flow provided by operating activities	$2,084	$23,083	$10,207	$13,980
Cash, cash equivalents and short-term investments	$308,473	$585,243	$308,473	$585,243

Non-GAAP Financial Data (2)
ex-TAC Gross Profit	$143,209	$116,870	$281,437	$222,784
Adjusted EBITDA	$34,168	$40,802	$69,024	$74,345
Non-GAAP Net Income	$15,794	$22,951	$37,889	$47,691
IPO Pro forma Non-GAAP EPS diluted (3)	$0.062	$0.090	$0.152	$0.187
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	23.9%	34.9%	24.5%	33.4%
Free Cash Flow	$(7,266)	$6,945	$(6,045)	$(7,695)

(1)
The weighted-average shares used in this computation for the three months ended June 30, 2022 and 2021 are 250,777,915 and 48,518,124, respectively, and for the six months ended June 30, 2022 and 2021 are 249,095,931 and 46,351,830, respectively. Outstanding shares increased significantly year-over-year as a result of the Company going public.

(2)	Refer to “Non-GAAP Financial Measures” below for an explanation and reconciliation to GAAP metrics.
(3)	Refer to “IPO Pro forma Non-GAAP EPS basic and diluted” below for a description and calculation of IPO Pro forma Non-GAAP EPS basic and diluted.

Revenues

All of our Revenues are generated from advertisers, merchants and affiliate networks with whom we enter into commercial arrangements, defining the terms of our service and the basis for our charges. Generally, our charges are based on a CPC, CPM or CPA basis. For campaigns priced on a CPC basis, we recognize these Revenues when a user clicks on an advertisement we deliver. For campaigns priced on a CPM basis, we recognize these Revenues when an advertisement is displayed. For campaigns priced on a performance-based CPA basis, the Company generates revenue when a user makes an acquisition. Certain revenues are recognized net of traffic acquisition costs.

Gross profit

Gross profit is calculated as presented on our consolidated statements of loss for the periods presented.

Net loss

Net loss is calculated as presented on our consolidated statements of loss for the periods presented.

EPS diluted

EPS diluted is calculated as presented on our consolidated statements of loss for the periods presented.

Ratio of net loss to gross profit

 We calculate Ratio of net loss to gross profit as net loss divided by gross profit.

Cash flow provided by operating activities

Net cash provided by our operating activities is calculated as presented on our consolidated statements of cash flows for the periods presented.

Cash, cash equivalents and short-term investments

Cash equivalents are short-term highly liquid marketable securities investments, money market account and funds, commercial paper and corporate debt securities, with an original maturity of three months or less at the date of purchase and are readily convertible to known amounts of cash.

 Short-term investments are marketable securities classified as available-for-sale at the time of purchase.

ex-TAC Gross Profit

We calculate ex-TAC Gross Profit as gross profit adjusted to include other cost of revenues.

Adjusted EBITDA

We calculate Adjusted EBITDA as net loss before finance income (expenses), net, benefit (provision) for income taxes and depreciation and amortization, further adjusted to exclude share-based compensation and other noteworthy income and expense items such as certain merger or acquisition related costs, which may vary from period-to-period.

Non-GAAP Net Income

We calculate Non-GAAP Net income as net loss adjusted to exclude revaluation of our Warrants liability, share-based compensation expense including Connexity holdback compensation expenses, M&A costs and amortization of acquired intangible assets, exchange rate loss (income), net, and other noteworthy items that change from period to period and related tax effects.

IPO Pro forma Non-GAAP EPS basic and diluted

IPO Pro forma Non-GAAP EPS basic and diluted are presented for the three and six months ended June 30, 2022 and 2021. We calculate IPO Pro forma Non-GAAP EPS basic and diluted by adjusting EPS to exclude revaluation of our Warrants liability, share-based compensation expense including Connexity holdback compensation expenses, exchange rate loss (income), net, M&A costs and amortization of acquired intangible assets, other noteworthy items that change from period to period, related tax effects per calculated net income (loss) and weighted-average shares used in computing net income per share attributable to ordinary shareholders, basic and diluted; and further adjusting on a pro forma basis assuming Taboola went public and consummated the related transactions as of January 1, 2021.

The following table provides a reconciliation of the numbers of shares used to calculate the Non-GAAP EPS to IPO Pro forma Non-GAAP EPS basic and diluted:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited
GAAP weighted-average shares used to compute net loss per share, basic	250,777,915	48,518,124	249,095,931	46,351,830
Add: Non-GAAP adjustment for Ordinary Shares issued in connection with going public	—	172,271,362	—	172,992,588
IPO Pro forma Non-GAAP weighted-average shares used to compute net income per share, basic	250,777,915	220,789,486	249,095,931	219,344,418

GAAP weighted-average shares used to compute net loss per share, diluted	250,777,915	48,518,124	249,095,931	46,351,830
Add: Non-GAAP adjustment for Ordinary Shares issued in connection with going public	—	172,271,362	—	172,992,588
Add: Dilutive Ordinary share equivalents	443,063	35,592,019	1,562,609	35,562,170
IPO Pro forma Non-GAAP weighted-average shares used to compute net income per share, diluted	251,220,978	256,381,505	250,658,540	254,906,588

IPO Pro forma Non-GAAP EPS, basic (1)(2)	$0.063	$0.104	$0.152	$0.217
IPO Pro forma Non-GAAP EPS, diluted (1)(2)	$0.063	$0.090	$0.151	$0.187

(1)
IPO Pro forma net income for the three and six months ended June 30, 2021, includes an adjustment to add $6,029 and $11,944, respectively, of undistributed earnings previously allocated to participating securities, assuming these securities converted to Ordinary Shares, in each case, as of January 1, 2021.

(2)
IPO Pro Forma Non-GAAP EPS basic and diluted is presented only for the three and six months ended June 30, 2021 assuming Taboola went public and consummated the related transactions, in each case, as of January 1, 2021.

Ratio of Adjusted EBITDA to ex-TAC Gross Profit

We calculate Ratio of Adjusted EBITDA to ex-TAC Gross Profit as Adjusted EBITDA divided by ex-TAC Gross Profit.

Free Cash Flow

We calculate Free Cash Flow as cash flow provided by operating activities minus purchases of property, plant and equipment, including capitalized internal-use software. We expect our Free Cash Flow to fluctuate in future periods as we invest in our business to support our plans for growth.

Non-GAAP Financial Measures

We are presenting the following non-GAAP financial measures because we use them, among other things, as key measures for our management and board of directors in managing our business and evaluating our performance. We believe they also provide supplemental information that may be useful to investors. The use of these measures may improve comparability of our results over time by adjusting for items that may vary from period to period or may not be representative of our ongoing operations.

These non-GAAP measures are subject to significant limitations, including those identified below. In addition, other companies may use similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Non-GAAP measures should not be considered in isolation or as a substitute for GAAP measures. They should be considered as supplementary information in addition to GAAP operating and financial performance measures.

ex-TAC Gross Profit

We believe that ex-TAC Gross Profit, which we calculate as gross profit adjusted to include other cost of revenues, is useful because traffic acquisition cost, or TAC, is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business. We use ex-TAC Gross Profit as part of our business planning, for example in decisions regarding the timing and amount of investments in areas such as infrastructure.

Limitations on the use of ex-TAC Gross Profit include the following:

●	Traffic acquisition cost is a significant component of our cost of revenues but is not the only component; and
●	ex-TAC Gross Profit is not comparable to our gross profit and by definition ex-TAC Gross Profit presented for any period will be higher than our gross profit for that period.

The following table provides a reconciliation of revenues and gross profit to ex-TAC Gross Profit:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited
	(dollars in thousands)
Revenues	$342,695	$329,072	$697,421	$632,022
Traffic acquisition cost	199,486	212,202	415,984	409,238
Other cost of revenues	26,848	16,625	53,046	33,040
Gross profit	$116,361	$100,245	$228,391	$189,744
Add back: Other cost of revenues	26,848	16,625	53,046	33,040
ex-TAC Gross Profit	$143,209	$116,870	$281,437	$222,784

Free Cash Flow

We believe that Free Cash Flow is useful to provide management and others with information about the amount of cash generated from our operations that can be used for strategic initiatives, including investing in our business, making strategic acquisitions, and strengthening our balance sheet. We expect our Free Cash Flow to fluctuate in future periods as we invest in our business to support our plans for growth. Limitations on the use of Free Cash Flow include the following:

●
it should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. For example, cash is still required to satisfy other working capital needs, including short-term investment policy, restricted cash, and intangible assets;

●
Free Cash Flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities; and

●	this metric does not reflect our future contractual commitments.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited
	(dollars in thousands)
Net cash provided by operating activities	$2,084	$23,083	$10,207	$13,980
Purchases of property and equipment, including capitalized internal-use software	(9,350)	(16,138)	(16,252)	(21,675)
Free Cash Flow	$(7,266)	$6,945	$(6,045)	$(7,695)

Adjusted EBITDA and Ratio of Adjusted EBITDA to ex-TAC Gross Profit

We believe that Adjusted EBITDA is useful because it allows us and others to measure our performance without regard to items such as share-based compensation expense, depreciation and interest expense and other items that can vary substantially depending on our financing and capital structure, and the method by which assets are acquired. We use Adjusted EBITDA and GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors. We may also use Adjusted EBITDA as a metric for determining payment of cash or other incentive compensation.

Limitations on the use of Adjusted EBITDA include the following:

●
although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●
Adjusted EBITDA excludes share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

●
Adjusted EBITDA does not reflect, to the extent applicable for a period presented: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or if applicable principal payments on debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us; and

●
the expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.We calculate Adjusted EBITDA as net loss before finance income (expenses), net, provision for income taxes and depreciation and amortization, further adjusted to exclude share-based compensation and other noteworthy income and expense items such as certain merger or acquisition related costs, which may vary from period-to-period.

The following table provides a reconciliation of net loss to Adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited
	(dollars in thousands)
Net loss	$(5,021)	$(61,416)	$(1,133)	$(42,829)
Adjusted to exclude the following:
Finance income (expenses), net	(4,764)	85	(15,959)	883
Tax expenses (income)	234	7,922	(158)	10,159
Depreciation and amortization	22,813	8,646	45,489	16,890
Share-based compensation expenses (1)	17,640	78,523	34,679	83,654
M&A costs	474	7,042	524	5,588
Holdback compensation expenses (2)	2,792	—	5,582	—
Adjusted EBITDA	$34,168	$40,802	$69,024	$74,345

(1)	For the Q2 2021 period, a substantial majority relates to equity awards issued in connection with going public.
(2)	Represents share-based compensation due to holdback of Taboola Ordinary Shares issuable under compensatory arrangements relating to Connexity acquisition.

We calculate the ratio of net loss to gross profit as net loss divided by gross profit. We calculate Ratio of Adjusted EBITDA to ex-TAC Gross Profit as Adjusted EBITDA divided by ex-TAC Gross Profit. We believe that the Ratio of Adjusted EBITDA to ex-TAC Gross Profit is useful because TAC is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business.

The following table reconciles ratio of net loss to gross profit and Ratio of Adjusted EBITDA to ex-TAC Gross Profit:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited
	(dollars in thousands)
Gross profit	$116,361	$100,245	$228,391	$189,744
Net loss	$(5,021)	$(61,416)	$(1,133)	$(42,829)
Ratio of net loss to gross profit	(4.3%)	(61.3%)	(0.5%)	(22.6%)

ex-TAC Gross Profit	$143,209	$116,870	$281,437	$222,784
Adjusted EBITDA	$34,168	$40,802	$69,024	$74,345
Ratio of Adjusted EBITDA margin to ex-TAC Gross Profit	23.9%	34.9%	24.5%	33.4%

Non-GAAP Net Income

We believe that Non-GAAP Net Income is useful because it allows us and others to measure our operating performance and trends without regard to items such as the revaluation of our Warrants liability, share-based compensation expense, cash and non-cash M&A costs including amortization of acquired intangible assets, exchange rate loss (income), other noteworthy items that change from period to period and related tax effects. These items can vary substantially depending on our share price, acquisition activity, the method by which assets are acquired and other factors. Limitations on the use of Non-GAAP Net Income include the following:

●
Non-GAAP Net Income excludes share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

●	Non-GAAP Net Income will generally be more favorable than our net income (loss) for the same period due to the nature of the items being excluded from its calculation; and

●	Non-GAAP Net Income is a performance measure and should not be used as a measure of liquidity.

The following table reconciles net loss to Non-GAAP Net Income for the periods shown:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	Unaudited
	(dollars in thousands)
Net loss	$(5,021)	$(61,416)	$(1,133)	$(42,829)
Amortization of acquired intangibles	15,828	639	31,608	1,278
Share-based compensation expenses (1)	17,640	78,523	34,679	83,654
M&A costs	474	7,042	524	5,588
Holdback compensation expenses (2)	2,792	—	5,582	—
Revaluation of Warrants	(11,958)	—	(26,000)	—
Exchange rate loss (income), net (3)	2,490	(393)	2,706	1,545
Income tax effects	(6,451)	(1,444)	(10,077)	(1,545)
Non-GAAP Net Income	$15,794	$22,951	$37,889	$47,691

Non-GAAP EPS basic	$0.063	$0.473	$0.152	$1.029
Non-GAAP EPS diluted	$0.063	$0.090	$0.151	$0.187

(1)	For the Q2 2021 period, a substantial majority is share-based compensation expenses related to going public.
(2)	Represents share-based compensation due to holdback of Taboola Ordinary Shares issuable under compensatory arrangements relating to Connexity acquisition.
(3)	Represents income or loss related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.

Components of Our Results of Operations

Revenues

All of our Revenues are generated from advertisers, merchants and affiliate networks with whom we enter into commercial arrangements, defining the terms of our service and the basis for our charges. Generally, our charges are based on a CPC, CPM or CPA basis. For campaigns priced on a CPC basis, we recognize these Revenues when a user clicks on an advertisement we deliver. For campaigns priced on a CPM basis, we recognize these Revenues when an advertisement is displayed. For campaigns priced on a performance-based CPA basis, the Company generates revenue when a user makes an acquisition.

Cost of revenues

Our cost of revenue primarily includes Traffic acquisition cost and other cost of revenue.

Traffic acquisition cost

Traffic acquisition cost, or TAC, consists primarily of cost related to digital property compensation for placing our platform on their digital property and cost for advertising impressions purchased from real-time advertising exchanges and other third parties. Traffic acquisition cost also includes up-front payments, incentive payments, or bonuses paid to the digital property partners, which are amortized over the respective contractual term of the digital property arrangement. For the majority of our digital properties partners, we have two primary compensation models for digital properties. The most common model is a revenue share model. In this model, we agree to pay a percentage of our revenue generated from advertisements placed on the digital properties. The second model includes guarantees. Under this model, we pay the greater of a percentage of the revenue generated or a committed guaranteed amount per thousand page views (“Minimum guarantee model”). Actual compensation is settled on a monthly basis. Expenses under both the revenue share model as well as the Minimum guarantee model are recorded as incurred, based on actual revenues generated by us at the respective month.

Other cost of revenues

Other cost of revenues includes data center and related costs, depreciation expense related to hardware supporting our platform, amortization expense related to capitalized internal-use software and acquired technology, personnel costs, and allocated facilities costs. Personnel costs include salaries, bonuses, share-based compensation, and employee benefit costs, and are primarily attributable to our operations group, which supports our platform and our advertisers.

Gross profit

Gross profit, calculated as revenues less cost of revenues, has been, and will continue to be, affected by various factors, including fluctuations in the amount and mix of revenue and the amount and timing of investments to expand our digital properties partners and advertisers base. We hope to increase both our Gross profit in absolute dollars and as a percentage of revenue through enhanced operational efficiency and economies of scale.

Research and development

Research and development expenses consist primarily of personnel costs, including salaries, bonuses, share-based compensation and employee benefits costs, allocated facilities costs, professional services and depreciation. We expect research and development expenses to increase in future periods to support our growth, including continuing to invest in optimization, accuracy and reliability of our platform and other technology improvements to support and drive efficiency in our operations. These expenses may vary from period to period as a percentage of revenue, depending primarily upon when we choose to make more significant investments.

Sales and marketing

Sales and marketing expenses consist of payroll and other personnel related costs, including salaries, share-based compensation, employee benefits, and travel for our sales and marketing departments, advertising and promotion, rent and depreciation and amortization expenses, particularly related to the acquired intangibles. We expect to increase selling and marketing expenses to support the overall growth in our business.

General and administrative

General and administrative expenses consist of payroll and other personnel related costs, including salaries, share-based compensation, employee benefits and expenses for executive management, legal, finance and others. In addition, general and administrative expenses include fees for professional services and occupancy costs. We expect our general and administrative expense to increase as we scale up headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Finance income (expenses), net

Finance income (expenses), net, primarily consists of interest income (expense) including amortization of loan issuance cost, Warrants liability fair value adjustments, gains (losses) from foreign exchange fluctuations and bank fees.

Income tax benefit (expenses)

The statutory corporate tax rate in Israel was 23% for the six months ended June 30, 2022 and 2021, although we are entitled to certain tax benefits under Israeli law.

Pursuant to the Israeli Law for Encouragement of Capital Investments-1959 (the “Investments Law”) and its various amendments, under which we have been granted “Privileged Enterprise” status, we were granted a tax exemption status for the years 2018 and 2019. The 2018 tax exemption resulted in approximately $10.4 million of potential tax savings. In 2019 we did not benefit from the Privileged Enterprise status because we did not have taxable income. The benefits available to a Privileged Enterprise in Israel relate only to taxable income attributable to the specific investment program and are conditioned upon terms stipulated in the Investment Law. We received a Tax Ruling from the Israeli Tax Authority that its activity is an industrial activity and therefore eligible for the status of a Privileged Enterprise, provided that we meet the requirements under the ruling. If we do not fulfill these conditions, in whole or in part, the benefits can be revoked, and we may be required to refund the benefits, in an amount linked to the Israeli consumer price index plus interest. As of June 30, 2022, management believes that we meet the aforementioned conditions.

For 2021 and subsequent tax years, we adopted The “Preferred Technology Enterprises” (“PTE”) Incentives Regime (Amendment 73 to the Investment Law) granting a 12% tax rate in central Israel on income deriving from benefited intangible assets, subject to a number of conditions being fulfilled, including a minimal amount or ratio of annual R&D expenditure and R&D employees, as well as having at least 25% of annual income derived from exports to large markets. PTE is defined as an enterprise which meets the aforementioned conditions and for which total consolidated revenues of its parent company and all subsidiaries are less than NIS 10 billion.

In the fourth quarter of 2021, the Company utilized a special program initiated by the Israeli Tax Authority allowing Israeli companies to voluntarily release tax-exempted earnings at a reduced tax rate which resulted in GAAP tax expense of $4.4 million.

As of June 30, 2022, we have an accumulated tax loss carry-forward of approximately $10.8 million in Israel. Those tax losses can be offset indefinitely. Non-Israeli subsidiaries are taxed according to the tax laws in their respective jurisdictions.

Operating Results

The following table provides consolidated statements of loss data for the periods indicated (dollars in thousands):

	Three months ended June 30,
	2022	2021
	Unaudited

Revenues	$342,695	$329,072
Cost of revenues:
Traffic acquisition cost	199,486	212,202
Other cost of revenues	26,848	16,625
Total cost of revenues	226,334	228,827
Gross profit	116,361	100,245
Operating expenses:
Research and development	34,079	30,050
Sales and marketing	66,405	69,136
General and administrative	25,428	54,468
Total operating expenses	125,912	153,654
Operating loss	(9,551)	(53,409)
Finance income (expenses), net	4,764	(85)
Loss before income taxes	(4,787)	(53,494)
Income tax expenses	(234)	(7,922)
Net loss	$(5,021)	$(61,416)
Less: Undistributed earnings allocated to participating securities	—	(6,029)
Net loss attributable to Ordinary Shares – basic and diluted	(5,021)	(67,445)
Net loss per share attributable to Ordinary shareholders, basic and diluted	$(0.02)	$(1.39)
Weighted-average shares used in computing net loss per share attributable to Ordinary shareholders, basic and diluted	250,777,915	48,518,124

Comparison of the three months ended June 30, 2022 and 2021

Revenues increased by $13.6 million, or 4.1%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021. New digital property partners within the first 12 months that were live on our network contributed approximately $21.8 million of new revenues for the three months ended June 30, 2022 compared to the three months ended June 30, 2021. Net growth of existing digital property partners, including the growth of new digital property partners (beyond the revenue contribution determined based on the run-rate revenue generated by the partners when they are first on-boarded) decreased by approximately $8.2 million for the three months ended June 30, 2022 compared to the three months ended June 30, 2021. This decrease was primarily driven by lower yields due to weaker demand on our platform, reflecting the current macroeconomic conditions and the impact on advertising spend. This decrease more than offset the growth from Connexity and growth in Taboola News, both of which we include in the growth of existing digital property partners.

Gross profit increased by $16.1 million, or 16.1%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021.

Ex-TAC Gross Profit, a non-GAAP measure, increased by $26.3 million, or 22.5%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily due to net growth of existing digital property partners from the Connexity acquisition and the growth of Taboola News. New digital property partners within the first 12 months that were live on our network contributed the remainder of the increase.

Cost of revenues decreased by $2.5 million, or 1.1%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021.

Traffic acquisition cost decreased by $12.7 million, or 6.0%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021. Revenues increased versus the decrease in Traffic acquisition cost due to a mix shift to higher margin digital properties including e-commerce which is accounted for on a net revenue basis. The cost of guarantees (total payments due under guarantee arrangements in excess of amounts the Company would otherwise be required to pay under revenue sharing arrangements) as a percentage of traffic acquisition costs was approximately 10% or less for the three months ended June 30, 2022 and June 30, 2021.

Other cost of revenues increased by $10.2 million, or 61.5%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily as a result of an increase of $3.7 million in personnel related costs, mainly due to inclusion of Connexity; $2.3 million in depreciation and amortization expenses mostly related to the amortization of the acquired intangible assets; $2.3 million in data centers and information systems costs; and $1.0 million in digital services taxes.

Research and development expenses increased by $4.0 million, or 13.4%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily an increase in personnel cost of $3.5 million resulting in an increased headcount, including headcount from Connexity acquisition.

Sales and marketing expenses decreased by $2.7 million, or 4.0%, for the three months ended June 30, 2022 compared to three months ended June 30, 2021, primarily as a result of a decrease in personnel cost of $20.8 million offset by the increase in the depreciation and amortization expenses of $12.6 million related to intangibles from the Connexity acquisition, as well as higher advertising and promotion expenses of $4.6 million.

The decrease in the personnel cost of $20.8 million is attributable to higher share-based compensation expenses of $27.6 million resulting from equity awards issued in connection with going public in 2021 offset by an increased headcount, including from the Connexity acquisition, resulting in higher salary expenses and related personnel costs of $6.8 million.

General and administrative expenses decreased by $29.0 million, or 53.3%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily as a result of a decrease of $27.2 million employee related costs mostly attributable to equity awards issued in connection with going public in 2021.

Finance income (expenses), net, increased by $4.8 million for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily as a result of a $12.0 million revaluation benefit of the Warrants liability partially offset by $3.6 million of interest cost primarily related to our term loan credit agreement and $2.9 million in foreign currency exchange loss.

Loss before income taxes decreased by $48.7 million for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, as a result of the factors described above.

Tax expenses decreased by $7.7 million for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily affected by losses incurred in the U.S.

The following table provides consolidated statements of loss data for the periods indicated (dollars in thousands):

	Six months ended June 30,
	2022	2021
	Unaudited

Revenues	$697,421	$632,022
Cost of revenues:
Traffic acquisition cost	415,984	409,238
Other cost of revenues	53,046	33,040
Total cost of revenues	469,030	442,278
Gross profit	228,391	189,744
Operating expenses:
Research and development	64,491	53,943
Sales and marketing	127,773	103,444
General and administrative	53,377	64,144
Total operating expenses	245,641	221,531
Operating loss	(17,250)	(31,787)
Finance income (expenses), net	15,959	(883)
Loss before income taxes	(1,291)	(32,670)
Income tax benefit (expenses)	158	(10,159)
Net loss	$(1,133)	$(42,829)
Less: Undistributed earnings allocated to participating securities	—	(11,944)
Net loss attributable to Ordinary Shares – basic and diluted	(1,133)	(54,773)
Net loss per share attributable to Ordinary shareholders, basic and diluted	$(0.00)	$(1.18)
Weighted-average shares used in computing net loss per share attributable to Ordinary shareholders, basic and diluted	249,095,931	46,351,830

Comparison of the six months ended June 30, 2022 and 2021

Revenues increased by $65.4 million, or 10.3%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. New digital property partners within the first 12 months that were live on our network contributed approximately $43.1 million of new revenues for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. Net growth of existing digital property partners, including the growth of new digital property partners (beyond the revenue contribution determined based on the run-rate revenue generated by the partners when they are first on-boarded), growth from Connexity and growth in Taboola News (both of which we include in the growth of existing digital property partners), contributed approximately $22.3 million for the six months ended June 30, 2022 compared to the six months ended June 30, 2021.

Gross profit increased by $38.6 million, or 20.4%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021.

Ex-TAC Gross Profit, a non-GAAP measure, increased by $58.7 million, or 26.3%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily due to net growth of existing digital property partners, including the growth of new digital property partners (beyond the revenue contribution determined based on the run-rate revenue generated by them when they are first on-boarded), growth from Connexity and growth in Taboola News. New digital property partners within the first 12 months that were live on our network contributed the remainder of the increase.

Cost of revenues increased by $26.8 million, or 6.0%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021.

Traffic acquisition cost increased by $6.7 million, or 1.6%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, reflecting the increase in revenues. The cost of guarantees (total payments due under guarantee arrangements in excess of amounts the Company would otherwise be required to pay under revenue sharing arrangements) as a percentage of traffic acquisition costs were approximately 10% for the six months ended June 30, 2022 and June 30, 2021.

Other cost of revenues increased by $20.0 million, or 60.6%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily as a result of an increase of $8.0 million in personnel related costs which is also attributed to inclusion of Connexity; $4.4 million in depreciation and amortization expenses mostly related to the amortization of the acquired intangible assets; $4.3 million in data centers and information systems costs; and $2.8 million in digital services taxes.

Research and development expenses increased by $10.5 million, or 19.6%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily as a result of an increase of $9.6 million in employee related costs mostly attributable to the inclusion of six months of Connexity, increase in headcount and salary expenses.

Sales and marketing expenses increased by $24.3 million, or 23.5%, for the six months ended June 30, 2022 compared to six months ended June 30, 2021, due to an increase of $25.1 million in depreciation and amortization expenses of acquired intangible assets as well as higher advertising and promotion expenses of $6.7 million offset by a decrease of $10.8 in personnel related costs.

The decrease in the personnel cost of $10.8 million is attributable to the high share-based compensation expenses resulting from equity awards issued in connection with going public in 2021 of $23.5 million offset by increased headcount, including from the Connexity acquisition, resulting in higher salary expenses and related personnel costs of $12.7 million.

 General and administrative expenses decreased by $10.8 million, or 16.8%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily as a result of a decrease of $22.0 million attributable to the equity awards issued in connection with going public in 2021. The decrease was partially offset by an increase of $6.2 million in headcount and salary expenses primarily due to the Connexity acquisition and an increase of $4.3 million in public company professional fees and insurance expenses.

Finance income (expenses), net increased by $16.8 million for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily as a result of a $26.0 million revaluation benefit of the Warrants liability, partially offset by $7.3 million in interest cost primarily related to our term loan credit agreement.

Loss before income taxes decreased by $31.4 million for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, as the net result of the factors described above.

Tax expense decreased by $10.3 million for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily affected by losses incurred in the U.S.

Liquidity and Capital Resources

Our primary cash needs are for working capital, acquisitions, contractual obligations and other commitments. To date, we have financed our operations primarily through private equity financings and, more recently, through the net proceeds from the merger with ION, equity issuances and borrowings under a loan to fund a portion of the Connexity acquisition and cash provided by operations. For the six months ended June 30, 2022 and 2021, we generated cash from operations of $10.2 million compared to $14.0 million, respectively.

As part of our growth strategy, we have made and expect to continue to make significant investments in research and development and in our technology platform. We also plan to consider possible future acquisitions. To fund our growth, depending on the magnitude and timing of our growth investments and the size and structure of any possible future acquisition, we may supplement our available cash from operations with issuances of equity or debt securities and/or make other borrowings, which could be material.

As of June 30, 2022 and December 31, 2021, we had $308.5 million and $319.3 million of cash, cash equivalents and short-term investments, respectively, and $4.9 million and $4.9 million in short and long-term restricted deposits, respectively, used as security for our lease commitments.  Cash and cash equivalents consist of cash in banks and highly liquid marketable securities investments, money market account and funds, commercial paper and corporate debt securities, with an original maturity of three months or less at the date of purchase and are readily convertible to known amounts of cash.

Subsequent to June 30, 2022, we entered into a new revolving credit facility for up to $90 million as described in Note 14 of Notes to our Unaudited Consolidated Interim Financial Statements included as Exhibit 99.2 to Taboola’s report on Form 6-K for the month of August 2022 filed with the SEC on August 19, 2022.

Short-term investments generally consist of bank deposits, U.S. government treasuries, commercial paper, corporate debt securities, and U.S. agency bonds. We believe that this, together with net proceeds from our engagements with advertisers and digital property partners, will provide us with sufficient liquidity to meet our working capital and capital expenditure needs for at least the next 12 months. In the future, we may be required to obtain additional equity or debt financing in order to support our continued capital expenditures and operations. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies, this could reduce our ability to compete successfully and harm our business, growth, and results of operations.

We are taking actions to reduce growth of operating expenses in response to continuing macroeconomic uncertainty, including uncertainty regarding advertising demand and spending. Any of these uncertainties could impact key areas of our operating performance, including ex-TAC and yields. Actions we are taking include reducing discretionary spend and decreasing our rate of hiring. While we believe these actions will be beneficial, we cannot predict the degree to which they will mitigate these uncertainties.

In addition, we continue to monitor continuing impacts COVID-19 may have on economic conditions and our working capital requirements. To date, the pandemic has not had a material negative impact on our cash flow or liquidity. We cannot provide any assurance regarding future possible COVID-19-related impacts on our business.

Our future capital requirements and the adequacy of available funds will depend on many factors, including the risks and uncertainties set forth in our Annual Report on Form 20-F for the year ended December 31, 2021 under Item 3.D. “Information About the Company - Risk Factors,” our Registration Statement on Form F-1/A filed on April 13, 2022, as it may be amended or supplemented from time to time, under the sections entitled “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” and in our subsequent filings with the SEC.

Cash Flows

The following table summarizes our cash flows for the periods indicated:

	Six months ended June 30,
	2022	2021
	Unaudited
Cash Flow Data:
Net cash provided by operating activities	$10,207	$13,980
Net cash used in investing activities	(93,817)	(19,139)
Net cash provided by financing activities	2,347	346,234
Exchange differences on balances of cash and cash equivalents	(4,316)	1,357
Increase (decrease) in cash and cash equivalents	$(85,579)	$342,432

Operating Activities

During the six months ended June 30, 2022, net cash provided by operating activities was $10.2 million, a decrease of $3.8 million, compared to $14.0 million for the same period in 2021. The $10.2 million was related to our net loss of $1.1 million adjusted by non-cash charges of $64.6 million and changes in working capital of $53.3 million. The non-cash charges are mainly related to depreciation and amortization expenses of $45.5 million, mainly from Connexity intangibles acquired, and share-based compensation expense of $40.3 million offset by revaluation benefit of $26.0 million of the Warrants liability.

The $53.3 million decrease in working capital primarily consisted of a $52.5 million decrease in trade payables, a $22.9 million decrease in accrued expenses and other current liabilities, a $12.5 million decrease in deferred taxes, net offset by a $45.6 million decrease in trade receivables. The changes in the working capital were primarily due to changes in our operations, tax payments and debt service in the normal course of business.

Net cash provided by operating activities of $14.0 million for the six months ended June 30, 2021 was related to our net loss of $42.8 million adjusted by non-cash charges including share-based compensation expense of $83.7 million mostly triggered from going public, partially offset by an increase of $42.6 million used in working capital. The $42.6 million decrease in cash resulting from changes in working capital primarily consisted of a $33.8 million increase in prepaid expenses and other current assets and long-term prepaid expenses, $31.0 million decrease in trade payables and $1.3 million due to changes in operating lease liabilities and right of use assets, partially offset by a $19.0 million decrease in trade receivables and $5.3 million increase in other current liabilities. The change in working capital was primarily driven by seasonality of revenues, timing of collections, higher prepayments to our digital property partners, and higher guarantee compensation committed in the fourth quarter of 2020 but paid during the first quarter of 2021 to our digital property partners, that we agreed with them to undo the 100% revenue share arrangement, reinstate the original payment terms, and receive payments, retroactively, of the guarantee under the original compensation terms.

Investing Activities

During the six months ended June 30, 2022, net cash used in investing activities was $93.8 million, an increase of $74.7 million, compared to $19.1 million in net cash used in the same period in 2021. Net cash used in investing activities for the six months ended June 30, 2022 primarily consisted of $74.9 million purchase of short-term investments, $16.3 million purchase of property and equipment, including capitalized internal-use software and $2.1 million payments of cash in escrow for acquisition of a subsidiary.

Net cash used in investing activities for the six months ended June 30, 2021 primarily consisted of $21.7 million purchase of property and equipment, including capitalized internal-use software.

Financing Activities

During the six months ended June 30, 2022, net cash provided by financing activities was $2.3 million, a decrease of $343.9 million, compared to $346.2 million in net cash provided for the same period in 2021. Net cash provided by financing activities for the six months ended June 30, 2022 primarily consisted of $6.0 million proceeds received from share option exercises and vested RSUs offset by $2.2 million payment of tax withholding for share-based compensation.

Net cash provided by financing activities for the six months ended June 30, 2021 of $346.2 million primarily consisted of proceeds received from the Business Combination and related Transactions.

Contractual Obligations

The following table discloses aggregate information about material contractual obligations and the periods in which they are due as of June 30, 2022. Future events could cause actual payments to differ from these estimates.

	Contractual Obligations by Period
	2022	2023	2024	2025	2026	Thereafter
	(dollars in thousands)
Debt Obligations	$1,500	$3,000	$3,000	$3,000	$3,000	$284,250
Operating Leases (1)	8,525	14,944	14,340	12,343	12,762	23,141
Non-cancellable purchase obligations (2)	8,564	5,890	2,753	17	—	—
Total Contractual Obligations	$18,589	$23,834	$20,093	$15,360	$15,762	$307,391

(1)	Represents future minimum lease commitments under non-cancellable operating lease agreements.
(2)	Primarily represents non-cancelable amounts for contractual commitments in respect of software and information technology.

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty. The table above does not reflect any reduction for prepaid obligations as of June 30, 2022. As of June 30, 2022, we have a provision related to unrecognized tax benefit liabilities totaling $4.8 million and other provisions related to severance pay and contribution plans, which have been excluded from the table above as we do not believe it is practicable to make reliable estimates of the periods in which payments for these obligations will be made.

Other Commercial Commitments

In the ordinary course of our business, we enter into agreements with certain digital properties, under which, in some cases we agree to pay them a guaranteed amount, generally per thousand page views on a monthly basis. These agreements could cause a gross loss on digital property accounts in which the guarantee is higher than the actual revenue generated. These contracts generally range in duration from 2 to 5 years, though some can be shorter or longer. These contracts are not included in the table above.

Off-Balance Sheet Arrangements

As of June 30, 2022 and December 31, 2021, we did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, such as the use of unconsolidated subsidiaries, structured finance, special purpose entities or variable interest entities.

Critical Account Policies and Estimates

Our discussion and analysis of financial condition results of operations are based upon our consolidated interim financial statements included elsewhere in this report. The preparation of our consolidated interim financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, including the anticipated impact of COVID-19, and we evaluate these estimates on an ongoing basis. Actual results may differ from those estimates.

Our critical accounting policies are those that materially affect our consolidated financial statements and involve difficult, subjective or complex judgments by management. There have been no material changes to our critical accounting policies and estimates of and for the year ended December 31, 2021, included in the Company’s Form 20-F filed with the SEC on March 24, 2022, except as noted below.

Marketable Securities

We classify our marketable securities as available-for-sale at the time of purchase and reevaluate such classification at each balance sheet date. We may sell these securities at any time for use in current operations even if they have not yet reached maturity. As a result, We classify our marketable securities, including those with maturities beyond 12 months, as current assets in the consolidated balance sheets.

We carry these securities at fair value and record unrealized gains and losses, net of taxes, in accumulated other comprehensive loss as a component of shareholders’ equity, except for changes in allowance for expected credit losses, which is recorded in finance income (expenses), net.

We periodically evaluate our available-for-sale debt securities for impairment. If the amortized cost of an individual security exceeds its fair value, we consider our intent to sell the security or whether it is more likely than not that it will be required to sell the security before recovery of its amortized basis. If either of these criteria are met, we write down the security to its fair value and records the impairment charge in finance income (expenses), net, in the consolidated statements of loss. If neither of these criteria are met, we determine whether credit loss exists. Credit loss is estimated by considering changes to the rating of the security by a rating agency, any adverse conditions specifically related to the security, as well as other factors.

Realized gains and losses on available-for-sale marketable securities are included in the consolidated statements of loss.

Recent Accounting Pronouncements

See the section titled “Significant Accounting Policies - Recently Issued Accounting Pronouncements” in Note 2 of Notes to our Unaudited Consolidated Interim Financial Statements included elsewhere in this report.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may impact our financial position because of adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of exposure resulting from potential changes in inflation, exchange rates or interest rates. We do not hold financial instruments for trading purposes.

Foreign Currency Exchange Risk

A 10% increase or decrease of the NIS, euro, British pound sterling, or the Japanese yen against the U.S. dollar would have impacted the consolidated statements of loss as follows:

	Operating loss impact Six months ended June 30,
	2022		2021
	(dollars in thousands)
	+10%	-10%	+10%	-10%
NIS/USD	$(2,978)	$2,978	$(3,991)	$3,991
EUR/USD	$2,226	$(2,226)	$3,045	$(3,045)
GBP/USD	$(2,135)	2,135	$(2,096)	$2,096
JPY/USD	$945	$(945)	$912	$(912)

To reduce the impact of foreign exchange risks associated with forecasted future cash flows related to payroll expenses and other personnel related costs denominated in NIS and their volatility,  we have established a hedging program and use derivative financial instruments, specifically foreign currency forward contracts, to manage exposure to foreign currency risks. These derivative instruments are designated as cash flow hedges.

Interest Rate Risk

Our cash, cash equivalents, and short-term investments are held mainly for working capital purposes. The primary objectives of our investment activities are the preservation of capital and the fulfillment of liquidity needs. We do not enter into investments for trading or speculative purposes. Such interest-earning instruments carry a degree of interest rate risk. Changes in interest rates affect the interest earned on our cash and cash equivalents and short-term investments, and the market value of those securities.

Interest rate risk is the risk that the value or yield of fixed-income investments may decline if interest rates change. Fluctuations in interest rates may impact the level of interest expense recorded on future borrowings. We do not enter into derivative financial instruments, including interest rate swaps, for hedging or speculative purposes.

As of June 30, 2022, we had approximately $298 million of outstanding borrowings with variable interest rates. Subsequent to June 30, 2022, we entered into a revolving credit facility which, if drawn upon, will bear variable interest rates. Future increases in applicable interest rates under our debt arrangements will increase our borrowing costs. We may also incur additional debt in the future that bears interest at variable rates.

Inflation Risk

 Inflation rate may have a material effect on our business, financial condition, or results of operations, other than its impact on the general economy. If our costs, in particular labor, sales and marketing, information system, technology and utilities costs, were to become subject to inflationary pressures, we might not be able to effectively mitigate such higher costs. Our inability or failure to do so could adversely affect our business, financial condition, and results of operations.

Credit Risk

Credit risk with respect to accounts receivable is generally not significant, as we routinely assess the creditworthiness of our partners and advertisers. Historically, we generally have not experienced any material losses related to receivables from advertisers. We do not require collateral. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be probable in our accounts receivable.

As of June 30, 2022, we maintained cash balances primarily in banks in Israel, the United States and the United Kingdom. In the United States and United Kingdom, the Company deposits are maintained with commercial banks, which are insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”) and Financial Services Compensation Scheme (“FSCS”), which is authorized by the Bank of England (acting in its capacity as the Prudential Regulation Authority (“PRA”)), respectively. In Israel, commercial banks do not have government-sponsored deposit insurance. At various times, we have deposits in excess of the maximum amounts insured by the FDIC and FSCS. Historically we have not experienced losses related to these balances and believe our credit risk in this area is reasonable. As of June 30, 2022, we maintained cash balances of approximately $37.7 million with U.S. banks in excess of the amounts insured by the FDIC and $44.2 million in the United Kingdom banks in excess of the amounts insured by the FSCS.

Our short-term investments, which were $74.7 million as of June 30, 2022, are investments in marketable securities with high credit ratings as required by our investment policy and are not insured or guaranteed.

Our derivatives expose us to credit risk to the extent that the counterparties may be unable to meet the terms of the agreement. We seek to mitigate such risk by limiting our counterparties to major financial institutions and by spreading the risk across a number of major financial institutions. However, failure of one or more of these financial institutions is possible and could result in losses.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 6-K
REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934
For the month of August 2022

Commission File Number: 001-40566
TABOOLA.COM LTD.
(Exact name of registrant as specified in its charter)
16 Madison Square West 7th Floor
New York, NY 10010
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:
Form 20-F	☒	Form 40-F
Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):
Yes	No	☒
Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):
Yes	No	☒

On August 9, 2022 (the “Amendment No. 1 Effective Date”), Taboola.com Ltd. (“Taboola”) entered into an incremental revolving credit facility amendment (the “Amendment”) to its existing senior secured credit agreement (as amended by the Amendment, the “Amended Credit Agreement”), among Taboola, its wholly-owned subsidiary Taboola, Inc., as borrower (the “Borrower”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent.  The Amendment provides for borrowings in an aggregate principal amount of up to $90 million (the “Revolving Facility”, the loans thereunder, the “Revolving Loans” and the commitments thereunder, the “Revolving Commitments”). The proceeds of the Revolving Facility can be used to finance working capital needs and general corporate purposes.

Borrowings under the Revolving Facility are subject to customary borrowing conditions and will bear interest at a variable annual rate based on Term SOFR or Base Rate plus a fixed margin. Revolving Loans repaid may be reborrowed prior to maturity of the Revolving Facility pursuant to customary conditions and restrictions. The Revolving Facility will mature on the fifth anniversary of the Amendment No. 1 Effective Date.

Subject to the following sentence, the Revolving Facility is voluntarily prepayable from time to time without premium or penalty. The Borrower shall pay a prepayment premium in connection with any repricing transaction consummated on or before the first anniversary of the closing date. The Revolving Facility is mandatorily prepayable with a portion of the net cash proceeds of certain dispositions of assets, a portion of the Borrower’s excess cash flow and the proceeds of incurrences of indebtedness not permitted under the Amended Credit Agreement as well as at any time that the outstanding Revolving Loans exceeds the Revolving Commitments.

The Amended Credit Agreement also contains customary representations, covenants and events of default as well as a financial covenant, which places a limit on Taboola’s allowable net leverage ratio. Failure to meet the covenants beyond applicable grace periods could result in acceleration of the Revolving Loans and/or termination of the Revolving Facility.

Capitalized terms used in the foregoing description that are not defined herein are used with the meanings ascribed to them in the Amendment and the Amended Credit Agreement. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Amended Credit Agreement filed herewith as Exhibit 99.1 and incorporated herein by reference.

This report on Form 6-K, is being filed and shall be incorporated by reference in any registration statement filed by Taboola under the Securities Exchange Act of 1934, as amended, that permits incorporation by reference.

TABLE OF CONTENTS
Exhibit No.
99.1
Incremental Facility Amendment No. 1, dated as of August 9, 2022, by and among Taboola.com Ltd., Taboola, Inc., as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

*
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedules or exhibits will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TABOOLA.COM LTD.

	By:	/s/ Stephen Walker
		Name:	Stephen Walker
		Title:	Chief Financial Officer

Date: August 22, 2022

Exhibit 99.1

Execution Version

INCREMENTAL FACILITY AMENDMENT NO. 1

INCREMENTAL FACILITY AMENDMENT NO. 1 (this “Agreement”) dated as of August 9, 2022 to the Credit Agreement dated as of September 1, 2021 (as amended, supplemented or otherwise modified prior to the Amendment No. 1 Amendment Effective Date, the “Credit Agreement”) by and among TABOOLA.COM LTD, a limited liability company organized under the laws of the State of Israel (the “Company”), TABOOLA, INC., a Delaware corporation (the “Borrower”), the several lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower has requested Amendment No. 1 Revolving Commitments (as defined below) and each financial institution identified on the signature pages hereto as a “Amendment No. 1 Revolving Lender” (each, a “Amendment No. 1 Revolving Lender”) agrees, on the terms and subject to the conditions set forth herein and in the Credit Agreement as amended hereby (the Credit Agreement, as amended by this Agreement, the “Amended Credit Agreement”), to provide a Revolving Commitment (each, a “Amendment No. 1 Revolving Commitment”) in the amount set forth on Schedule 1.1A to the Amended Credit Agreement opposite its name and to become, if not already, a Lender for all purposes under the Amended Credit Agreement.

WHEREAS, on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement, (a) the Amendment No. 1 Revolving Lenders are willing to provide the Amendment No. 1 Revolving Commitments to the Borrower on the Amendment No. 1 Amendment Effective Date (as defined below) and (b) the parties hereto wish to amend the Credit Agreement;

WHEREAS, Section 10.1(a)(i) of the Credit Agreement permits the Company enter into any Incremental Facility Amendment in accordance with Section 2.25 and such Incremental Facility Amendments shall be effective to amend the terms of the Credit Agreement without any further action or consent of any other party to any Loan Document;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement or the Collateral Agreement (as defined in the Amended Credit Agreement) has the meaning assigned to such term in the Amended Credit Agreement or the Collateral Agreement, as applicable.

SECTION 2. Amendment No. 1 Revolving Commitment.

(a)       On the terms and subject to conditions set forth in this Agreement, as of the Amendment No. 1 Amendment Effective Date and immediately after the effectiveness of the amendments to the Credit Agreement set forth in Section 3 hereof, each Amendment No. 1 Revolving Lender party hereto hereby establishes, in accordance with Section 2.25 of the Credit Agreement, the Amendment No. 1 Revolving Commitments in an aggregate principal amount set forth opposite its name on Schedule 1.1A to the Amended Credit Agreement under the heading “Revolving Commitment” and agrees, from time to time in accordance with the Amended Credit Agreement during the period from and including the Amendment No. 1 Amendment Effective Date to the Revolving Termination Date, to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount of its Revolving Commitment. The terms of the Amendment No. 1 Revolving Commitments and the Amendment No. 1 Revolving Loans shall be as set forth in the Amended Credit Agreement.  For the avoidance of doubt, the entire Revolving Facility established pursuant to Amendment No. 1 is incurred in reliance on the Inside Maturity Basket.

(b)      Upon the Amendment No. 1 Amendment Effective Date, (i) the Amendment No. 1 Revolving Commitments shall be “Revolving Commitments” for all purposes under the Amended Credit Agreement and the other Loan Documents, (ii) the Amendment No. 1 Revolving Lenders shall be “Lenders” and “Revolving Lenders” for all purposes under the Amended Credit Agreement and the other Loan Documents, (iii) the revolving loans to be made by the Amendment No. 1 Revolving Lenders pursuant to the Amendment No. 1 Revolving Commitment shall be “Loans” and “Revolving Loans” for all purposes under the Amended Credit Agreement and the other Loan Documents and (iv) the revolving facility established hereby shall be a “Revolving Facility”, an “Incremental Facility” and an “Incremental Revolving Facility” for all purposes under the Amended Credit Agreement and the other Loan Documents.

SECTION 3 Amendment of Credit Agreement.  On the terms and subject to the conditions set forth herein, (i) the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), as set forth on Exhibit A hereto, (ii) Schedule 1.1A to the Credit Agreement shall be replaced in its entirety with Exhibit B hereto, (iii) Exhibit B to the Credit Agreement shall be replaced in its entirety with Exhibit C hereto and (iv) Exhibit D hereto shall be added as a new Schedule 2.16 to the Amended Credit Agreement.

SECTION 4.   Representations and Warranties of the Borrower. The Borrower and each of the other Loan Parties party hereto represents and warrants that as of the date hereof:

(a)       Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (and in all respects if any such representation and warranty is qualified by materiality) on and as of the date hereof as if made on and as of the date hereof (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it was true and correct in all material respects (and in all respect if any such representation and warranty is qualified by materiality) as of such earlier date (provided that each reference to the “Closing Date” in Sections 4.1, 4.4(i), 4.18(b) and 4.20 of the Credit Agreement shall be deemed instead to be a reference to the “Amendment No. 1 Amendment Effective Date”)).

(b)       Each Loan Party party hereto has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Agreement. Each Loan Party party hereto has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered on behalf of each Loan Party party hereto.  This Agreement constitutes a legal, valid and binding obligation of each Loan Party that is a party hereto, enforceable against such Loan Party in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)        No Event of Default has occurred and is continuing.

SECTION 5.  Conditions to Effectiveness of this Agreement.  This Agreement and the provisions hereof (other than Sections 2 and 3) shall become effective as of the date (the “Signing Date”) of the satisfaction (or waiver by the Amendment No. Revolving Lenders) of each of the conditions precedent set forth in this Section 5:

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(a)       the Administrative Agent shall have received from the Borrower, each Guarantor, each Amendment No. 1 Revolving Lender and the Administrative Agent an executed counterpart hereof or other confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(b)       the Administrative Agent shall have received a certificate of a Responsible Officer of the Company certifying the accuracy of the representations set forth in Section 4(a) and (c) of this Agreement;

(c)        the Borrower shall have paid all fees and reasonable expenses incurred by the Administrative Agent and the Amendment No. 1 Revolving Lenders in connection with this Agreement (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and any fees pursuant to the Amendment No. 1 Fee Letters);

(d)        [REDACTED]

(e)       the Administrative Agent shall have received a certificate of each Loan Party (other than the Company), dated as of the Signing Date, executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, which shall (I) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers, members or other governing body authorizing the entry into this Agreement and, in the case of the Borrower, the borrowings, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (II) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign this Agreement on the Signing Date and (III) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such Loan Party (or articles of association or other equivalent thereof) and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date);

(f)        the Administrative Agent shall have received the executed legal opinions of (i) Davis Polk & Wardwell LLP, special New York counsel to the Loan Parties, (ii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the applicable Loan Parties and (iii) Meitar Law Offices, Israeli counsel to the Loan Parties, each in a form reasonably satisfactory to the Administrative Agent and dated the Amendment No. 1 Amendment Effective Date;

(g)      each Amendment No. 1 Revolving Lender shall have received, sufficiently in advance of the Amendment No. 1 Amendment Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act that has been reasonably requested by such Amendment No. 1 Revolving Lender at least ten (10) Business Days prior to the Amendment No. 1 Amendment Effective Date;

(h)       each Amendment No. 1 Revolving Lender shall have delivered to the Administrative Agent (x) an Administrative Questionnaire and (y) and such other documents as it shall reasonably require; and

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(i)        the Administrative Agent shall have received a solvency certificate dated as of the Signing Date in substantially the form of Exhibit E to the Credit Agreement (as modified to give effect to the consummation of the transactions contemplated by this Agreement and the effectiveness of the Revolving Facility) from a Responsible Officer of the Company (or, at the option of the Borrower, a third party opinion as to the solvency of the Borrower and its subsidiaries on a consolidated basis issued by a nationally recognized firm).

SECTION 6.  Conditions to Effectiveness of this Agreement.  This Agreement and the Amendment No. 1 Revolving Commitments shall become effective as of the date (the “Amendment No. 1 Amendment Effective Date”) of the satisfaction (or waiver by the Amendment No. Revolving Lenders) of each of the conditions precedent set forth in this Section 6:

(a)       the Administrative Agent shall have received  a certificate of the Company, dated as of the Amendment No. 1 Amendment Effective Date, executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, which shall (I) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers, members or other governing body authorizing the entry into this Agreement and, in the case of the Borrower, the borrowings, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (II) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of the Company authorized to sign this Agreement on the Amendment No. 1 Amendment Effective Date and (III) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of the Company (or articles of association or other equivalent thereof) and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date); and

(b)        the Signing Date shall have occurred.

SECTION 7.  Governing Law.  This Agreement shall be construed in accordance with the internal laws of the State of New York but giving effect to federal laws applicable to national banks.

SECTION 8.  Confirmation of Guarantees and Security Interests.  By signing this Amendment, each Loan Party hereby confirms that (i) the obligations of the Loan Parties under the Amended Credit Agreement (including with respect to the Amendment No. 1 Revolving Commitments contemplated by this Agreement) and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Security Documents and the other Loan Documents, (y) constitute Obligations for purposes of the Credit Agreement and all other Loan Documents, (ii) notwithstanding the effectiveness of the terms hereof, the Security Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (iii) each Amendment No. 1 Revolving Lender shall be a “Credit Party”, a “Secured Party” and a “Lender” (including, in each case, without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents. Each Loan Party party hereto ratifies and confirms that all Liens granted, conveyed, or assigned to the Collateral Agent, for the benefit of the Secured Parties, by such Person pursuant to each Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

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Except as expressly set forth herein, (i) this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Loan Party party hereto reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Security Documents. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement, and from and after the Amendment No. 1 Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. Each of the Loan Parties party hereto hereby consents to this Agreement and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement.

SECTION 9.  Counterparts; Severability; Integration, Submission to Jurisdiction, WAIVERS OR JURY TRIAL.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Sections 10.8, 10.9, 10.10, 10.12 and 10.15 of the Credit Agreement shall apply hereto, and are hereby incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TABOOLA.COM LTD

By: /s/ Blythe Holden
Name: Blythe Holden
Title: General Counsel and Corporate Secretary

TABOOLA, INC.

By: /s/ Blythe Holden
Name: Blythe Holden
Title: General Counsel and Corporate Secretary

TABOOLA HOLDINGS, INC.

By: /s/ Blythe Holden
Name: Blythe Holden
Title: General Counsel and Corporate Secretary

PERFECT MARKET, INC.

By: /s/ Blythe Holden
Name: Blythe Holden
Title: General Counsel and Corporate Secretary

[Signature Page to Amendment No. 1]

ARCHIVE DIGGER, INC.

By: /s/ Blythe Holden
Name: Blythe Holden
Title: General Counsel and Corporate Secretary

SHOP HOLDING CORPORATION

By: /s/ Eldad Maniv
Name: Eldad Maniv
Title: President

CONNEXITY, INC.

By: /s/ William Glass
Name: William Glass
Title: Chief Executive Officer

BECOME, INC.

By: /s/ William Glass
Name: William Glass
Title: Chief Executive Officer

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and an Amendment No. 1 Revolving Lender

By: /s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

[Signature Page to Amendment No. 1]

CITIBANK, N.A., as an Amendment No. 1 Revolving Lender

By: /s/ Caryn Bell
Name: Caryn Bell
Title: Managing Director

[Signature Page to Amendment No. 1]

BANK LEUMI LE-ISRAEL B.M., as an Amendment No. 1 Revolving Lender

By: /s/ Delia Pekelman
Name: Delia Pekelman
Title: Deputy Head Leumitech Business Center

By: /s/ Oz Steinberg
Name: Oz Steinberg
Title: Relationship Manager

[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as an Amendment No. 1 Revolving Lender

By: /s/ Lindsay Sames
Name: Lindsay Sames
Title: Vice President

[Signature Page to Amendment No. 1]

VALLEY NATIONAL BANK, as an Amendment No. 1 Revolving Lender

By: /s/ Michal Franklin
Name: Michal Franklin
Title: FVP

[Signature Page to Amendment No. 1]

CREDIT SUISSE AG, NEW YORK BRANCH, as an Amendment No. 1 Revolving Lender

By: /s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By: /s/ Michael Dieffenbacher
Name: Michael Dieffenbacher
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

EXHIBIT A

[attached]

EXHIBIT B

SCHEDULE 1.1A

COMMITMENTS

Tranche B Term Commitments

Name of Lender	Tranche B Term Commitment

JPMorgan Chase Bank, N.A.	$300,000,000
TOTAL	$300,000,000

Revolving Commitments

Name of Lender	Revolving Commitment

Citibank, N.A.	$25,000,000
Bank Leumi le-Israel B.M.	$15,000,000
Bank of America, N.A.	$15,000,000
Valley National Bank	$15,000,000
Credit Suisse AG, New York Branch	$10,000,000
JPMorgan Chase Bank, N.A.	$10,000,000
TOTAL	$90,000,000

EXHIBIT C

EXHIBIT B
TO THE CREDIT AGREEMENT

FORM OF
COMPLIANCE CERTIFICATE

[For the Fiscal Quarter ending _____]
[For the Fiscal Year ending _____]

Pursuant to Section 6.2(b) of the Credit Agreement, dated as of September 1, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined unless otherwise defined), among Taboola.com Ltd (the “Company”), Taboola, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent, the undersigned, duly elected, qualified and acting Responsible Officer of the Company hereby certifies that:

As of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows:  ____________________.

The financial statements referred to in Section 6.1 of the Credit Agreement which have been delivered concurrently with the delivery of this Compliance Certificate fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the date of such financial statements, and the consolidated results of their operations and their consolidated cash flows for the fiscal quarter then ended (subject to normal year-end audit adjustments in the case of quarterly financial statements).  Such financial statements have been prepared in accordance with GAAP applied consistently throughout the period involved and with prior periods (except as approved by a Responsible Officer and disclosed therein).

[The calculation of Excess Cash Flow set forth in Attachment 1 is based on the financial statements referred to in Section 6.1 of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate.]1

The covenant as listed and calculated in Attachment 2 are based on the financial statements referred to in Section 6.1 of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate.

1 To be included in the Compliance Certificate delivered in connection with annual financial statements for any Fiscal Year, from and after the first full fiscal year ending after the Closing Date, from and after the first full fiscal year ending after the Closing Date.

IN WITNESS WHEREOF, I have hereto set my name in my capacity as an officer of the Company.

Dated:
By:
Name:
Title: [Responsible Officer
of the Company]

Attachment 1
to Compliance Certificate

“Excess Cash Flow”: for any Excess Cash Flow Period, an amount (which shall not be less than zero) equal to:

(a) the sum, without duplication, of the following:	$ _________

(i) Consolidated Net Income for such period, plus	$ _________

         (ii)         any non-cash Charge to the extent excluded in arriving at such Consolidated Net Income, but excluding any such non-cash Charge representing an accrual or reserve for potential Cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period, plus
$ _________

(iii) the Consolidated Working Capital Adjustment for such period, plus	$ __________

(iv) cash gains of the type described in clauses (e), (f) and (n) of the definition of Consolidated Net Income to the extent excluded in arriving at such Consolidated Net Income, minus	$ __________

(b)      the sum, without duplication, of the amounts for such period (or, at the option of the Company, amounts after such period to the extent paid prior to the date of the applicable Excess Cash Flow payment) of the following:
$ __________

(i)        the aggregate principal amount of (A) all optional prepayments of, or other Cash payments to reduce the outstanding amount of, Indebtedness (other than any (1) optional prepayment of, or other Cash payments to reduce the outstanding amount of, Indebtedness that is deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.11(c) or (2) revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment), (B) all mandatory prepayments and scheduled repayments of Indebtedness and (C) the aggregate amount of any premiums, make-whole or penalty payments actually paid in Cash by the Company and/or any Subsidiary that are or were required to be made in connection with any prepayment or repurchase of Indebtedness, in each case, permitted under this Agreement and except to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness), plus
$ __________

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(ii)       any foreign translation losses paid or payable in Cash (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk) to the extent included in arriving at such Consolidated Net Income, plus
$ __________

(iii)      an amount equal to (A) any Charge excluded in arriving at such Consolidated Net Income to the extent paid or payable in Cash and (B) any non-Cash credit included in arriving at such Consolidated Net Income, plus
$ __________

(iv)     to the extent not expensed (or exceeding the amount expensed) during such period or not deducted (or exceeding the amount deducted) in arriving at such Consolidated Net Income, the aggregate amount of Charges paid or payable in Cash by the Company and its Subsidiaries during such period (whether or not incurred in such period), other than to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness), plus

(v)       Cash payments made during such period for any liability the accrual of which in a prior period did not reduce Consolidated Net Income and therefore increased Excess Cash Flow in such prior period (provided there was no other deduction to Consolidated Net Income or Excess Cash Flow related to such payment), except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness), plus
$ __________

(vi)      amounts paid in Cash (except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness)) during such period on account of (A) items that were accounted for as non-Cash reductions of Consolidated Net Income in a prior period and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus

(vii) the amount of any payment of Cash to be amortized or expensed over a future period and recorded as a long-term asset, plus	$ __________

(viii)    the amount of any Tax obligation of the Company and/or any Subsidiary that is estimated in good faith by the Company as due and payable (but is not currently due and payable) by the Company and/or any Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Company and/or any Subsidiary.
$__________

EXCESS CASH FLOW	$ __________

Attachment 2
to Compliance Certificate

Total Net Leverage Ratio (Section 7.1(a))

The ratio of

(i) The result of (x) Consolidated Total Debt as of the last day of the Test Period most recently completed less (y) Netted Cash as of the last day of the Test Period most recently completed	$ ___________

to

(ii) Consolidated EBITDA of the Company and its Subsidiaries for the Test Period most recently completed	$ ___________

Ratio:

(must not be greater than to 3.25:1.00)	___________

EXHIBIT D

SCHEDULE 2.16

Alternate Rate of Interest (Revolving Facility)

With respect to the Revolving Facility, the following provisions and related definitions (including Schedule 2.16 set forth below, which shall apply with respect to the Revolving Facility in place of the existing Section 2.16 to this Agreement) shall apply, notwithstanding anything to the contrary herein or in any other Loan Document:

The interest rate on a Revolving Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform.  Upon the occurrence of a Benchmark Transition Event, Schedule 2.16(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.  The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may, subject to the provisions below, select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Schedule 2.16.

“Benchmark”: initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii)  Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Schedule 2.16.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Daily Simple SOFR;

(2) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, following consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)        in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)        in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Schedule 2.16 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Schedule 2.16.

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Corresponding Tenor”: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S Government Securities Business Days prior to (i) if such SOFR Rate Day is an U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or the Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Term SOFR Rate or the Daily Simple SOFR in respect of Revolving Loans shall be 0.00%.

“Reference Time”: with respect to any setting of the then-current Benchmark, if such Benchmark is the Term SOFR Rate, 5:00 a.m. (New York time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting.

“Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate”: (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Daily Simple SOFR, as applicable.

“Relevant Screen Rate”: with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate.

“RFR Borrowing”: as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan”: a Loan that bears interest at a rate based on the Daily Simple SOFR.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Section 2.16         Alternate Rate of Interest.

(a)         Subject to clauses (b), (c), (d), (e) and (f) of this Schedule 2.16, if:

(i)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple SOFR; or

(ii)         the Administrative Agent is advised by the Majority Facility Lenders of any applicable Class that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request in accordance with the terms of Section 2.12 or a new borrowing request in accordance with the terms of Section 2.5, (1) any interest election request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an interest election request or a borrowing request, as applicable, for (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Schedule 2.16(a)(i) or (ii) above or (y) an ABR Borrowing if the Daily Simple SOFR also is the subject of Schedule 2.16(a)(i) or (ii) above and (2) any borrowing request that requests an RFR Borrowing shall instead be deemed to be a borrowing request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.  Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Schedule 2.16(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request in accordance with the terms of Section 2.12 or a new borrowing request in accordance with the terms of Section 2.5, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Schedule 2.16(a)(i) or (ii) above or (y) an ABR Loan if the Daily Simple SOFR also is the subject of Schedule 2.16(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b)        Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Schedule 2.16), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Facility Lenders of each affected Class.

(c)      Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)       The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Schedule 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Schedule 2.16.

(e)      Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)         Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.  Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Schedule 2.16, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

EXECUTION VERSION
Conformed copy reflecting
Incremental Facility Amendment No. 1, dated August 9, 2022

CREDIT AGREEMENT

among

TABOOLA.COM LTD,

as the Company,

TABOOLA, INC.,

as the Borrower,

The Several Lenders
from Time to Time Parties Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of September 1, 2021

JPMORGAN CHASE BANK, N.A. and CREDIT SUISSE LOAN FUNDING LLC,
as Joint Lead Arrangers and Bookrunners

i

4.4.	Power; Authorization; Enforceable Obligations	88
4.5.	No Legal Bar	88
4.6.	Litigation	88
4.7.	No Default	88
4.8.	Ownership of Property	89
4.9.	Intellectual Property	89
4.10.	Taxes	89
4.11.	Federal Regulations	89
4.12.	Labor Matters	89
4.13.	ERISA	89
4.14.	Investment Company Act; Other Regulations	90
4.15.	Subsidiaries	90
4.16.	Use of Proceeds	90
4.17.	Environmental Matters	90
4.18.	Accuracy of Information, etc.	91
4.19.	Security Documents	91
4.20.	Solvency	92
4.21.	Anti-Corruption Laws; Sanctions and Patriot Act	92
4.22.	EEA Financial Institutions	92
4.23.	Israeli Companies Law	92

SECTION 5.	CONDITIONS PRECEDENT	92

5.1.	[Reserved].	92
5.2.	Conditions to the Closing Date	92
5.3.	Conditions to Extensions of Credit	95

SECTION 6.	AFFIRMATIVE COVENANTS	96

6.1.	Financial Statements	96
6.2.	Certificates; Other Information	97
6.3.	Payment of Taxes	98
6.4.	Maintenance of Existence; Compliance	98
6.5.	Maintenance of Property; Insurance	98
6.6.	Inspection of Property; Books and Records; Discussions	98
6.7.	Notices	98
6.8.	Environmental Laws	99
6.9.	Additional Collateral, etc.	99
6.10.	Designation of Subsidiaries	101
6.11.	Post-Closing Real Estate Deliverables	101
6.12.	Post-Closing Obligations	103
6.13.	Holding Company Reorganization	103

SECTION 7.	NEGATIVE COVENANTS	103

7.1.	Financial Covenant	104
7.2.	Indebtedness	104
7.3.	Liens	107
7.4.	Fundamental Changes	111
7.5.	Disposition of Property	112
7.6.	Restricted Payments	115

7.7.	Investments	116
7.8.	Transactions with Affiliates	120
7.9.	Sales and Leasebacks	122
7.10.	Changes in Fiscal Periods	122
7.11.	Negative Pledge Clauses	122
7.12.	Lines of Business	124
7.13.	Optional Payments and Modifications of Subordinated Indebtedness	124
7.14.	Use of Proceeds	125

SECTION 8.	EVENTS OF DEFAULT	125

SECTION 9.	THE AGENTS	127

9.1.	Appointment	127
9.2.	Delegation of Duties	128
9.3.	Exculpatory Provisions	128
9.4.	Reliance by Administrative Agent	128
9.5.	Notice of Default	128
9.6.	Non-Reliance on Agents and Other Lenders	129
9.7.	Indemnification	129
9.8.	Agent in Its Individual Capacity	129
9.9.	Successor Administrative Agent	130
9.10.	Certain ERISA Matters	130
9.11.	Agents	131
9.12.	Credit Bidding	131
9.13.	Erroneous Payments.	132

SECTION 10.	MISCELLANEOUS	133

10.1.	Amendments and Waivers	133
10.2.	Notices	135
10.3.	No Waiver; Cumulative Remedies	135
10.4.	Survival of Representations and Warranties	136
10.5.	Expenses; Limitation of Liability; Indemnity, Etc.	136
10.6.	Successors and Assigns; Participations and Assignments	137
10.7.	Adjustments; Set-off	142
10.8.	Counterparts	143
10.9.	Severability	143
10.10.	Integration	143
10.11.	GOVERNING LAW	144
10.12.	Submission To Jurisdiction; Waivers	144
10.13.	Releases of Guarantees and Liens	145
10.14.	Confidentiality	146
10.15.	WAIVERS OF JURY TRIAL	147
10.16.	Patriot Act	147
10.17.	No Fiduciary Duty	147
10.18.	Usury	148
10.19.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	148
10.20.	Conversion of Currencies	148
10.21.	Several Obligations	149
10.22.	MIRE Events	149

10.23.	Acknowledgment Regarding Any Supported QFCs	149

SCHEDULES:

1.1A	Commitments
1.1B	Mortgaged Property
1.1C	Loan Parties
1.1D	Excluded Subsidiary
2.16	Alternate Rate of Interest (Revolving Facility)
4.2	Material Changes
4.4	Consents, Authorizations, Filings and Notices
4.15	Subsidiaries
4.19(a)	Financing Statements/Filing Offices
6.12	Post-Closing Obligations
7.2(c)	Existing Indebtedness
7.3(f)	Existing Liens
7.5	Dispositions
7.7(h)	Existing Investments
7.8	Transactions with Affiliates
7.11	Negative Pledge

EXHIBITS:

A-1	Form of Guarantee Agreement
A-2	Form of Collateral Agreement
A-3	Form of Israeli Share Pledge Agreement
A-4	Form of Israeli Floating Charge Debenture
A-5	Form of Israeli Intellectual Property Rights Fixed Charge Debenture
B	Form of Compliance Certificate
C	Form of Assignment and Assumption
D-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
D-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
D-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
D-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
E	Form of Solvency Certificate
F	Form of Administrative Questionnaire

ANNEXES:

A	Pricing Grid for Revolving Facility

CREDIT AGREEMENT, dated as of September 1, 2021, among Taboola.com Ltd, a limited liability company organized under the laws of the State of Israel (the “Company”), Taboola, Inc., a Delaware corporation (the “Borrower”), as the borrower, the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent.

RECITALS

WHEREAS, the Company intends to directly or indirectly acquire the Target pursuant to the stock purchase agreement (the “Acquisition Agreement”) dated as of July 22, 2021, among the Borrower, the Company and Shop Management, LLC;

WHEREAS, in connection therewith, the Borrower has requested that the Lenders extend credit to the Borrower in the form of a senior secured term loan B facility in an aggregate amount of $300,000,000, the proceeds of which will be used, together with cash on hand, among other things, to pay the Closing Cash Payment (as defined in the Acquisition Agreement) and fees and expenses relating to the Transactions and to consummate the Target Refinancing, in each case, on the Closing Date;

WHEREAS, the Borrower has requested that each Revolving Lender provide to the Borrower the Revolving Facility on the terms and subject to the conditions set forth herein; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS

1.1.        Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition Agreement”: as defined in the recitals hereto.

“Additional Lender”: as defined in Section 2.25(b).

“Additional Refinancing Lender”: as defined in Section 2.28(a).

“Additional Term Loan Commitment”: any term loan commitment added hereunder pursuant to Sections 2.25 or 2.28.

“Additional Term Loans”: any term loan added hereunder pursuant to Sections 2.25 or 2.28.

“Adjusted LIBO Rate”: with respect to any LIBO Rate Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted LIBO Rate as so determined would be less than 0.50%, such rate shall be deemed to be 0.50% for the purposes of this Agreement.

“Adjustment Date”: as defined in the Pricing Grid.

“Administrative Agent”: JPMCB, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Administrative Questionnaire”: an Administrative Questionnaire in the form of Exhibit F or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, at any time, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affiliated Lender”: as defined in Section 10.6(k).

“Agents”: the collective reference to the Arrangers, the Joint Bookrunners and the Administrative Agent.

“Agreement”: this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Agreement Currency”: as defined in Section 10.20(b).

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans, (ii) the amount of such Lender’s Tranche B Term Commitment then in effect, (iii) the aggregate then unpaid principal amount of such Lender’s Revolving Loans and (iv) the amount of such Lender’s unused Revolving Commitment then in effect.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“All-in Yield”: with respect to any Indebtedness, the yield of such Indebtedness, whether in the form of interest rate, margin, commitment or ticking fees, original issue discount, upfront fees, index floors or otherwise, in each case, payable generally to the applicable lenders; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity; provided further that “All-in Yield” shall exclude structuring, advisory, success, underwriting, commitment, arrangement, ticking, amendment, consent and similar fees payable in connection therewith that are not shared with all lenders providing such facility and any other fees not paid by the Borrower generally to all lenders providing such facility ratably or, if only one lender (or affiliated group of lenders) is providing such facility, are fees of the type not customarily shared with lenders generally).

“Alternate Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) (i) in the case of the Tranche B Term Loans, the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% or (ii) in the case of the Revolving Loans, the Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided, that for purposes of this definition, (1) the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate for such one-month Interest Period (or, if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m., London time on such day, and (2) the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.16 (for the avoidance of doubt, only until the applicable Benchmark Replacement has been determined pursuant to Section 2.16(b)) or Schedule 2.16, as applicable (for the avoidance of doubt, only until the applicable Benchmark Replacement has been determined pursuant to Schedule 2.16(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than (x) with respect to the Tranche B Term Loans, 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement or (y) with respect to the Revolving Loans, 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amendment No. 1”: that certain Incremental Facility Amendment No. 1, dated as of August 9, 2022, among the Borrower, the Company, the other Loan Parties party thereto, the lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date”: as defined in Amendment No. 1.

“Amendment No. 1 Fee Letters”: (a) the Arranger Fee Letter dated as of July 5, 2022 Citibank, N.A., London Branch and the Company and (b) the Upfront Fee Letter dated as of August 9, 2022, among the Revolving Lenders party thereto and the Company.

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Asset Sale Prepayment Percentage”: with respect to any prepayment of the Term Loans required pursuant to Section 2.11(b) in connection with any Asset Sale or Recovery Event (i) if the First Lien Net Leverage Ratio as of the date such prepayment is required to be made is less than or equal to 1.50 to 1.00, 0%, (ii) if the First Lien Net Leverage Ratio as of the date such prepayment is required to be made is less than or equal to 2.00 to 1.00 and greater than 1.50 to 1.00, 50% or (iii) otherwise, 100%.

“Applicable Creditor”: as defined in Section 10.20(b).

“Applicable ECF Prepayment Percentage”: with respect to any prepayment of the Term Loans required pursuant to Section 2.11(c) (i) if the First Lien Net Leverage Ratio as of the last day of the applicable Excess Cash Flow Period (after giving effect on a Pro Forma Basis to (x) such prepayment and (y) any other prepayment or repayment made after the end of the applicable Excess Cash Flow Period and prior to the date such prepayment is required to be made) is less than or equal to 1.50 to 1.00, 0%, (ii) if the First Lien Net Leverage Ratio as of the last day of the applicable Excess Cash Flow Period (after giving effect on a Pro Forma Basis to (x) such prepayment and (y) any other prepayment or repayment made after the end of the applicable Excess Cash Flow Period and prior to the date such prepayment is required to be made) is less than or equal to 2.00 to 1.00 and greater than 1.50 to 1.00, 25% or (iii) otherwise, 50%.

“Applicable Intercreditor Agreement”: a First Lien Intercreditor Agreement or a Junior Lien Intercreditor Agreement, as applicable.

“Applicable Margin”: (a) for each Tranche B Term Loan, a rate per annum equal to (x) 3.00% for ABR Loans, and (y) 4.00% for LIBO Rate Loans and (b) for each Type of Revolving Loan, the rate per annum set forth under the relevant column heading below:

ABR Loans	Term Benchmark Loans

1.50%	2.50%

provided that from and after the first Adjustment Date occurring after the completion of the first fiscal quarter ending after the Amendment No. 1 Effective Date, the Applicable Margin with respect to Revolving Loans will be determined pursuant to the Pricing Grid.

Notwithstanding the foregoing, (i) the Applicable Margin in respect of any Class of Incremental Term Loans or Incremental Revolving Loans shall be the applicable percentages per annum set forth in the relevant Incremental Facility Amendment, (ii) the Applicable Margin in respect of any Class of Refinancing Term Loans or Revolving Loans of a given Refinancing Series shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment, (iii) the Applicable Margin in respect of any Class of Extended Term Loans or Revolving Loans of a given Extension Series shall be the applicable percentages per annum set forth in the relevant Extension Amendment and (iv) in the case of the Tranche B Term Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.25(a)(xv).

“Arrangers”: (a) solely with respect to the Tranche B Term Loans, JPMCB and Credit Suisse Loan Funding LLC and (b) solely with respect to the Revolving Facility, the Lead Arranger, Bank Leumi Le-Israel B.M., BofA Securities, Inc., and Valley National Bank.

“Asset Sale”: any Disposition of property or series of related Dispositions of property permitted by clause (h) or clause (k) of Section 7.5 that yields Net Cash Proceeds to the Company or any of its Subsidiaries of greater than $10,000,000.

“Assignee”: as defined in Section 10.6(c).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit C.

“Assignor”: as defined in Section 10.6(c).

“Available Amount”: at any time, an amount equal to, without duplication:

(a)          the sum of:

(i)          greater of (x) $62,000,000 and (y) 35% of Consolidated EBITDA for the most recently ended Test Period calculated on a Pro Forma Basis; plus

(ii)          the CNI Growth Amount; plus

(iii)        the amount of any capital contributions to or other proceeds of any issuance of Qualified Capital Stock (other than any amounts received from the Company or any Subsidiary) received by the Company or any of its Subsidiaries, plus the fair market value (as determined by the Company in good faith) of Cash Equivalents, marketable securities or other property received by the Company or any Subsidiary as a capital contribution or in return for any issuance of Qualified Capital Stock (other than any amounts received from the Company or any Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv)        the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Company or any Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Company or any Subsidiary), which has been converted into or exchanged for Capital Stock of the Company or any Subsidiary that does not constitute Disqualified Capital Stock, together with the fair market value of any cash or Cash Equivalents (as determined by the Company in good faith) and the fair market value (as determined by the Company in good faith) of any property or assets received by the Company or such Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(v)         the net proceeds received by the Company or any Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Company or any Subsidiary) of any Investment made pursuant to Section 7.7(l) in an amount, together with amounts added pursuant to clauses (vi) and (vii)(c), not to exceed the original Investment; plus

(vi)         to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Company or any Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans and interest payments on loans, in each case received in respect of any Investment made pursuant to Section 7.7(l) in an amount, together with amounts added pursuant to clauses (v) and (vii)(c), not to exceed the original Investment; plus

(vii)       an amount equal to the sum of (a) the amount of any Investments by the Company or any Subsidiary pursuant to Section 7.7(l) in any Unrestricted Subsidiary that has been redesignated as a Subsidiary, (b) the amount of any Investments by the Company or any Subsidiary pursuant to Section 7.7(l) in any Unrestricted Subsidiary or any Joint Venture that is not a Subsidiary that has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Company or any Subsidiary and (c) the fair market value (as determined by the Company in good faith) of the property or assets of any Unrestricted Subsidiary or any Joint Venture that is not a Subsidiary that have been transferred, conveyed or otherwise distributed to the Company or any Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time in an amount not to exceed, together with amounts added pursuant to clauses (v) and (vi), the Investments made in such Unrestricted Subsidiary or Joint Venture pursuant to Section 7.7(l); plus

(viii)       the amount of any Declined Proceeds; plus

(ix)         the amount of any Retained Asset Sale Proceeds; minus

(b)        an amount equal to the sum of (i) Restricted Payments made pursuant to Section 7.6(e), plus (ii) Restricted Debt Payments made pursuant to Section 7.13(e), plus (iii) Investments made pursuant to Section 7.7(l), in each case, during the period from and including the day immediately following the Closing Date through and including such time.

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.16.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark”: initially, the Adjusted LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Adjusted LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.16.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that , in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:

(1) the sum of: (a) Tranche B Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR based rate in the relevant other Dollar-denominated syndicated credit facilities; provided, further, that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Tranche B Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, following consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.16(c); or

(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or such Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or such Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or such Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16.

“Beneficial Ownership Certification”: with respect to the Borrower, to the extent the Borrower is a “legal entity customer” as such term is defined in the Beneficial Ownership Regulation, a certification regarding beneficial ownership substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender”: as defined in Section 10.7(a).

“BHC Act Affiliate”: in respect of a party, an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: has the meaning ascribed to such term in the preamble hereto.

“Borrowing”: any Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Term Benchmark Loans and LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, such day is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank eurodollar market; provided, further, that, in addition to the foregoing, a Business Day shall be, in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any Finance Lease, and for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash” or “cash”: money, currency or a credit balance in any deposit account, in each case determined in accordance with GAAP.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or any United States branch of a foreign bank, in each case having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Financial Services LLC (together with any successor thereto, “S&P”), P-2 by Moody’s Investors Service, Inc. (together with any successor thereto, “Moody’s”) or F2 by Fitch, or carrying an equivalent rating by a nationally recognized rating agency, if all of the three named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated (i) in the case of any such state, commonwealth, territory, political subdivision or taxing authority, at least A by S&P, A by Moody’s or A by Fitch or (ii) in the case of a foreign government, at least BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA or Aaa, as applicable, by any two of S&P, Moody’s and Fitch and (iii) have portfolio assets of at least $5,000,000,000; (i) debt securities of an issuer rated at least A-1 by S&P, P-1 by Moody’s or F1 by Fitch, or carrying an equivalent rating by a nationally recognized rating agency; or (j) solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries, (i) equivalents of the investments described in clause (a) above to the extent guaranteed by any member state of the European Union or the country in which the Foreign Subsidiary operates, (ii) equivalents of the investments described in clause (b) above issued, accepted or offered by any commercial bank organized under the laws of a member state of the European Union or the jurisdiction of organization of the applicable Foreign Subsidiary having at the acquisition thereof combined capital and surplus of not less than $250,000,000 and (iii) without limiting the foregoing sub-clauses (i) and (ii) of this clause (j), investments equivalent to those referenced in clauses (a) through (f) above denominated in foreign currencies and used by the Company for cash management purposes in the ordinary course of business consistent with past practice to the extent guaranteed, issued, accepted or offered by (x) any country in which such Foreign Subsidiary operates or is organized or (y) any commercial bank organized under the laws of the jurisdiction in which such Foreign Subsidiary operates or is organized, as applicable, in each case without regard to any minimum rating or capital requirement specified in clauses (a) through (i) above.

“Cash Management Obligations”: any obligation of the Company or any of its Subsidiaries in respect of (i) cash netting, overdrafts and related liabilities that arise from treasury, depositary or cash pooling or management services including in connection with any automated clearing house transfers of funds or any similar transactions including in connection with deposit accounts and (ii) credit, debit, travel and expense, corporate purchasing and/or other purchasing cards issued to or for the benefit or account of the Company or any of its Subsidiaries or their respective employees. For the avoidance of doubt, the parties agree that any Cash Management Obligation that was permitted to be entered into or designated as a Cash Management Obligation under this Agreement at the time such obligation was entered into or so designated shall continue to be secured by the Collateral even though a limitation under this Agreement may be exceeded solely as a result of a change in the currency exchange rates from the currency exchange rates applicable at the time such Cash Management Obligation was entered into or designated.

“CFC”: each Person, other than a Person organized under the laws of the State of Israel, that is a direct or indirect Subsidiary of a U.S. Person (to the extent such Subsidiary is treated as a corporation for U.S. federal income tax purposes) and a “controlled foreign corporation” as defined in Section 957 of the Code.

“CFC Holding Company”: a direct or indirect Domestic Subsidiary of the Company with no material assets other than Capital Stock or debt that is treated as equity for United States federal income tax purposes of (a) one or more CFCs or (b) one or more CFC Holding Companies.

“Change of Control”: means the earliest to occur of:

(a)        the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Closing Date), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Closing Date), but excluding (i) any Employee Benefit Plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more of the direct or indirect beneficial owners of a majority of the aggregate ordinary voting power of the Company (or, to the extent applicable, the Holding Company) on a fully diluted basis as of the Closing Date and (iii) any underwriter in connection with any IPO, of Capital Stock representing more than 35% of the total voting power of all of the outstanding voting Capital Stock of the Company (or, to the extent applicable, the Holding Company); and

(b)         the Borrower ceasing to be a direct Wholly Owned Subsidiary of the Company; it being understood and agreed for the avoidance of doubt that the Acquisition shall not trigger a “Change of Control” for any purpose under this Agreement or any other Loan Document.

Notwithstanding the foregoing, a Change of Control shall be deemed not to have occurred pursuant to clause (a) above at any time if the Persons who directly or indirectly beneficial own a majority of the aggregate ordinary voting power of the Company on a fully diluted basis as of the Closing Date have, at such time, directly or indirectly, the right or the ability, by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board of Directors of the Company.

Notwithstanding the preceding clauses or any provision of Section 13d-3 of the Exchange Act as in effect on the Closing Date, (i) a Person or group shall be deemed not to beneficially own Capital Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more of the direct or indirect beneficial owners of a majority of the aggregate ordinary voting power of the Company on a fully diluted basis, the issued and outstanding Capital Stock of the Company owned, directly or indirectly, by any direct or indirect beneficial owners of a majority of the aggregate ordinary voting power of the Company on a fully diluted basis that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred so long as one or more of the direct or indirect beneficial owners of a majority of the aggregate ordinary voting power of the Company on a fully diluted basis hold in excess of 50% of the issued and outstanding Capital Stock owned, directly or indirectly, by such group and (iii) a Person or group will not be deemed to beneficially own the Capital Stock of another Person as a result of its ownership of the Capital Stock or other securities of such other Person’s parent entity (or related contractual rights) unless (A) it owns 50% or more of the total voting power of the Capital Stock entitled to vote for the election of directors or board of managers of such parent entity and (B) such directors or managers elected by the Person or group have a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.

Notwithstanding the foregoing, a Holding Company Reorganization shall not constitute a Change of Control.

“Charge”: any fee, loss, charge, expense, cost, accrual or reserve of any kind.

“Class”: (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Commitments, Extended Revolving Commitments of a given Extension Series, Extended Term Loans of a given Extension Series, Tranche B Term Commitments, Incremental Commitments or Refinancing Term Commitments of a given Refinancing Series and (c) when used with respect to Loans or a borrowing, refers to whether such Loans, or the Loans comprising such borrowing, are Revolving Loans, Incremental Revolving Loans, Revolving Loans under Extended Revolving Commitments of a given Extension Series, Revolving Loans under Other Revolving Commitments, Tranche B Term Loans, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Extension Series. Revolving Commitments, Extended Revolving Commitments, Incremental Commitments, Other Revolving Commitments, Tranche B Term Commitments or Refinancing Term Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Cash Payment”: as defined in the Acquisition Agreement.

“Closing Date”: the date on which the conditions precedent set forth in Section 5.2 are satisfied or waived in accordance with Section 10.1.

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“CNI Growth Amount”: at any date of determination, an amount (which amount shall not be less than zero) equal to 50% of Consolidated Net Income for the cumulative period from the first day of the fiscal quarter of the Company during which the Closing Date occurs to and including the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 6.1 (treated as one accounting period).

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is or is purported to be created by any Security Document.

“Collateral Agent”: JPMorgan Chase Bank, N.A.

“Collateral Agreement”: the Collateral Agreement dated as of the Closing Date executed and delivered by the Company, the Borrower and each Subsidiary Guarantor pursuant to this Agreement, a copy of which is attached hereto as Exhibit A-2, as the same may be amended, supplemented or otherwise modified from time to time.

“Commitment”: as to any Lender, the sum of the Tranche B Term Commitment and the Revolving Commitment of such Lender.

“Commitment Fee Rate”: 0.20% per annum; provided that on and after the first Adjustment Date occurring after the completion of the first full fiscal quarter ending after the Amendment No. 1 Effective Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.

“Company”: as defined in the preamble hereto.

“Company Stock”: Capital Stock of the Company that constitutes “margin stock” within the meaning of Regulation U.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period; plus, without duplication and, to the extent deducted (and not added back) (or, in the case of clauses (g), (l) and (n), to the extent not included) in calculating Consolidated Net Income for such period, the sum of:

(a)          income tax expense,

(b)        Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees, charges and expenses associated with Indebtedness (including with respect to the Loans and Indebtedness incurred in connection with the Transactions),

(c)          depreciation and amortization expense and impairment charges,

(d)          all premiums and interest rate hedge termination costs in connection with any purchase or redemption of any Indebtedness,

(e)          any other non-cash charges (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period),

(f)           restructuring charges and related charges,

(g)        (i) pro forma adjustments, “run rate” cost savings, operating expense reductions and cost synergies, in each case, related to any Specified Transaction consummated by the Company or any of its Subsidiaries and projected by the Company in good faith to result from actions taken or expected to be taken (in the good faith determination of the Company) within 18 months after the date any such Specified Transaction is consummated, and (ii) any pro forma adjustments, “run rate” cost savings, operating expense reductions and cost synergies projected by the Company in good faith to result from actions either taken or expected to be taken (including in connection with any restructuring initiative, cost savings initiative, new initiative, business optimization activities, cost rationalization programs and/or similar initiatives or programs) within 18 months after the date of determination to take such action (any such pro forma adjustments, “run rate” cost savings, operating expense reductions or synergies set forth in clauses (i) and (ii), “Expected Cost Savings”) (in each case, calculated on a Pro Forma Basis as though the full recurring benefit of such Expected Cost Savings had been realized in full on the first day of such period); provided that (A) such Expected Cost Savings are reasonably identifiable and factually supportable, and (B) no Expected Cost Savings shall be added pursuant to this clause (g) to the extent of the amount of actual benefits realized from such actions and to the extent duplicative of any expenses or charges relating to such Expected Cost Savings that are included in clause (a) through (f) above or (h) through (s) below,

(h)          cash expenses relating to customary earn outs and similar obligations to the extent constituting Indebtedness;

(i)           fees and the amount of loss or discount on the sale of accounts receivables and related assets in connection with a Permitted Receivables Financing;

(j)          any charge with respect to any liability or casualty event, business interruption or any product recall, (i) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy within the next four fiscal quarters (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four fiscal quarters) or (ii) without duplication of amounts included in a prior period under the preceding clause (i), to the extent such charge is covered by insurance, indemnification or otherwise reimbursable by a third party (whether or not then realized so long as the Company in good faith expects to receive proceeds arising out of such insurance, indemnification or reimbursement obligation within the next four fiscal quarters) (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of expense paid during such period, any excess amount received may be carried forward and applied against any expense in any future period);

(k)          unrealized net losses in the fair market value of any arrangements under Hedge Agreements;

(l)          the amount of any cash from operations actually received by such Person (or the amount of the benefit of any netting arrangement resulting in reduced cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that any non-cash gain relating to such cash receipt or netting arrangement was deducted in the calculation of Consolidated EBITDA for any previous period and not added back;

(m)        the amount of any non-controlling interest or minority interest charge consisting of income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary;

(n)          any other adjustments, exclusions and add-backs reflected in the financial model delivered to the Arrangers on or about June 1, 2021 (the “Company Model”);

(o)         charges, expenses and costs in anticipation of, or preparation for, standalone compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and charges, expenses and costs in anticipation of, or preparation for, compliance with the provisions of the Securities Act of 1933, as amended, and the Exchange Act, as applicable to companies with equity or debt securities held by the public and the rules of national securities exchange for companies with listed equity or debt securities, including listing fees;

(p)        any costs, expenses, fees, fines, penalties, judgments, legal settlements and other amounts associated with any restructuring, litigation, claim, proceeding or investigation related to or undertaken by the Company or any of its Subsidiaries, together with any related provision for taxes;

(q)          consulting fees, advisory fees, financing fees incurred and taxes incurred or accrued in connection with the Acquisition;

(r)          costs and expenses incurred in connection with the preparation, negotiation and delivery of the Loan Documents; and

(s)         any net charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Company, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of the Company, relating to assets or properties held for sale or pending the divestiture or discontinuation thereof) and/or (iii) any facility that has been closed during such period;

minus, to the extent taken into account in calculating Consolidated Net Income for such period, the sum of (a) interest income, (b) any non-cash income and (c) unrealized net gains in the fair market value of any arrangement under Hedge Agreements, all as determined on a consolidated basis.

“Consolidated First Lien Debt”: as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a first priority Lien on the Collateral.

“Consolidated Interest Expense”: for any period, total cash interest expense of the Company and its Subsidiaries for such period determined in accordance with GAAP (excluding, to the extent otherwise included in such interest expense, (i) all premiums and interest rate hedge termination costs in connection with any purchase or redemption of any Indebtedness, (ii) any fees, including upfront fees, and any other fees and expenses associated or paid in connection with this Agreement or the consummation of the Transaction, (iii) annual agency fee, paid to the Administrative Agent, (iv) fees and expenses associated with any Investment permitted pursuant to Section 7.7 or any issuance of Capital Stock or Indebtedness permitted hereunder (whether or not consummated), (v) any interest component relating to the accretion or accrual of discounted liabilities and (vi) any writeoff of unamortized debt issuance costs upon any prepayment of any Indebtedness), net of cash interest income. Notwithstanding the foregoing, in the event that Company or a Subsidiary has entered into an operating lease in connection with a Permitted Sale/Leaseback, then Consolidated Interest Expense for any period shall be deemed to be increased by the interest component of lease payments under such operating lease made during such period.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication:

(a)         the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries;

(b)         the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions;

(c)         the undistributed earnings of any Subsidiary of the Company (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary;

(d)          any goodwill or other asset impairment charges, write-offs or write-downs or amortization of intangibles;

(e)         any gain or charge attributable to any asset Disposition (including asset retirement costs or sales or issuances of Capital Stock) or of returned or surplus assets outside the ordinary course of business (as determined in good faith by such Person);

(f)          (i) any unrealized or realized net foreign currency transactional gains or charges impacting net income (including currency re-measurements of Indebtedness, any net gains or charges resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk, any transactional gains or charges relating to assets and liabilities denominated in a currency other than a functional currency and those resulting from intercompany Indebtedness), (ii) any realized or unrealized gain or charge in respect of (x) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (y) any other derivative instrument pursuant to, in the case of this clause (y), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and (iii) unrealized gains or losses in respect of any Hedge Agreement;

(g)          any net income or charge (less all fees and expenses related thereto) attributable to (i) the early extinguishment or cancellation of Indebtedness or (ii) any derivative transaction under a Hedge Agreement;

(h)         non-cash expenses resulting from any employee benefit or management compensation plan or grant of stock and stock options or other equity and equity-based interests to employees of the Company or any Subsidiary pursuant to a written plan or agreement (including expenses arising from the grant of stock and stock options prior to the Closing Date) or the treatment of such options or other equity and equity-based interests under variable plan accounting;

(i)          any charge that is established, adjusted and/or incurred (i) within 12 months after the closing of any acquisition that is required to be established, adjusted or incurred, as applicable, as a result of such acquisition in accordance with GAAP or (ii) as a result of any change in, or the adoption or modification of, accounting principles or policies;

(j)        any (i) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (ii) amortization of intangible assets and (iii) other amortization (including amortization of goodwill, software, deferred or capitalized financing fees, debt issuance costs, commissions and expenses and other intangible assets);

(k)        fees, costs and expenses incurred, or amortization thereof, in connection with, to the extent permitted hereunder, any Investment, any issuance of debt or equity, any Disposition, any casualty event or any amendments or waivers of the Loan Documents, and refinancing, refunding, renewals or extensions permitted hereunder in connection therewith, in each case, whether or not consummated;

(l)          non‑cash compensation charges and/or any other non-cash charges arising from the granting of any stock, stock option or similar arrangement (including any profits interest) or the granting of any restricted stock, stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, restricted stock, stock appreciation right, profits interest or similar arrangement or the vesting of any warrant);

(m)        the effects of adjustments (including the effects of such adjustments pushed down to the Company and its subsidiaries) in component amounts required or permitted by GAAP (including, without limitation, in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, lease, rights fee arrangements, software, goodwill, intangible asset (including customer molds), deferred revenue, advanced billing and debt line items thereof), resulting from the application of recapitalization accounting or acquisition or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or similar Investment or the amortization or write-off of any amounts thereof; and

(n)          any extraordinary, exceptional or nonrecurring gains or losses.

“Consolidated Total Assets”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries at such date.

“Consolidated Total Debt”: at any date, the aggregate principal amount of debt of the Company and its Subsidiaries at such date in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any permitted Investment), consisting of Indebtedness for borrowed money, obligations evidenced by notes, bonds (excluding surety bonds), debentures or similar instruments (other than an operating lease, synthetic lease or similar arrangement), purchase money indebtedness and Capital Lease Obligations.

“Consolidated Working Capital”: as at any date of determination, the excess of Current Assets over Current Liabilities.

“Consolidated Working Capital Adjustment”: for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement and (d) the application of purchase or recapitalization accounting.

“Contingent Purchase Price Obligations”: any earnout obligations or similar deferred or contingent purchase price obligations of the Company or any of its Subsidiaries incurred or created in connection with any acquisition to the extent such obligations are a liability on the consolidated balance sheet of the Company in accordance with GAAP.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Corresponding Tenor”: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Agreement”: as defined in Section 7.11(c).

“Covered Entity”: any of the following:

(i)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party”: as defined in Section 10.23.

“Credit Agreement Refinancing Indebtedness”: Indebtedness constituting (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that (i) such Indebtedness shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to (x) unpaid accrued interest, penalties and premiums (including tender, prepayment or repayment premiums) thereon plus underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payment) incurred in connection with such refinancing, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 7.2 and, to the extent secured by a Lien, Section 7.3 (and, in each case, the applicable clause of Section 7.2 and Section 7.3 shall be deemed to be utilized by the amount so incurred), (ii) the other terms and conditions of such Indebtedness shall not be materially more restrictive (taken as a whole) on the Company and its Subsidiaries (as determined by the Company in good faith) than those applicable to the Refinanced Debt being refinanced or replaced (except for covenants or other provisions (I) that reflect market terms and conditions (taken as a whole) at the time of incurrence (as determined by the Company in good faith), (II) that are reasonably satisfactory to the Administrative Agent, (III) that are applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness, or (IV) that are also added for the benefit of each Facility remaining outstanding (limited, in the case of any financial maintenance covenant for the benefit of any Credit Agreement Refinancing Indebtedness in respect of the Tranche B Term Facility, to any then-existing Tranche B Term Facility; provided that in the case of each of clauses (I), (II) and (IV), if any financial maintenance covenant for the benefit of any Credit Agreement Refinancing Indebtedness is added or is more restrictive than the financial maintenance covenants then applicable to any then-existing Revolving Facility, such financial maintenance covenant shall be applied to any then-existing Revolving Facility), and (iii) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Party”: the Administrative Agent or any other Lender.

“Current Assets”: at any date, all assets of the Company and its Subsidiaries which under GAAP would be classified as current assets (excluding any (i) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Company and/or any Subsidiary), (ii) permitted loans to third parties, (iii) deferred bank fees and derivative financial instruments related to Indebtedness, (iv) the current portion of current and deferred Taxes and (v) assets held for sale or pension assets).

“Current Liabilities”: at any date, all liabilities of the Company and its Subsidiaries which under GAAP would be classified as current liabilities, other than (i) current maturities of long term debt, (ii) outstanding revolving loans and letter of credit exposure, (iii) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Indebtedness, (v) the current portion of current and deferred Taxes, (vi) liabilities in respect of unpaid earnouts, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Company and/or any Subsidiary, (ix) the current portion of any Finance Lease and the current portion of any Non-Finance Lease Obligation that is otherwise required to be capitalized, (x) any liabilities recorded in connection with stock based awards, partnership interest based awards, awards of profits interests, deferred compensation awards and similar initiative based compensation awards or arrangements, (xi) the current portion of any current or deferred pension plan liabilities and (xii) the current portion of any other long term liability for borrowed money.

“Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Declined Proceeds”: as defined in Section 2.11(e).

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right”: as defined in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect company that has, (i) become the subject of any bankruptcy or insolvency proceeding, (ii) become the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity (but excluding any receiver, custodian, conservator, trustee, administrator or similar Person appointed by a regulatory authority under or based on the applicable law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed); provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender) upon delivery of written notice of such determination to the Company and each Lender.

“Designated Non-Cash Consideration”: the fair market value (as determined by the Company in good faith) of non-cash consideration received by the Company or any Subsidiary in connection with any Disposition pursuant to Section 7.5(h) that is designated as Designated Non-Cash Consideration by a Responsible Officer of the Company (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Disposition”: with respect to any property or right, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (other than any transaction for purposes of collateral or security to the extent permitted hereunder). The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock of the Company which is not Qualified Capital Stock. Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any Permitted Payee shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Lender”: (i) competitors of the Company and its Subsidiaries identified from time to time to the Administrative Agent, (ii) persons identified to the Arrangers prior to August 6, 2021 (the list of such Persons identified pursuant to clauses (i) and (ii), the “Disqualified Lenders List”) and (iii) in each case of clauses (i) and (ii), any of such person’s Affiliates that are (x) clearly identifiable solely by similarity of name or (y) identified in writing by the Company from time to time to the Administrative Agent; provided that, notwithstanding anything herein to the contrary, (A) in no event shall a supplement apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in any Loans or Commitments under the Facilities that is otherwise permitted hereunder and (B) no supplements shall become effective until three Business Days after delivery by the Borrower to the Administrative Agent of such supplement by electronic mail to JPMDQ_Contact@jpmorgan.com.

“Disqualified Lenders List”: as defined in clause (ii) of the definition of “Disqualified Lender”, as the same may be supplemented from time to time pursuant to clauses (i) and (iii)(y) of the definition of “Disqualified Lender”.

“Domestic Funding Office”: the Administrative Agent’s office located at 10 S. Dearborn Street, Chicago, IL 60623, or such other office as may be designated by the Administrative Agent by written notice to the Company and the Lenders.

“Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of the United States or any state thereof or the District of Columbia.

“Early Opt-in Election”: if the then current Benchmark is the Adjusted LIBO Rate, the occurrence of:

(1)         a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)         the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Platform”: IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“EMU”: Economic and Monetary Union as contemplated in the Treaty.

“Environmental Laws”: as to any Person, any and all Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (solely as it relates to exposure to Materials of Environmental Concern) or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency liabilities”: as defined in Section 2.18(e).

“Eurodollar Tranche”: the collective reference to LIBO Rate Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any Excess Cash Flow Period, an amount (which shall not be less than zero) equal to:

(a)          the sum, without duplication, of the following:

(i)           Consolidated Net Income for such period, plus

(ii)         any non-cash Charge to the extent excluded in arriving at such Consolidated Net Income, but excluding any such non-cash Charge representing an accrual or reserve for potential Cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period, plus

(iii)         the Consolidated Working Capital Adjustment for such period, plus

(iv)         cash gains of the type described in clauses (e), (f) and (n) of the definition of Consolidated Net Income to the extent excluded in arriving at such Consolidated Net Income, minus

(b)          the sum, without duplication, of the amounts for such period (or, at the option of the Company, amounts after such period to the extent paid prior to the date of the applicable Excess Cash Flow payment) of the following:

(i)          the aggregate principal amount of (A) all optional prepayments of, or other Cash payments to reduce the outstanding amount of, Indebtedness (other than any (1) optional prepayment of, or other Cash payments to reduce the outstanding amount of, Indebtedness that is deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.11(c) or (2) revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment), (B) all mandatory prepayments and scheduled repayments of Indebtedness and (C) the aggregate amount of any premiums, make-whole or penalty payments actually paid in Cash by the Company and/or any Subsidiary that are or were required to be made in connection with any prepayment or repurchase of Indebtedness, in each case, permitted under this Agreement and except to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness), plus

(ii)        any foreign translation losses paid or payable in Cash (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk) to the extent included in arriving at such Consolidated Net Income, plus

(iii)       an amount equal to (A) any Charge excluded in arriving at such Consolidated Net Income to the extent paid or payable in Cash and (B) any non-Cash credit included in arriving at such Consolidated Net Income, plus

(iv)        to the extent not expensed (or exceeding the amount expensed) during such period or not deducted (or exceeding the amount deducted) in arriving at such Consolidated Net Income, the aggregate amount of Charges paid or payable in Cash by the Company and its Subsidiaries during such period (whether or not incurred in such period), other than to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness), plus

(v)         Cash payments made during such period for any liability the accrual of which in a prior period did not reduce Consolidated Net Income and therefore increased Excess Cash Flow in such prior period (provided there was no other deduction to Consolidated Net Income or Excess Cash Flow related to such payment), except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness), plus

(vi)        amounts paid in Cash (except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness)) during such period on account of (A) items that were accounted for as non-Cash reductions of Consolidated Net Income in a prior period and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus

(vii)        the amount of any payment of Cash to be amortized or expensed over a future period and recorded as a long-term asset, plus

(viii)      the amount of any Tax obligation of the Company and/or any Subsidiary that is estimated in good faith by the Company as due and payable (but is not currently due and payable) by the Company and/or any Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Company and/or any Subsidiary.

“Excess Cash Flow Period”: each full fiscal year of the Borrower ending after the Closing Date (commencing, for the avoidance of doubt, with the fiscal year ending on December 31, 2022).

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Assets”: as defined in the Collateral Agreement.

“Excluded Subsidiary”: (i) any Foreign Subsidiary that is not organized under the laws of the State of Israel or any CFC, (ii) any Subsidiary that is not a Wholly Owned Subsidiary, (iii) any Immaterial Subsidiary, (iv) any Finance Subsidiary or any Special Purpose Finance Subsidiary, (v) any CFC Holding Company, (vi) any Subsidiary of a CFC or a CFC Holding Company, (vii) any Unrestricted Subsidiary, (viii) any Subsidiary that is prohibited by applicable law existing on the Closing Date or by applicable law or contractual obligation existing on the Closing Date or at the time of the formation or acquisition by the Company (or any of its Subsidiaries) of such Subsidiary (including pursuant to Indebtedness permitted to be incurred hereunder as assumed Indebtedness if the terms of such Indebtedness prohibit such Subsidiary from guaranteeing the Obligations) (so long as such contractual obligation is not in favor of the Company or any subsidiary of the Company or entered into in contemplation of such formation or acquisition) from providing a guarantee under the Guarantee Agreement or from having a Lien on its Capital Stock to secure the Obligations, as the context may require, for so long as such prohibition exists, or if such guarantee or such Lien, as the context may require, would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained, it being understood that the Company shall have no obligation to obtain any such consent, approval, license or authorization), (ix) any Subsidiary that is a not-for-profit organization, broker dealer, captive insurance subsidiaries and other special purpose subsidiaries, (x) any Subsidiary whose provision of a guarantee would result in materially adverse tax consequences to the Company and its Subsidiaries as reasonably determined by the Company, (xi) any Subsidiary listed in Schedule 1.1D hereto on the Closing Date and (xii) any other Subsidiary with respect to which, in the reasonable judgment of the Company, the burden or cost (including any adverse tax consequence) of providing a guarantee under the Guarantee Agreement or a Lien on its Capital Stock to secure the Obligations, as the context may require, will outweigh the benefits to be obtained by the Lenders therefrom.

“Excluded Swap Obligation”: with respect to any Guarantor (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Existing Revolver Tranche”: as defined in Section 2.24(a)(II).

“Existing Term Loan Tranche”: as defined in Section 2.24(a).

“Expected Cost Savings”: as defined in the definition of “Consolidated EBITDA”.

“Extended Revolving Commitments”: as defined in Section 2.24(a)(II).

“Extended Term Loans”: as defined in Section  2.24(a).

“Extending Revolving Lender”: as defined in Section 2.24(b).

“Extending Term Lender”: as defined in Section 2.24(b).

“Extension Amendment”: as defined in Section 2.24(c).

“Extension Election”: as defined in Section 2.24(b).

“Extension Request”: as defined in Section 2.24(b).

“Extension Series”: as defined in Section 2.24(b).

“Facility”: each of (a) the Tranche B Term Loans (the “Tranche B Term Facility”), (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”) and (c) each other credit facility that may be added to this Agreement after the date hereof.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any of the foregoing, or any treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter”: the Arranger Fee Letter dated as of July 22, 2021 among the Arrangers and the Company.

“Finance Lease”: as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in conformity with GAAP (but subject to Section 1.2(h)), is or should be accounted for as a capital or finance lease on the balance sheet of that Person; provided, that for the avoidance of doubt, the amount of obligations attributable to any Finance Lease shall be the amount thereof accounted for as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided, further, that the amount of obligations attributable to any Finance Lease shall exclude any capitalized operating lease liabilities resulting from the adoption of ASC 842, Leases.

“Finance Subsidiary”: any Subsidiary of the Company formed for the sole purpose of engaging in a Permitted Receivables Financing.

“Financial Covenant”: the covenant set forth in Section 7.1.

“First Lien Intercreditor Agreement”: an intercreditor agreement in a form reasonably acceptable to the Administrative Agent and the Company among the Loan Parties from time to time party thereto, the Collateral Agent and the Other Debt Representative for the holders of Indebtedness that is permitted under Sections 7.2 and 7.3 to be, and is intended to be, secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations.

“First Lien Net Leverage Ratio”: with respect to any date of determination, the ratio of (a) Consolidated First Lien Debt as of such date less Netted Cash as of such date to (b) Consolidated EBITDA of the Company and its Subsidiaries for the applicable Test Period.

“Fitch”: Fitch Ratings Inc., together with any successor thereto.

“Fixed Amount”: as defined in Section 1.4(e).

“Flood Laws”: collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted LIBO Rate or the Term SOFR Rate.  For the avoidance of doubt, the initial Floor for the Term SOFR Rate in respect of Revolving Loans shall be zero.

“Foreign Subsidiary”: any Subsidiary of the Company that is not a Domestic Subsidiary.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Company and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of the definition of “Applicable Asset Sale Prepayment Percentage”, “Applicable ECF Prepayment Percentage” or the Financial Covenant, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1; provided that, if the Company notifies the Administrative Agent following the effectiveness of any applicable Accounting Change (as defined below) that the Company requests an amendment to any provision hereof to eliminate the effect of such Accounting Change or in the application thereof on the operation of such provision (or if the Required Lenders notify the Company following the effectiveness of any such Accounting Change that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such Accounting Change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. “Accounting Change” refers to a change after the date hereof in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange, any self-regulatory organization (including the National Association of Insurance Commissioners) and any applicable supranational bodies (such as the European Union or the European Central Bank). For the avoidance of doubt, “Governmental Authority” shall include1 the Bank of Israel.

“Guarantee Agreement”: the Guarantee Agreement dated as of the Closing Date executed and delivered by the Company and each Subsidiary Guarantor pursuant to this Agreement, a copy of which is attached hereto as Exhibit A-1, as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

1 Section 1.2(b)(ii) provides in any case that “including” means “including without limitation”.

“Guarantors”: the collective reference to the Company, the Subsidiary Guarantors and any other Person that guarantees payment of all or a portion of the Obligations, including, following any Holding Company Reorganization, the Holding Company.

“Hedge Agreements”: all interest rate swaps, caps, collar, forward, future or option agreements or similar arrangements dealing with interest rates, currency exchange rates, the exchange of nominal interest obligations or commodities, in each case either generally or under specific contingencies, or any other arrangement constituting a Swap Agreement (including, for the avoidance of doubt, any Lender Hedge Agreements).

“Holding Company”: a corporation or other legal entity organized under the laws of the State of Israel or a state of the United States which becomes the direct owner of 100% of the Capital Stock of the Company pursuant to a Holding Company Reorganization.

“Holding Company Reorganization”: a transaction or series of transactions (a) pursuant to which the Company shall become a direct wholly-owned Subsidiary of the Holding Company and (b) that are in compliance with the requirements set forth in Section 6.13.

“Immaterial Subsidiaries”: at any time, Subsidiaries of the Company (i) having aggregate total assets (as determined in accordance with GAAP) in an amount of less than 2.5% of Consolidated Total Assets of the Company and its Subsidiaries as of the last day of the immediately preceding Test Period and (ii) contributing in the aggregate less than 2.5% to Consolidated EBITDA for the most recently ended Test Period. In the event that total assets of all Immaterial Subsidiaries exceed 10% of Consolidated Total Assets as of the last day of the immediately preceding Test Period or the total contribution to Consolidated EBITDA of all Immaterial Subsidiaries exceeds 10% of Consolidated EBITDA for the relevant period, as the case may be, the Company will designate Subsidiaries which would otherwise constitute Immaterial Subsidiaries to be excluded as Immaterial Subsidiaries until such 10% thresholds are met.

“Incremental Cap”:

(a)          the Shared Incremental Amount, plus

(b)         (i) the amount of any optional prepayment of any Loan (including any Incremental Loan) in accordance with Section 2.10 and/or the amount of any permanent reduction of any undrawn Revolving Commitment, (ii) the amount of any optional prepayment, redemption, repurchase or retirement of Incremental Equivalent Debt that is secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations, (iii) the amount of any optional prepayment, redemption, repurchase or retirement of any Refinancing Term Loans or Other Revolving Loans or any Credit Agreement Refinancing Indebtedness previously applied to the permanent prepayment of any Loan, Revolving Commitment or of any Incremental Equivalent Debt referred to in clauses (i) and (ii) above (with respect to any such Credit Agreement Refinancing Indebtedness, in an aggregate amount not to exceed the aggregate amount of Loans, Revolving Commitments or Incremental Equivalent Debt, as applicable, refinanced by such Credit Agreement Refinancing Indebtedness), and (iv) the aggregate amount of any Indebtedness referred to in clauses (i) through (iii) above that is (x) repaid or retired resulting from any assignment to or purchase by such Indebtedness (and/or assignment and/or purchase of such Indebtedness by) the Company and/or any Subsidiary or (y) terminated pursuant to Section 2.22, which shall be credited to the extent of the principal amount of the Indebtedness repaid, retired or terminated; provided that for each of clauses (i) through (iv), (x) the relevant prepayment, redemption, repurchase, retirement or assignment and/or purchase was not funded with the proceeds of any Long-Term Indebtedness and (y) in the case of any prepayment of Loans under any revolving facility, such prepayment shall be accompanied by a permanent reduction in the commitments in respect thereof, plus

(c)         an unlimited amount so long as, in the case of this clause (c), on the date of incurrence thereof on a Pro Forma Basis after giving effect to the incurrence of the Incremental Facility or the Incremental Equivalent Debt, as applicable, and the application of the proceeds thereof (without netting the cash proceeds thereof) and to any relevant Specified Transaction (and, in the case of any Incremental Revolving Facility then being established, assuming a full drawing thereunder),(1) if such Indebtedness is secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations, the First Lien Net Leverage Ratio does not exceed 2.25 to 1.00, (2) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, the Senior Secured Net Leverage Ratio does not exceed 2.25 to 1.00, and (3) if such Indebtedness is unsecured or secured solely by assets that do not constitute Collateral, (I) the Total Net Leverage Ratio does not exceed 3.00 to 1.00 or (II) the Interest Coverage Ratio is no less than 2.00 to 1.00 (this clause (c), the “Ratio Based Amount”), provided that: (1) any Incremental Facility or Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (c) of this definition as selected by the Company in its sole discretion (provided that, in the case of clause (c), an Incremental Facility may be incurred only under clause (i) thereof), and (2) upon delivery of any financial statements pursuant to Section 6.1 following the initial incurrence or implementation of any Incremental Facility or Incremental Equivalent Debt, to the extent such Incremental Facility or Incremental Equivalent Debt or any portion thereof could, based on such financial statements, have been incurred or made in reliance on clause (c), unless otherwise elected by the Company, such Incremental Facility or Incremental Equivalent Debt or portion thereof shall automatically be reclassified (subject to clause (1) of this proviso and to any other applicable provision of clause (c)) as having been incurred under clause (c).

“Incremental Commitment”: as defined in Section 2.25(a)(i).

“Incremental Equivalent Debt”: Indebtedness in an amount not to exceed the Incremental Cap incurred by any Loan Party consisting of the incurrence or issuance of one or more series of senior secured notes or loans, junior lien loans or notes, subordinated loans or notes or senior unsecured loans or notes (in each case in respect of the issuance of notes, whether issued in a public offering, Rule 144A or other private placement or purchase or otherwise) or any bridge financing in lieu of the foregoing, or secured or unsecured “mezzanine” debt, in each case, to the extent secured, subject to (x) with respect to Incremental Equivalent Debt secured by a Lien on the Collateral that is junior to the Lien securing the Obligations, a Junior Lien Intercreditor Agreement and (y) with respect to Incremental Equivalent Debt secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations, a First Lien Intercreditor Agreement; provided that such Incremental Equivalent Debt shall be subject to the requirements set forth in Sections 2.25(a) mutatis mutandis, except that (a) the requirements set forth in Section 2.25(a)(viii) shall not apply to such Indebtedness and (b) the requirements set forth in Section 2.25(a)(iv) and (v) shall not apply to a customary bridge facility which, subject to customary conditions, automatically convert into long-term debt satisfying the requirements of such clauses.

“Incremental Facility”: as defined in Section 2.25(a).

“Incremental Facility Amendment”: an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.25.

“Incremental Loans”: as defined in Section 2.25.

“Incremental Revolving Commitments”: as defined in Section 2.25(b).

“Incremental Revolving Facility”: as defined in Section 2.25(a).

“Incremental Revolving Loans”: as defined in Section 2.25(a).

“Incremental Term Facility”: as defined in Section 2.25(a).

“Incremental Term Loans”: as defined in Section 2.25(a).

“Incremental Tranche B Term Facility”: as defined in Section 2.25(a)(iv).

“Incurred Acquisition Debt”: as defined in Section 7.2(m)(i).

“Incurrence-Based Amount”: as defined in Section 1.4(e).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than any such obligations incurred in the ordinary course of such Person’s business maturing less than one year from the creation thereof), including Contingent Purchase Price Obligations solely to the extent satisfying the definition thereof, (c) all obligations of such Person evidenced by notes, bonds (excluding surety bonds), debentures or other similar instruments (other than an operating lease, synthetic lease or similar arrangement), (d) for the purposes of Sections 7.2 and 8(e) only, all indebtedness created or arising under any conditional sale or other title retention agreement (other than an operating lease) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) for the purposes of Sections 7.2 and 8(e) only, all Capital Lease Obligations of such Person; (f) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person, contingent or otherwise, as an account party under acceptances, surety bonds or similar arrangements (other than obligations arising out of endorsements of instruments for deposit or collection in the ordinary course of business), (g) all unpaid reimbursement obligations of such Person in respect of drawings under letters of credit and surety bonds and, for purposes of Sections 7.2 and 8(e) only, the face amount of all letters of credit issued for the account of such Person, (h) for the purposes of Sections 7.2 and 8(e) only, all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) without limitation of the foregoing, all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided that the amount of any such obligation shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements; provided that, for purposes of Sections 7.2 and 8(e), the amount of “Indebtedness” included with respect to any such Hedge Agreement shall be based on the net termination value thereof. Notwithstanding the foregoing, overdrafts by the Company and its Subsidiaries in the ordinary course of business in connection with cash management (and not working capital) and trade letter of credit with a maturity of less than 180 days issued in the ordinary course of business shall not constitute Indebtedness.  For the avoidance of doubt, no revenue guarantee provided by the Company or any of its Subsidiaries to any publisher or advertiser shall constitute Indebtedness.

“Indemnitee”: as defined in Section 10.5.

“Ineligible Institution”: as defined in Section 10.6(b).

“Information”: as defined in Section 4.18(a).

“Initial Term Lender”: any Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Commitment”: with respect to each Tranche B Term Lender, the commitment of such Tranche B Term Lender to make Initial Term Loans hereunder in an aggregate amount not to exceed the amount set forth under the heading “Tranche B Term Loan” opposite such Tranche B Term Lender’s name on Schedule 1.1A, as the same may be (a) reduced from time to time pursuant to Section 2.9 or Section 2.22 and (b) reduced or increased from time to time pursuant to (x) assignments by or to such Term Lender pursuant to Section 10.6 or (y) an Additional Term Loan Commitment.

“Initial Term Loans”: the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.1.

“Inside Maturity Basket”: with respect to any Indebtedness in the form of a revolving credit facility incurred in reliance on the Inside Maturity Basket, an aggregate amount of such Indebtedness at any time outstanding not exceeding $100,000,000.  For the avoidance of doubt, the entire Revolving Facility established pursuant to Amendment No. 1 is incurred in reliance on the Inside Maturity Basket.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: all rights, priorities and privileges, whether arising under United States, multinational or foreign laws or otherwise, relating to copyrights, patents, trademarks, technology, know-how and processes and other intellectual property, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Coverage Ratio”: as of any date of determination, the ratio for the most recently ended Test Period of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period; provided that, for purposes of calculating the Interest Coverage Ratio for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December, (b) as to any LIBO Rate Loan or Term Benchmark Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBO Rate Loan or Term Benchmark Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any LIBO Rate Loan or Term Benchmark Loan (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBO Rate Loan or Term Benchmark Loan and ending one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, or any other period agreed upon between the Borrower and the Lenders; (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBO Rate Loan or Term Benchmark Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 a.m., New York City time, three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(a)          if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b)          the Borrower may not select an Interest Period (i) under the Tranche B Term Facility that would extend beyond the Tranche B Final Maturity Date or (ii) under the Revolving Facility that would extend beyond the Revolving Termination Date;

(c)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month unless such Interest Period has a duration of less than one month;

(d)          the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBO Rate Loan during an Interest Period for such Loan; and

(e)          no tenor that has been removed from this definition pursuant to Section 2.16(f) or Schedule 2.16 shall be available.

“Interpolated Rate”: at any time, with respect to any LIBO Rate Loan for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which that LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Investments”: as defined in Section 7.7.

“IP Rights”: the Borrower and each of its Subsidiaries owns or otherwise has a license or right to use all material Patents (as defined in the Collateral Agreement), Trademarks (as defined in the Collateral Agreement), Copyrights (as defined in the Collateral Agreement), and other intellectual property rights.

“IPO”: any transaction or series of related transactions that results in any of the common Capital Stock of the Company (or, to the extent applicable, the Holding Company) or the Borrower being publicly traded on any U.S. national securities exchange or over the counter market or any analogous exchange or any recognized securities exchange in Canada, the United Kingdom, any country in the European Union or Israel.

“ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Israeli Security Agreement”: collectively, (a) the Share Pledge Agreement dated as of the Closing Date executed and delivered by the Company and the Borrower pursuant to this Agreement, a copy of which is attached hereto as Exhibit A-3, as the same may be amended, supplemented or otherwise modified from time to time, (b) the Floating Charge Debenture dated as of the Closing Date executed and delivered by the Company pursuant to this Agreement, a copy of which is attached hereto as Exhibit A-4, as the same may be amended, supplemented or otherwise modified from time to time and (c) the Intellectual Property Rights Fixed Charge Debenture dated as of the Closing Date executed and delivered by the Company pursuant to this Agreement, a copy of which is attached hereto as Exhibit A-5, as the same may be amended, supplemented or otherwise modified from time to time.

“Joint Venture”: any Person in which the Company and/or its Subsidiaries hold less than a majority of the Capital Stock, and which does not constitute a Subsidiary of the Company, whether direct or indirect.

“JPMCB”: JPMorgan Chase Bank, N.A.

“Judgment Currency”: as defined in Section 10.20(b).

“Junior Lien Intercreditor Agreement”:  an intercreditor agreement in a form reasonably acceptable to the Administrative Agent and the Company among the Loan Parties from time to time party thereto, the Administrative Agent and an Other Debt Representative for the holders of Indebtedness that is permitted under Sections 7.2 and 7.3 to be, and is intended to be, secured by a Lien on the Collateral that is junior to the Liens securing the Obligations.

“Knowledge” or to the “Knowledge”: of any Loan Party or any Subsidiaries of any Loan Party, the actual knowledge, after reasonable good faith investigation, of a Responsible Officer of such Loan Party or such Subsidiary.

“Latest Maturity Date”: at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan.

“Lead Arranger”: solely with respect to the Revolving Facility, Citibank, N.A., London Branch.

“Lender Affiliate”: (a) with respect to any Lender (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Cash Management Obligations”: Cash Management Obligations owed to any Person who is, or was, the Administrative Agent or a Lender (or any Affiliate of the Administrative Agent or any Lender) (x) at the time the agreement governing such Cash Management Obligations was entered into, with respect to any Cash Management Obligations arising from any agreement entered into after the Closing Date or (y) as of the Closing Date, with respect to any Cash Management Obligations arising from any agreement existing on the Closing Date, in each case of clauses (x) and (y), regardless of whether such Person subsequently ceases to be the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender (each such Person, a “Lender Cash Management Counterparty”).

“Lender Hedge Agreements”: as defined in the Guarantee Agreement.

“Lenders”: as defined in the preamble hereto.

“LIBO Rate”: with respect to any LIBO Rate Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Rate Loans”: Loans the rate of interest applicable to which is based upon the LIBO Rate.

“LIBO Screen Rate”  means, for any day and time, with respect to any LIBO Rate Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) provided that if the LIBO Screen Rate as so determined would be less than 0.50%, such rate shall be deemed to be 0.50% for the purposes of this Agreement.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction”: as defined in Section 1.4(d).

“Limited Conditionality Provision”: shall have the meaning assigned to such term in Section 5.2.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Guarantee Agreement, the Security Documents and the Notes, as the same may be amended, modified or supplemented from time to time.

“Loan Parties”: the Company, the Borrower and each other Subsidiary of the Company that is a party to a Loan Document. For the avoidance of doubt, the Loan Parties as of the Closing Date are set forth on Schedule 1.1C hereto.

“Local Time”: New York City time.

“Long-Term Indebtedness”: any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability; provided that revolving indebtedness shall not constitute Long-Term Indebtedness.

“Majority Facility Lenders”: with respect to any Facility, the holders (other than Defaulting Lenders) of more than 50% of the aggregate unpaid principal amount of the Loans outstanding under such Facility (excluding Loans held by Defaulting Lenders) or in the case of (a) the Tranche B Term Facility, prior to the Closing Date, the holders (other than Defaulting Lenders) of more than 50% of the Total Tranche B Term Commitments (excluding Tranche B Term Commitments of Defaulting Lenders) or (b) the Revolving Facility, prior to any termination of the Revolving Commitments, the holders (other than defaulting Lenders) of more than 50% of the Total Revolving Commitments (excluding Revolving Commitments of Defaulting Lenders); provided that the “Majority Facility Lenders” shall not be fewer than two Lenders and, for purposes of this proviso, a Lender and its Affiliates shall be deemed to constitute one Lender.

“Material Acquisition”: any permitted acquisition or other similar Investment (including any Investment in a Similar Business and including any transaction in the form of a business combination) the aggregate consideration for which exceeds the lesser of $44,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period.

“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders, taken as a whole, under this Agreement or any other Loan Document.

“Material Disposition”: any Disposition not prohibited hereunder the aggregate consideration for which exceeds the lesser of $44,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, in each case that are defined or regulated as such in or under any Requirement of Law relating to the environment, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Rate”: as defined in Section 10.18.

“Moody’s”: as defined in the definition of “Cash Equivalents”.

“Mortgaged Properties”: the real properties subject to the Mortgages designated in part (a) of Schedule 1.1B and any other real properties required to be mortgaged pursuant to Section 6.9; provided that Mortgaged Properties shall not include any leased real property.

“Mortgages”: each mortgage, deed of trust, deed to secure debt, trust deed or any other security document entered into by the owner of a Mortgaged Property in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders creating a lien on such Mortgaged Property in such form as reasonably agreed between the Company and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time; provided, however, in the event any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes or similar fees, the applicable Mortgage shall not secure an amount in excess of 100% of the fair market value of such Mortgaged Property.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event, as applicable (other than any Lien pursuant to a Security Document and other than (i) any Incremental Equivalent Debt, (ii) Credit Agreement Refinancing Indebtedness, (iii) Ratio Debt, (iv) Incurred Acquisition Debt or (v) any other Indebtedness outstanding at such time that, in each case, is secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations) and other fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses actually incurred in connection therewith.

“Net Working Capital”: at any date of determination, (a) the consolidated current assets of the Company and its consolidated Subsidiaries as of such date (excluding cash and Cash Equivalents) minus (b) the consolidated current liabilities of the Company and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Netted Cash”: at any date of determination, the aggregate amount of all unrestricted cash and Cash Equivalents of the Company and its Subsidiaries as of such date.

“New York Process Agent”: as defined in Section 10.12(b).

“Non-Consenting Lender”: as defined in Section 2.22.

“Non-Excluded Taxes”: Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, other than Taxes that are (i) Taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes (A) imposed as a result of the Administrative Agent or any Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced this Agreement or any Loan Document), (ii) attributable to a Lender’s failure to comply with the requirements of paragraph (e) or (f) of Section 2.19, (iii) withholding taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender becomes a party to this Agreement or changes its lending office, except to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor (if any) immediately before such Lender acquired such interest or to such Lender immediately before it changed its lending office or (iv) any withholding Taxes imposed pursuant to FATCA.

“Non-Finance Lease Obligation”: with respect to any Person, a lease obligation of such Person that is not an obligation in respect of a Finance Lease. A straight-line or operating lease shall be considered a Non-Finance Lease Obligation.

“Non-U.S. Lender”: as defined in Section 2.19(f)(ii).

“Notes”: the collective reference to any promissory note evidencing Loans.

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company to the Administrative Agent or to any Lender (or, in the case of Lender Hedge Agreements or Lender Cash Management Obligations, any Affiliate of the Administrative Agent or any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document (including, for the avoidance of doubt, any guarantee of Lender Cash Management Obligations and Lender Hedge Agreements in each case arising under the Guarantee Agreement), Lender Cash Management Obligations, Lender Hedge Agreements or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Company pursuant hereto) or otherwise.

“Other Applicable Asset Sale Indebtedness”: as defined in Section 2.11(b).

“Other Benchmark Rate Election”: with respect to any Loan, if the then-current Benchmark is the LIBO Rate, the occurrence of:

(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and

(b) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.

“Other Debt Representative”: with respect to any series of Indebtedness permitted to be incurred and secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with or junior to the Lien securing the Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Other Revolving Commitments”: one or more Classes of revolving credit commitments hereunder that result from a Refinancing Revolving Amendment.

“Other Revolving Loans”: one or more Classes of Revolving Loans that result from a Refinancing Revolving Amendment.

 “Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or any other similar Taxes that arise from any payment made under, from the execution, delivery or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes imposed with respect to an assignment.

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings in U.S. Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant”: as defined in Section 10.6(b).

“Participant Register”: as defined in Section 10.6(b).

“Participating Member State”: each state so described in any EMU legislation.

“Patriot Act”: the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 or any subsequent legislation that amends, supplements or supersedes such Act.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted First Priority Refinancing Debt”: any Permitted First Priority Refinancing Notes and any Permitted First Priority Refinancing Loans.

“Permitted First Priority Refinancing Loans”: any Credit Agreement Refinancing Indebtedness in the form of secured loans incurred by the Company and/or the Subsidiary Guarantors in the form of one or more tranches of loans under this Agreement; provided that (i) such Indebtedness is secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations and (ii) such Indebtedness meets the Permitted Other Debt Conditions.

“Permitted First Priority Refinancing Notes”: any Credit Agreement Refinancing Indebtedness in the form of secured Indebtedness (including any Registered Equivalent Notes) incurred by the Company and/or the Subsidiary Guarantors in the form of one or more series of senior secured notes (whether issued in a public offering, Rule 144A, private placement or otherwise) or loans not under this Agreement; provided that (i) such Indebtedness is secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations, (ii) such Indebtedness meets the Permitted Other Debt Conditions and (iii) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to a First Lien Intercreditor Agreement and, if required thereby, any other Applicable Intercreditor Agreement then in effect. Permitted First Priority Refinancing Notes will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Junior Lien Refinancing Debt”: Credit Agreement Refinancing Indebtedness constituting secured Indebtedness (including any Registered Equivalent Notes) incurred by the Company and/or the Subsidiary Guarantors in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, (ii) such Indebtedness meets the Permitted Other Debt Conditions and (iii) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to the Junior Lien Intercreditor Agreement as a “Junior Priority Representative” (or similar term, in each case, to be defined in the Junior Lien Intercreditor Agreement). Permitted Junior Lien Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Other Debt Conditions”: with respect to any Indebtedness, that such applicable Indebtedness (i) is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans and Revolving Loans (or Commitments in respect to Revolving Loans), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”), (ii) has a maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than the applicable Refinanced Debt; provided, that the foregoing limitation shall not apply to a customary bridge facility which, subject to customary conditions, automatically convert into long-term debt satisfying the requirements of this clause (ii) or to Indebtedness in the form of a revolving credit facility that is incurred in reliance on the Inside Maturity Basket, (iii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, and (iv) is not secured by any property or assets of the Company or any Subsidiaries other than the Collateral.

“Permitted Payee”: any future, current or former director, officer, member of management, manager, employee, independent contractor or consultant (or any Affiliate, immediate family member or transferee of any of the foregoing) of the Company (or any Subsidiary).

“Permitted Receivables Financing”: (a) any sale by the Company or a Subsidiary of accounts receivable and related assets to a Finance Subsidiary intended to be (and which shall be treated for the purposes hereof as) a true sale transaction with customary limited recourse based upon the collectability of the receivables sold and the corresponding sale or pledge of such accounts receivable and related assets (or an interest therein) by the Finance Subsidiary, in each case without any guarantee of the collectability of such accounts receivable by the Company or any other Subsidiary thereof (other than by such Finance Subsidiary) and (b) (i) any sale by the Company or a Subsidiary of accounts receivable and related assets under a factoring agreement that is intended to be (and which shall be treated for the purposes hereof as) a true sale transaction with customary limited recourse based upon collectability of the receivables sold, without any guarantee by the Company and any other Subsidiary thereof of the collectability of such accounts receivable and (ii) any sale or financing by any Foreign Subsidiary to or with local buyers or lenders of accounts receivable and related assets in the ordinary course of business, in each case without any guarantee by the Company or any Domestic Subsidiary. In addition to accounts receivables and their proceeds, the related assets transferred in a Permitted Receivables Financing may include (A) any collateral for transferred receivables (other than any interest in goods the sale of which gave rise to such receivables) and any agreements supporting or securing payment of transferred receivables, (B) any service contracts or other agreements associated with such receivables and records relating to such receivables, (C) any bank account or lock box maintained primarily for the purpose of receiving collections of transferred receivables and (D) proceeds of all of the foregoing.

“Permitted Refinancing”: with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension (collectively, a “Refinancing” and the Indebtedness being so Refinanced, the “Refinanced Indebtedness”) of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to (x) unpaid accrued interest, penalties and premiums (including tender, prepayment or repayment premiums) thereon plus underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payment) incurred in connection with such modification, refinancing, refunding, renewal, replacement or extension, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 7.2 and, to the extent secured by a Lien, Section 7.3 (and, in each case, the applicable clause of Section 7.2 and Section 7.3 shall be deemed to be utilized by the amount so incurred), (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.2(d), such modification, refinancing, refunding, renewal, replacement or extension has a maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) if such Refinanced Indebtedness is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Indebtedness, (d) such modification, refinancing, refunding, renewal, replacement or extension has no different obligors, or greater guarantees or security than the Refinanced Indebtedness (provided that (i) Indebtedness of any Loan Party may be Refinanced to add or substitute as an obligor another Loan Party and (ii) any Indebtedness of any Subsidiary that is not a Loan Party may be Refinanced to add or substitute as an obligor another Subsidiary that is not a Loan Party, in each case to the extent then permitted under Section 7.2) and (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an Applicable Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to the Applicable Intercreditor Agreement(s).

“Permitted Sale/Leasebacks”: as defined in Section 7.9.

“Permitted Unsecured Refinancing Debt”: Credit Agreement Refinancing Indebtedness in the form of unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Company and/or the Subsidiary Guarantors in the form of one or more series of unsecured notes or loans; provided that such Indebtedness meets the Permitted Other Debt Conditions (to the extent applicable thereto). Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any “employee benefit plan” (as defined by Section 3(3) of ERISA) that is subject to Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations”: 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledged Stock”: collectively, “Pledged Stock”, as defined in the Collateral Agreement and “Shares”, as defined in the Israeli Security Agreement.

“Pricing Grid”: the pricing grid attached hereto as Annex A.

“Pricing Level”: as defined in the Pricing Grid.

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” or “pro forma effect”: with respect to any determination of the Total Net Leverage Ratio, the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, Consolidated EBITDA, Consolidated Net Income or Interest Coverage Ratio (including component definitions thereof), that each Specified Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which such calculation is being made and that:

(a)          (i) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Subsidiary or any division and/or product line of the Company or any Subsidiary or (B) any designation of a Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any permitted acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Subsidiary described in the definition of the term “Specified Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that any pro forma adjustment may be applied to any such test or covenant solely to the extent that such adjustment is consistent with, subject to the limitations set forth in and without duplication with respect to the application of, the definition of “Consolidated EBITDA”,

(b)         any Expected Cost Savings shall be calculated on a Pro Forma Basis as though such Expected Cost Savings had been realized on the first day of the applicable Test Period and as if such Expected Cost Savings were realized in full during the entirety of such period; provided that any pro forma adjustment may be applied to any such test or covenant solely to the extent that such adjustment is consistent with, subject to the limitations set forth in and without duplication with respect to the application of, the definition of “Consolidated EBITDA”,

(c)        any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made, and

(d)         any Indebtedness incurred by the Company or any of its Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any capital lease shall be deemed to accrue at an interest rate determined by a Responsible Officer of the Company in good faith to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a LIBO Rate Loan, a Term Benchmark, an interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Company.

Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio for purposes of the definitions of “Applicable Margin”, “Commitment Fee Rate”, “Applicable Asset Sale Prepayment Percentage”, “Applicable ECF Prepayment Percentage” and “Pricing Level” and for purposes of the Financial Covenant, the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Proceeding”: as defined in Section 10.5.

“Projections”: the financial projections for the Company and its Subsidiaries delivered to the Arrangers on June 1, 2021.

“Properties”: as defined in Section 4.17(a).

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC”: as assigned to the term “qualified financial contract” in, and which shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support”: as defined in Section 10.23.

“Qualified Capital Stock”: Capital Stock of the Company in respect of which no scheduled, mandatory or required payments are due (other than payments in kind) prior to the Latest Maturity Date.

“Qualifying IPO”: any transaction or series of related transactions that results in any of the common Capital Stock of the Company being publicly traded on any U.S. national securities exchange or over the counter market.

“Ratio Based Amount”: as defined in the definition of “Incremental Cap”.

“Ratio Debt”: as defined in Section 7.2(i)(i).

“Reclassifiable Item”: as defined in Section 1.4(a).

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, (2) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, and (3) if such Benchmark is none of LIBO Rate or the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt”: as defined in the definition of “Permitted Other Debt Conditions”.

“Refinanced Indebtedness”: as defined in the definition of “Permitted Refinancing”.

“Refinancing Amendment” a Refinancing Revolving Amendment or a Refinancing Term Amendment, as the context requires.

“Refinancing Series”: Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Term Amendment (or any subsequent Refinancing Term Amendment to the extent such Refinancing Term Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-in Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.

 “Refinancing Revolving Amendment”: an amendment to this Agreement executed by each of (a) the Company, (b) the Borrower, (c) the Administrative Agent, (d) each Additional Refinancing Lender and (e) each Lender that agrees to provide any portion of Other Revolving Commitments in accordance with Section 2.28.

“Refinancing Term Amendment”: an amendment to this Agreement executed by each of (a) the Company, (b) the Borrower, (c) the Administrative Agent, (d) each Additional Refinancing Lender and (e) each Lender that agrees to provide any portion of Refinancing Term Loans in accordance with Section 2.28.

“Refinancing Term Commitments”: one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Term Amendment.

“Refinancing Term Loans”: one or more Classes of Term Loans hereunder that result from a Refinancing Term Amendment.

“Register”: as defined in Section 10.6(d).

“Registered Equivalent Notes”: with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body”: the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or, in each case, any successor thereto.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.

“Repricing Transaction”: each of (a) the optional prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans substantially concurrently with the incurrence by any Loan Party of any other Indebtedness having an All-in Yield that is less than the All-in Yield applicable to the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the All-in Yield applicable to the Initial Term Loans. Any determination by the Administrative Agent of the All-in Yield for purposes of the definition shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.

 “Required Lenders”: at any time, the holders (other than Defaulting Lenders) of more than 50.0% of the sum of (i) the aggregate unpaid principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) then outstanding and (ii) the Total Revolving Commitments (excluding Revolving Commitments of Defaulting Lenders) then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit (excluding Revolving Extensions of Credit held by Defaulting Lenders) then outstanding; provided that the “Required Lenders” shall not be fewer than two Lenders and, for purposes of this proviso, a Lender and its Affiliates shall be deemed to constitute one Lender.

“Required Revolving Lenders”: at any time, the holders (other than Defaulting Lenders) of more than 50.0% of the Total Revolving Commitments (excluding Revolving Commitments of Defaulting Lenders) then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit (excluding Revolving Extensions of Credit held by Defaulting Lenders) then outstanding.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Company or any other applicable Loan Party, but in any event, with respect to financial matters, the chief financial officer, Treasurer and Controller of the Company or such Loan Party, as the case may be.

“Restricted Debt Payments”: as defined in Section 7.13.

“Restricted Payments”: as defined in Section 7.6.

“Retained Asset Sale Proceeds”: at any date of determination, an amount determined on a cumulative basis, that is equal to all Net Cash Proceeds from any Asset Sale or Recovery Event received by the Company or any of its Subsidiaries that, pursuant to application of the Applicable Asset Sale Prepayment Percentage, are or were not required to be applied to prepay Term Loans pursuant to Section 2.11(b).

“Revolver Extension Request”: as defined in Section 2.24(a)(II).

“Revolver Extension Series”: as defined in Section 2.24(a)(II).

“Revolving Commitment”: as to any Revolving Lender, the obligation of such Revolving Lender, if any, to make Revolving Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The initial amount of the Total Revolving Commitments on the Amendment No. 1 Effective Date is $100,000,000.

“Revolving Commitment Period”: the period from and including the Amendment No. 1 Effective Date to the Revolving Termination Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the aggregate principal amount of all Revolving Loans held by such Lender then outstanding.

“Revolving Facility”: as defined in the definition of the term “Facility”.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans, including each Lender that became a party hereto as of the Amendment No. 1 Effective Date.

“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit then outstanding).

“Revolving Termination Date”: the date which is the earlier to occur of (a) the fifth anniversary of the Amendment No. 1 Effective Date and (b) the date on which the Revolving Commitments are terminated; provided, however, if such date is not a Business Day, the Revolving Termination Date shall be the next preceding Business Day.

 “Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, the Israeli Ministry of Finance or any sanctions authority of any other jurisdiction in which any Guarantor or Foreign Subsidiary is organized, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Person.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the Israeli Ministry of Finance, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or any sanctions authority of any other jurisdiction in which any Guarantor or Foreign Subsidiary is organized.

“S&P”: as defined in the definition of “Cash Equivalents”.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Party”: as defined in the Collateral Agreement.

“Security Documents”: the collective reference to the Collateral Agreement, the Israeli Security Agreement, any Applicable Intercreditor Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Secured Net Leverage Ratio”: with respect to any date of determination, the ratio of (x) Consolidated Total Debt that is secured by a Lien on the Collateral as of such date less Netted Cash as of such date to (y) Consolidated EBITDA of the Company and its Subsidiaries for the applicable Test Period.

“Shared Incremental Amount”: as of any date of determination, (a) the greater of (x) $133,000,000 and (y) 75% of Consolidated EBITDA for the most recently ended Test Period calculated on a Pro Forma Basis minus (b) the aggregate principal amount of all Incremental Facilities, Incremental Equivalent Debt, Ratio Debt and/or Incurred Acquisition Debt incurred or issued in reliance on the Shared Incremental Amount outstanding on such date, in each case after giving effect to any reclassification of any such Indebtedness as having been incurred under the Ratio Based Amount or clauses (i)(i)(B) or (m)(i)(B) of Section 7.2, as applicable.

“Significant Subsidiary”: at any time any Subsidiary, which at such time would meet the definition of “significant subsidiary” in Regulation S-X promulgated by the SEC.

“Similar Business”: any Person the majority of the revenues of which are derived from a business that would be permitted by Section 7.12 if the references to “Subsidiaries” in Section 7.12 were deemed to refer to such Person.

“Single Employer Plan”: any Plan that is not a Multiemployer Plan.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in the ordinary course of business.

“SPAC Merger”: the occurrence of the merger of Merger Sub with and into ION, with ION being the surviving entity of such SPAC Merger.

“SPAC Merger Agreement”: the agreement and plan of merger dated as of January 25, 2021, by and among ION Acquisition Corp. 1 Ltd., a Cayman exempted company (“ION”), and Toronto Sub Ltd., a Cayman exempted company and wholly owned subsidiary of the Company (“Merger Sub”).

“SPAC Transactions”: as a result of the SPAC Merger, and upon consummation of the SPAC Merger and the other transactions contemplated by the SPAC Merger Agreement, the occurrence of ION becoming a wholly owned subsidiary of the Company, with the security holders of ION becoming security holders of the Company and the ordinary shares no par value per share of the Company shall be approved for listing on the Nasdaq Global Market (subject only to official notice of issuance thereof and round lot holder requirements).

“Special Purpose Finance Subsidiary”: a special purpose entity organized under the laws of any state of the United States of America that is formed by the Company or any of its Subsidiaries for the purpose of incurring Indebtedness the proceeds of which will be placed in escrow, pending the use of such proceeds, to effect transactions that at the time such proceeds are released from escrow are permitted hereunder.

“Specified Acquisition Agreement Representations”: such of the representations made by or with respect to the Target (or its affiliates) in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Company or an Affiliate of the Company has the right (taking into account any applicable cure provisions) to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of any inaccuracy of such representations and warranties in the Acquisition Agreement.

“Specified Event of Default”: any of the Events of Default described in clause (a) or (f) of Section 8.

“Specified Representations”: the representations and warranties made in Sections 4.3(a) (solely as to the valid existence of the Loan Parties) and 4.3 (b) (solely as it relates to a Loan Party), Section 4.4 (solely as it relates to a Loan Party), Section 4.5 (solely as it relates to a Loan Party), Section 4.11, Section 4.14, Section 4.19 (solely with respect to Collateral a security interest therein can be perfected by the filing of a UCC financing statement or the delivery of stock certificates evidencing Capital Stock in (x) the Domestic Subsidiaries of the Company, (y) the Borrower and (z) to the extent provided by the Target on the Closing Date after the use of commercially reasonable efforts, the Target and the Target’s Domestic Subsidiaries), Section 4.20 (on a consolidated basis as of the Closing Date after giving effect to the Transactions) and Section 4.21 (solely as it relates to compliance by the Loan Parties with the PATRIOT Act and the use of proceeds of the Tranche B Term Loan not violating Sanctions or Anti-Corruption Laws).

“Specified Transaction”: with respect to any period, any merger, Investment, Disposition, incurrence, assumption or repayment of Indebtedness (including the incurrence of Incremental Term Facilities), Restricted Payment or designation of a Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Subsidiary or other event that by the terms of this Agreement requires “compliance on a Pro Forma Basis” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.  Such reserve percentage shall include those imposed pursuant to Regulation D.  LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness”: of any Person, any Indebtedness of such Person that is (a) contractually subordinated in right of payment to any other Indebtedness of such Person or (b) secured by a Lien on any asset of such Person that is junior in priority to the Lien on any asset of such Person securing any other Indebtedness.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified (i) all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company, including the Borrower, and (ii) Unrestricted Subsidiaries shall be deemed not to be Subsidiaries of the Company for any and all purposes of this Agreement and the other Loan Documents. The term “Subsidiary” shall not include any Special Purpose Finance Subsidiary for purposes of Section 7.1 only for so long as the proceeds of the Indebtedness incurred by such Special Purpose Finance Subsidiary are held in escrow.

“Subsidiary Guarantor”: each Subsidiary of the Company other than any Excluded Subsidiary.

“Subsidiary Holding Company”: as defined in Section 7.4(b).

“Supported QFC”: as defined in Section 10.23.

“Swap”: any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries shall be a “Swap Agreement”.

“Swap Obligation”: with respect to any person, any obligation to pay or perform under any Swap.

“Target”: Shop Holding Corporation, a Delaware corporation.

“Target Refinancing”: the repayment, cancellation, termination and release of all indebtedness and other obligations outstanding under each of (a) that certain Amended and Restated Loan and Security Agreement, dated as of October 18, 2016 (as amended, modified or supplemented from time to time including most recently by the Seventh Amendment and Limited Release to Amended and Restated Loan and Security Agreement, dated as of May 21, 2020) by and among the Target and Connexity Audience, Inc. as borrowers, Shop Holding Corporation, as a loan party, the other loan parties from time to time party thereto, the financial institutions party thereto from time to time as lenders, and Bank of America, N.A., as agent for the lenders, and (b) that certain Term Loan Agreement, dated as of May 21, 2020 (as amended, modified or supplemented from time to time), by and among Connexity, Inc., the Target, the other guarantors party thereto, the lenders party thereto and WhiteHorse Capital Management, LLC, as administrative agent on behalf of the lenders, and in each case, the termination of all commitments, guarantees and security interests with respect thereto.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”: when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term Lenders”: the Tranche B Term Lenders and any other Lender which holds a Term Loan.

“Term Loan Extension Request”: as defined in Section 2.24(a).

“Term Loan Extension Series”: as defined in Section 2.24(a).

“Term Loans”: the Tranche B Term Loans and any term loans made under an Incremental Term Facility.

“Term SOFR Determination Day”: as defined in the definition of Term SOFR Reference Rate.

“Term SOFR Notice”: a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.

“Term SOFR Rate”: with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. If the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement.

“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR.  If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Transition Event”: the determination by the Administrative Agent that (a) Tranche B Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Tranche B Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.16 that is not Tranche B Term SOFR.

“Test Period”: for any date of determination, the most recent period of four consecutive fiscal quarters of the Company ended prior to such date of determination in respect of which financial statements have been delivered to the Administrative Agent pursuant to Section 6.1 (or, prior to the delivery of any financial statements pursuant to Section 6.1, the period of four consecutive full fiscal quarters most recently ended prior to the Closing Date).

“Title Company”: as defined in Section 6.11(b)(i).

“Title Policy”: as defined in Section 6.11(b)(i).

“Total Net Leverage Ratio”: with respect to any date of determination, the ratio of (x) Consolidated Total Debt as of such date less Netted Cash as of such date to (y) Consolidated EBITDA of the Company and its Subsidiaries for the applicable Test Period.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. The Total Revolving Commitments may be increased or reduced from time to time pursuant to Sections 2.25 and 2.9, respectively.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

 “Total Tranche B Term Commitments”: at any time, the aggregate amount of Tranche B Term Commitments then in effect.

“Tranche B Final Maturity Date”: the date which is the seventh (7th) anniversary of the Closing Date; provided, however, if such date is not a Business Day, the Tranche B Final Maturity Date shall be the next preceding Business Day.

“Tranche B SOFR”: with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“Tranche B Term Commitment”: as to any Tranche B Term Lender, the obligation of such Tranche B Term Lender to make a Tranche B Term Loan to the Borrower pursuant to Section 2.1.

“Tranche B Term Lender”: each Lender that holds a Tranche B Term Loan or a Tranche B Term Commitment.

“Tranche B Term Loan”: as defined in Section 2.1. The initial aggregate amount of the Tranche B Term Loans is $300,000,000, and on the Closing Date, each Tranche B Term Lender will hold a Tranche B Term Loan in an amount equal to the amount set forth opposite its name on Schedule 1.1A, or as may subsequently be set forth in the Register from time to time, as the same may be adjusted from time to time pursuant to this Agreement.

“Tranche B Term Percentage”: as to any Tranche B Term Lender at any time, the percentage which the aggregate principal amount of such Lender’s Tranche B Term Loan then outstanding constitutes of the aggregate principal amount of all of the Tranche B Term Loans then outstanding.

“Tranche B Term SOFR”: for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on Tranche B SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transactions”: the transactions contained in the recitals herein.

“Transferee”: any Assignee or Participant.

“Treaty”: the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may from time to time be further amended, supplemented or otherwise modified.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Term SOFR Rate or the Alternate Base Rate.

“U.S. Dollars” or “$”: dollars in lawful currency of the United States.

“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: as defined in Section 2.19(f)(i).

“U.S. Special Resolution Regimes”: as defined in Section 10.23.

“UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.”: the United States of America.

“Unrestricted Subsidiary”: (a) any Subsidiary of the Company that is designated as an Unrestricted Subsidiary by the Company pursuant to Section 6.10 subsequent to the Closing Date and (b) any subsidiary of an Unrestricted Subsidiary.

“VAT”: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) or under the laws of the State of Israel (excluding, for the avoidance of doubt, profit tax or salary tax imposed on financial institutions under Israeli value added tax law) and (b) any other tax of a similar nature, whether imposed in Israel, a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere (excluding, for the avoidance of doubt, in each case, taxes levied in respect of the principal amount of the Loans or any interest thereon).

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased, the effect of any amortization or prepayment prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withholding Agent”: any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.        Other Definitional Provisions.

(a)          Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)         As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

(c)         The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)         Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any subsidiary at “fair value,” as defined therein, (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) the application of Accounting Standards Codification 480, 815, 805 and 718 (to the extent these pronouncements under Accounting Standards Codification 718 result in recording an equity award as a liability on the consolidated balance sheet of the Company and its Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity).

(f)          Notwithstanding anything to the contrary herein, no Default shall arise as a result of any limitation set forth in U.S. Dollars in Section 7 (or in any defined term used therein) being exceeded solely as a result of changes in currency exchange rates from the currency exchange rates applicable at the time or times the related transaction was entered into or designated as a Cash Management Obligation provided that, for purposes of determining whether a new transaction or designation complies with any such limitation set forth in U.S. Dollars in Section 7 (or in any defined term used therein), the then current currency exchange rates shall be applied to all previous transactions or designations made in reliance on such limitation.

(g)         The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

(h)          Notwithstanding anything to the contrary contained in the definition of “Finance Lease”, unless the Borrower elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases (and not be treated as financing or Capital Lease Obligations or Indebtedness) for purposes of all financial definitions, calculations and deliverables under this Agreement or any other Loan Document (including the calculation of Consolidated Net Income) (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU or any other change in accounting treatment or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be recharacterized as financing or Capital Lease Obligations or otherwise accounted for as liabilities in financial statements.

(i)           Any reference in this Agreement to laws and regulations that apply to the Lenders shall include the directives, guidelines and regulations of the Israeli Supervisor of Banks, including the Proper Conduct of Banking Business Directives.

(j)           The proposed Revolving Loans shall not result in any Revolving Lender exceeding the limits under Bank of Israel guidelines and directives with respect to a single borrower (‘loveh boded’), group of borrowers (‘kvutzat lovim’), related persons (‘Anashim Kshurim’), the largest borrowers or groups of borrowers (‘Sikun Anafi’) or any other limit or limitations imposed thereunder, or under any guidelines, directives or regulations of the Israeli Supervisor of Banks, in each case as such guidelines, directives or regulations are implemented by any of the Revolving Lenders (as applicable).

1.3.         Currency Conversion.

(a)          If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent as it deems appropriate in its reasonable discretion.

(b)          If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent determines such amendment to be necessary to reflect the change in currency and to put the Lenders and the Loan Parties in the same position, so far as possible, that they would have been in if no change in currency had occurred.

1.4.        Terms Generally; Pro Forma Calculations.

(a)         For purposes of determining compliance at any time with Sections 7.2, 7.3, 7.4, 7.5, 7.6, 7.8 and 7.13, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transactions or portion thereof, as applicable, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 7.2 (other than Section 7.2(a)), 7.3 (other than Section 7.3(j)), 7.4, 7.5, 7.6 and 7.13 (each of the foregoing, a “Reclassifiable Item”), the Company, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or portion thereof) under one or more clauses of each such Section and will only be required to include such Reclassifiable Item (or portion thereof) in any one category; provided that, upon delivery of any financial statements pursuant to Section 6.1 following the initial incurrence or making of any such Reclassifiable Item, if such Reclassifiable Item could, based on such financial statements, have been incurred or made in reliance on any “ratio-based” basket or exception, such Reclassifiable Item shall automatically be reclassified as having been incurred or made under the applicable provisions of such “ratio-based” basket or exception, as applicable (in each case, subject to any other applicable provision of such “ratio-based” basket or exception, as applicable). It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Sections 7.2, 7.3, 7.4, 7.5, 7.6, 7.8 and 7.13, respectively, but may instead be permitted in part under any combination thereof or under any other available exception.

(b)         Notwithstanding anything to the contrary herein, but subject to Sections 1.4(c), (d) and (e) and the last paragraph of the definition of “Pro Forma Basis”, all financial ratios and tests (including the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio and the amount of Consolidated Net Income and Consolidated EBITDA contained in this Agreement that are calculated with respect to any applicable Test Period during which any Specified Transaction occurs) shall be calculated with respect to such applicable Test Period and such Specified Transaction on a Pro Forma Basis. Further, if since the beginning of any such applicable Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Specified Transaction has occurred or (y) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Subsidiaries since the beginning of such applicable Test Period has consummated any Specified Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such applicable Test Period as if such Specified Transaction had occurred at the beginning of the applicable Test Period.

(c)          For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or financial test (including any First Lien Net Leverage Ratio test, any Senior Secured Net Leverage Ratio test, any Total Net Leverage Ratio test) and/or the amount of Consolidated EBITDA or Consolidated Net Income, such financial ratio, financial test or amount shall, subject to clause (d) below, be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio, financial test or amount occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(d)         Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro Forma Basis), to the extent that the terms of this Agreement require (i) compliance with any financial ratio or financial test (including any First Lien Net Leverage Ratio test, any Senior Secured Net Leverage Ratio test, any Total Net Leverage Ratio test) and/or any cap expressed as a percentage of Consolidated Net Income or Consolidated EBITDA, (ii) accuracy of any representation or warranty and/or the absence of a Default or Event of Default (or any type of default or event of default), in each case other than for purposes of the making of any Revolving Extension of Credit or (iii) compliance with any basket or other condition, as a condition to (A) the consummation of any acquisition, consolidation, business combination or similar Investment, the consummation of which by the Company is not conditioned on the availability of, or obtaining, third party financing, and/or (B) the redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness or any Restricted Payment, in each case, requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment (clauses (A) and (B), collectively, a “Limited Condition Transaction”), the determination of whether the relevant condition is satisfied may be made, at the election of the Company, (A) in the case of any such acquisition, consolidation, business combination or similar Investment, at the time of (or on the basis of the most recent financial statements delivered pursuant to Section 6.1) either (x) the execution of a letter of intent or the definitive agreement with respect to such acquisition, consolidation, business combination, similar Investment (or, solely in connection with an acquisition, consolidation or business combination to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 Announcement” of a firm intention to make an offer) or the establishment of a commitment with respect to such Indebtedness or (y) the consummation of such acquisition, consolidation, business combination or Investment and (B) in the case of any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness or Restricted Payment, in each case, at the time of (or on the basis of the most recent financial statements delivered pursuant to Section 6.1 at the time of) (x) delivery of irrevocable notice with respect to such redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness or Restricted Payment or (y) the redemption, repurchase, defeasance, satisfaction and discharge or repayment of such Indebtedness or Restricted Payment, in each case, after giving effect on a Pro Forma Basis to the relevant acquisition, consolidation, business combination or similar Investment and/or Restricted Debt Payment, incurrence of Indebtedness or other transaction (including the intended use of proceeds of any Indebtedness to be incurred in connection therewith) and any other acquisition, consolidation, business combination or similar Investment, redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, incurrence of Indebtedness or other transaction that has not been consummated but with respect to which the Company has elected to test any applicable condition prior to the date of consummation in accordance with this Section 1.4(d), and no Default or Event of Default shall be deemed to have occurred solely as a result of an adverse change in such test or condition occurring after the time such election is made (but any subsequent improvement in the applicable ratio, test or amount may be utilized by the Company or any Subsidiary). For the avoidance of doubt, if the Company shall have elected the option set forth in clause (x) of any of the preceding clauses (1) or (2) in respect of any transaction, then (i) the Company shall be permitted to consummate such transaction even if any applicable test or condition shall cease to be satisfied subsequent to the Company’s election of such option and (ii) any further determination with respect to incurrence tests prior to the earlier of the consummation of such Limited Condition Transaction and the termination of such Limited Condition Transaction will require the Company to comply with such tests on a Pro Forma Basis assuming the applicable Limited Condition Transaction has been consummated and the applicable acquisition debt has been incurred. The provisions of this paragraph (d) shall also apply in respect of the incurrence of any Incremental Term Facility.

(e)         Notwithstanding anything to the contrary herein, unless the Company otherwise notifies the Administrative Agent, with respect to any amount incurred (including under Section 2.25 (including the definition of Incremental Cap used therein)) or transaction entered into (or consummated) in reliance on a provision of any covenant in this Agreement that does not require compliance with a financial ratio or financial test (including any First Lien Net Leverage Ratio test, any Senior Secured Net Leverage Ratio test, any Total Net Leverage Ratio test) (any such amount, including any amount drawn under the Revolving Facility or any other permitted revolving facility, and any cap expressed as a percentage of Consolidated EBITDA, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of such covenant that requires compliance with a financial ratio or financial test (including any First Lien Net Leverage Ratio test, any Senior Secured Net Leverage Ratio test, any Total Net Leverage Ratio test) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that, solely for purposes of such covenant, (i) the incurrence of such Incurrence-Based Amount shall be calculated first without giving effect to such Fixed Amount but giving full pro forma effect to the use of proceeds of such Fixed Amount and the related transactions and (ii) the incurrence of such Fixed Amount shall be calculated thereafter. Unless the Company elects otherwise, the Company shall be deemed to have used amounts under an Incurrence-Based Amount under any covenant then available to the Company prior to utilization of any amount under a Fixed Amount under such covenant then available to the Company.

(f)          The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

(g)         The increase in any amount of Indebtedness or any increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency shall be deemed to be permitted Indebtedness for purposes of Section 7.2 and will be deemed not to be the granting of a Lien for purposes of Section 7.3.

(h)          For purposes of determining compliance with Section 7.2 or Section 7.3, if any Indebtedness or Lien is incurred in reliance on a basket measured by reference to a percentage of Consolidated EBITDA, and any refinancing or replacement thereof would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the Consolidated EBITDA on the date of such refinancing or replacement, such percentage of Consolidated EBITDA will be deemed not to be exceeded so long as the principal amount of such refinancing or replacement Indebtedness or other obligation does not exceed an amount sufficient to repay the principal amount of such Indebtedness or other obligation being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest, penalties and premiums (including tender, prepayment or repayment premiums) thereon plus underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payment) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 7.2 and, to the extent secured by a Lien, Section 7.3 (and, in each case, the applicable clause of Section 7.2 and Section 7.3 shall be deemed to be utilized by the amount so incurred).

(i)          For the avoidance of doubt, for purposes of determining compliance with Section 7.2(f), (g), (i), (k) and (m) and any other comparable provision of Section 7.2, a Permitted Refinancing in respect of Indebtedness incurred pursuant to a U.S. Dollar-denominated or Consolidated EBITDA-governed basket shall not increase capacity to incur Indebtedness under such U.S. Dollar-denominated or EBITDA-governed basket, and such U.S. Dollar-denominated or EBITDA-governed basket shall be deemed to continue to be utilized by the amount of the original Indebtedness incurred unless and until the Indebtedness incurred to effect such Permitted Refinancing is no longer outstanding.

(j)          Any financial ratios required to be maintained by the Company pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(k)         For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired (or, if such subsequent Person ceases to be a Subsidiary of the original Person, disposed of) on the first date of its existence by the holders of its Capital Stock at such time.

(l)         Upon the consummation of any Holding Company Reorganization, the second reference to the “Company” in the first paragraph of Section 7 shall be deemed a reference to the Holding Company.

1.5.        Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Term Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Term Loan Borrowing”).

1.6.        Interest Rates; LIBOR Notification.  The interest rate on a Loan may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform.  Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change.  The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored.  There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the tenors for which LIBOR is published.  Each party to this agreement should consult its own advisors to stay informed of any such developments.  Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.  Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Sections 2.16(b) and (c) provide a mechanism for determining an alternative rate of interest.  The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.16(e) of any change to the reference rate upon which the interest rate on LIBO Rate Loans is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the Daily Simple RFR, LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.16(b) or (c) , whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.16(d), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.  The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the LIBO Rate, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 1.6 shall apply only to Tranche B Term Loans and shall not apply to any Revolving Loans, which shall be subject to the provisions of Schedule 2.16.

SECTION 2.        AMOUNT AND TERMS OF LOANS AND COMMITMENTS

2.1.        Tranche B Term Commitments. Subject to the terms and conditions hereof, each Tranche B Term Lender severally agrees to make a term loan denominated in U.S. Dollars (a “Tranche B Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount set forth under the heading “Tranche B Term Loan” opposite such Tranche B Term Lender’s name on Schedule 1.1A.

2.2.        Procedure for Tranche B Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, two Business Days prior to the anticipated Closing Date) requesting that the Tranche B Term Lenders make the Tranche B Term Loans on the Closing Date and specifying (i) the amount of Loans to be borrowed, (ii) the anticipated Closing Date and (iii) the length of the initial Interest Period therefor. Each such borrowing shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of such notice of borrowing the Administrative Agent shall promptly notify each Tranche B Term Lender thereof. Each Tranche B Term Lender will make the amount of its Tranche B Term Loan available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 p.m., New York City time, on the Closing Date. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Lenders and in like funds as received by the Administrative Agent.

2.3.        Repayment of Tranche B Term Loans. The Tranche B Term Loan of each Tranche B Term Lender shall be repaid (i) on the last Business Day of each March, June, September and December, commencing with the first such date to occur that is the last Business Day of the first full quarter ending after the Closing Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Tranche B Term Loans funded on the Closing Date and (ii) on the Tranche B Final Maturity Date, the remainder of the principal amount of the Tranche B Term Loans outstanding on such date, together in each case with accrued but unpaid interest on the principal amount to be paid to but excluding the date of such payment.

2.4.         Revolving Commitments.

(a)          Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans denominated in U.S. Dollars (“Revolving Loans”) to the Borrower from time to time at the Borrower’s request during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period each Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Term Benchmark Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and/or 2.12. The Borrower shall repay all outstanding Revolving Loans made to the Borrower on the Revolving Termination Date.

2.5.         Procedure for Revolving Loan Borrowing.

(a)         The Borrower may borrow Revolving Loans under the Revolving Commitments during the Revolving Commitment Period on any Business Day prior to the Revolving Termination Date; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Term Benchmark Loans, or (b) prior to 12:00 Noon, New York City time, one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and the Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Term Benchmark Loans, the initial Interest Period therefor. If any such Borrowing request requests a LIBO Rate Loan or a Term Benchmark Loan but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each such borrowing of Revolving Loans shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term Benchmark Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof, respectively. Upon receipt of any such notice of borrowing under the Revolving Facility from the Borrower, the Administrative Agent shall promptly notify each Lender under the Revolving Facility thereof. In the case of a borrowing under the Revolving Facility, each Revolving Lender will make the amount of its Revolving Percentage of such borrowing of Revolving Loans available to the Administrative Agent for the account of the Borrower at the Domestic Funding Office prior to 2:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(b)          [Reserved].

(c)          Each Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

2.6.        Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Amendment No. 1 Effective Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the fifteenth Business Day of each January, April, July and October and on the Revolving Termination Date, commencing on the first of such dates to occur after the Amendment No. 1 Effective Date.

2.7.        Termination or Reduction of Revolving Commitments.  The Company shall have the right, upon not less than three Business Days’ notice (or shorter notice period approved by the Administrative Agent) to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments. Notwithstanding the foregoing, the Company may rescind or postpone any notice of termination of the Revolving Commitments if such termination would have resulted from a refinancing of all or any portion of any Facility or Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

2.8.       Fees, etc.. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent, including pursuant to the Fee Letter and the Amendment No. 1 Fee Letters.

2.9.       Termination or Reduction of Tranche B Term Commitments. The Tranche B Term Commitments shall be automatically permanently reduced to zero on the date of the Borrowing of Tranche B Term Loans (immediately after the funding of such Borrowing on such date).

2.10.      Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as set forth in Section 2.10(b)), upon notice delivered by the Borrower to the Administrative Agent (a) at least three Business Days (or shorter notice period approved by the Administrative Agent) prior thereto in the case of LIBO Rate Loans or Term Benchmark Loans and (b) on the same Business Day in the case of ABR Loans, which notice shall specify the date and amount of prepayment, the Class of Loans to be prepaid and whether the prepayment is of LIBO Rate Loans, Term Benchmark Loans, or ABR Loans; provided, that if a LIBO Rate Loan or Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid; provided that notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind, or extend the date for prepayment specified in, any notice of prepayment under this Section 2.10(a), if such prepayment would have resulted from a refinancing of all or any portion of any Facility or Facilities which refinancing shall not be consummated or shall otherwise be delayed. Partial prepayments of Tranche B Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Any optional prepayments of the Term Loans shall be applied to the remaining installments thereof as selected by the Borrower (or absent any such selection in the direct order of maturity).

(b) If a Repricing Transaction occurs on or prior to the date that is twelve months after the Closing Date, a 1.00% prepayment premium shall be paid on the principal amount of the Tranche B Term Loans prepaid, repaid or subject to an amendment (including to any Lenders that do not consent to such amendment and are required to assign their loans in connection with such amendment) in each case in connection with such Repricing Transaction.

2.11.       Mandatory Prepayments.

(a)         If any Indebtedness shall be incurred by the Borrower after the Closing Date (other than any permitted Indebtedness incurred in accordance with Section 7.2 (except for Credit Agreement Refinancing Indebtedness which shall be applied in accordance with clause (iii) of the definition thereof)), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.11(d).

(b)         If on any date the Company or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, the Applicable Asset Sale Prepayment Percentage of such Net Cash Proceeds shall be applied by the Borrower on the fifth Business Day following such receipt thereof toward the prepayment of the Term Loans as set forth in Section 2.11(d); provided, that, notwithstanding the foregoing, at the option of the Company, the Company may reinvest the Net Cash Proceeds in the business of the Company or any of its Subsidiaries within (x) 12 months following the receipt of such Net Cash Proceeds or (y) 18 months following the receipt of such Net Cash Proceeds, in the event that the Company or any of its Subsidiaries shall have entered into a binding commitment within 12 months following the receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds in the business of the Company or any of its Subsidiaries (it being understood that if any portion of such Net Cash Proceeds are no longer intended to be reinvested or are not reinvested within such 18-month period, the Applicable Asset Sale Prepayment Percentage of such Net Cash Proceeds shall be applied by the Borrower on the fifth Business Day after the Company reasonably determines that such Net Cash Proceeds are no longer intended to be or are not reinvested within such 18-month period toward prepayment of the Term Loans as set forth in Section 2.11(d)); provided that if at the time that any such prepayment would be required, the Company or any of its Subsidiaries is required to prepay or offer to repurchase with the Net Cash Proceeds of such Asset Sale or Recovery Event any Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Ratio Debt, Incurred Acquisition Debt or any other Indebtedness outstanding at such time, in each case that is secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations pursuant to the terms of the documentation governing such Indebtedness (such Indebtedness required to be offered to be so repurchased, “Other Applicable Asset Sale Indebtedness”), then the Company may apply the Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Asset Sale Indebtedness at such time) to the prepayment of such Other Applicable Asset Sale Indebtedness; it being understood that the portion of the Net Cash Proceeds allocated to the Other Applicable Asset Sale Indebtedness shall not exceed the amount of the Net Cash Proceeds required to be allocated to the Other Applicable Asset Sale Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(b) shall be reduced accordingly.

(c)          No later than the fifth Business Day after the date on which the financial statements with respect to each fiscal year of the Borrower are required to be delivered pursuant to Section 6.1(a), commencing with the fiscal year ending December 31, 2022, the Borrower shall prepay Term Loans in accordance with Section 2.11(d) in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Applicable ECF Prepayment Percentage of Excess Cash Flow of the Company and its Subsidiaries for the Excess Cash Flow Period then most recently ended (this clause (A), the “Base ECF Prepayment Amount”) minus (B) at the option of the Borrower, to the extent occurring during such Excess Cash Flow Period (or occurring after such Excess Cash Flow Period and prior to the date of the applicable Excess Cash Flow payment), and without duplication (including duplication of any amounts deducted in any prior Excess Cash Flow Period or deducted in the calculation of Excess Cash Flow pursuant to the definition thereof), the following (collectively, the “ECF Deductions”):

(i)           the aggregate principal amount of any Term Loans prepaid pursuant to Section 2.10;

(ii)        the aggregate principal amount of any Incremental Equivalent Debt and/or any other Indebtedness permitted to be incurred pursuant to Section 7.2 to the extent secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Facilities (without regard to the control of remedies), voluntarily prepaid, repurchased, redeemed or otherwise retired;

(iii)       the amount of any reduction in the outstanding amount of any Term Loans, Incremental Equivalent Debt and/or any other Indebtedness permitted to be incurred pursuant to Section 7.2 to the extent secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Facilities (without regard to the control of remedies), resulting from any purchase or assignment made in accordance with Section 10.6(k) (with respect to Term Loans) and any equivalent provisions with respect to any Incremental Equivalent Debt and/or such other Indebtedness;

(iv)         all Cash payments in respect of Capital Expenditures and all Cash payments made to acquire IP Rights;

(v)         Cash payments by the Company and its Subsidiaries made in respect of long-term liabilities (including for purposes of clarity, the current portion of such long-term liabilities) of the Company and its Subsidiaries other than Indebtedness, except to the extent such Cash payments were deducted in the calculation of Consolidated Net Income or Consolidated EBITDA for such period;

(vi)        Cash payments made from internally generated Cash in respect of any Investment (including acquisitions) permitted by Section 7.7 or otherwise consented to by the Required Lenders (other than Investments (x) in Cash or Cash Equivalents or (y) in the Borrower or any Loan Party) and/or any Restricted Payment permitted by Section 7.7 or otherwise consented to by the Required Lenders;

(vii)       the aggregate consideration (A) required to be paid in Cash by the Borrower or its Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to Capital Expenditures, acquisitions or other Investments permitted by Section 7.7 or otherwise consented to by the Required Lenders and/or Restricted Payments described in clause (vi) above and/or (B) otherwise committed or budgeted to be made in connection with Capital Expenditures, acquisitions or other Investments and/or Restricted Payments described in clause (vi) above (clauses (A) and (B) of this clause (vii), the “Scheduled Consideration”) (other than Investments in (x) Cash and Cash Equivalents or (y) the Borrower or any Loan Party) to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such Excess Cash Flow Period; provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures, acquisitions, Investments or Restricted Payments during such subsequent period of four consecutive fiscal quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of the ECF Prepayment Amount at the end of such subsequent period of four consecutive fiscal quarters;

(viii)      Cash expenditures in respect of any Hedge Agreement to the extent not otherwise deducted in the calculation of Consolidated Net Income or Consolidated EBITDA; and

(ix)       the aggregate amount of expenditures actually made by the Borrower and/or any Subsidiary in Cash (including any expenditure for the payment of fees or other Charges (or any amortization thereof for such period) in connection with any Disposition, incurrence or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction, amendment or modification of any debt instrument, including this Agreement, and including, in each case, any such transaction consummated prior to, on or after the Closing Date, and Charges incurred in connection therewith, whether or not such transaction was successful), in each case to the extent that such expenditures were not expensed;

in the case of each of clauses (i)-(ix), (I) excluding any such payments, prepayments and expenditures made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.11(c) in any prior Fiscal Year, (II) in the case of any prepayment of revolving Indebtedness, to the extent accompanied by a permanent reduction in the relevant commitment, (III) to the extent that such payments, prepayments and expenditures were not financed with the proceeds of other Long-Term Indebtedness of the Borrower or its Subsidiaries and (IV) in each case under clause (3) above, based upon the actual amount of cash paid in connection with any relevant purchase or assignment; provided that no prepayment under this Section 2.11(c) shall be required unless the principal amount of Term Loans required to be prepaid exceeds $10,000,000 (and, in such case, only such amount in excess of such amount shall be required to be prepaid); provided, further, that if at the time that any such prepayment would be required, the Borrower or any of its Subsidiaries is required to prepay or offer to repurchase with any portion of the ECF Prepayment Amount any Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Ratio Debt, Incurred Acquisition Debt or any other Indebtedness outstanding at such time, in each case that is secured on a pari passu basis (without regard to the control of remedies) with the Obligations pursuant to the terms of the documentation governing such Indebtedness (such Indebtedness required to be so prepaid or offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the relevant Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time) to the prepayment of the Term Loans and to the prepayment of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(c) shall be reduced accordingly; it being understood that (1) the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the portion of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(d)        The application of any prepayment pursuant to Section 2.11(a), 2.11(b) or 2.11(c) shall be made ratably to the Term Loans based on the outstanding respective principal amounts thereof. Partial prepayments of the Term Loans pursuant to this Section 2.11 shall be applied to the remaining installments thereof, as directed by the Borrower (and absent any direction in the direct order of maturity). The application of any prepayment of Term Loans pursuant to this Section 2.13 shall be made, first, to ABR Loans and second, to LIBO Rate Loans. Each prepayment of the Loans under this Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e)         Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to Section 2.11(b) or (c) to decline all (but not a portion) of its prepayment (such declined amounts, the “Declined Proceeds”), which Declined Proceeds may be retained by the Borrower and used for any purpose permitted (or not prohibited) hereunder, including to increase the Available Amount; provided that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(a) above to the extent that such prepayment is made with the proceeds of any Credit Agreement Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans. If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its ratable percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s ratable percentage of the total amount of such mandatory prepayment of the Term Loans.

(f)          Notwithstanding any other provisions of Section 2.11, to the extent any or all of the Net Cash Proceeds from any Asset Sale or Recovery Event received by the Company or a Foreign Subsidiary are prohibited or delayed by any applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of the Company or such Foreign Subsidiary) from being repatriated or passed on to or used for the benefit of the Borrower or any applicable Domestic Subsidiary (the Company hereby agreeing to promptly take, and to cause the applicable Foreign Subsidiary to promptly take, all actions reasonably required by the applicable local law to permit such repatriation as long as such repatriation does not create a material adverse tax consequence) or if the Company has determined in good faith that repatriation of any such amount to the Borrower or any applicable Subsidiary would have material adverse tax consequences with respect to such amount, the portion of such Net Cash Proceeds so affected will not be required to be applied to prepay Term Loans at the times provided in this Section 2.11 but may be retained by the Company or the applicable Subsidiary for so long, but only so long, as the applicable local law will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower or the applicable Domestic Subsidiary, or the Company believes in good faith that such material adverse tax consequence would result, and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law or the Company determines in good faith that such repatriation would no longer would have such material adverse tax consequences, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reasonably estimated to be payable as a result thereof) to the prepayment of the applicable Term Loans as otherwise required pursuant to this Section 2.11; provided that, notwithstanding the foregoing, the Borrower and the applicable Domestic Subsidiary shall have no obligation to repatriate any such Net Cash Proceeds (or take any further action with respect thereto) from and after the date that is twelve months after the receipt of such Net Cash Proceeds.

(g)          If at any time the Total Revolving Extensions of Credit exceed the Total Revolving Commitments, the Borrower shall, within one Business Day of notice thereof from the Administrative Agent, prepay the Revolving Loans in an amount equal to the amount of such excess.

2.12.       Continuation Options.

(a)          The Borrower may elect from time to time to convert LIBO Rate Loans or Term Benchmark Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of LIBO Rate Loans or Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to LIBO Rate Loans, in the case of Tranche B Term Loans, or Term Benchmark Loans, in the case of Revolving Loans, by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan under a particular Facility may be converted into a LIBO Rate Loan or a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.  If any interest election requests a LIBO Rate Loan or Term Benchmark Loan but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(b)         Any LIBO Rate Loan or Term Benchmark Loan shall be continued as such upon the expiration of the then current Interest Period with respect thereto unless the Borrower gives notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of a different length of the next Interest Period to be applicable to such Loans.

2.13.      Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of LIBO Rate Loans or Term Benchmark Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the LIBO Rate Loans or Term Benchmark Loans comprising each Eurodollar Tranche or Term Benchmark Borrowing shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

2.14.       Interest Rates and Payment Dates.

(a)          Each Loan comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)         (i) Each Loan comprising each LIBO Rate Borrowing shall bear interest during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate determined for such Interest Period plus the Applicable Margin and (ii) each Loan comprising a Term Benchmark Borrowing shall bear interest during each Interest Period with respect thereto at a rate per annum equal to the Term SOFR Rate determined for such Interest Period plus the Applicable Margin. For the avoidance of doubt, no LIBO Rate Borrowing shall be made with respect to any Revolving Loan.

(c)          (i) If all or a portion of the principal amount of or interest on any Loan shall not be paid when due and payable (whether at the stated maturity, by acceleration or otherwise and after giving effect to any grace or cure periods applicable thereto), such overdue amounts shall bear interest at a rate per annum equal to in the case of overdue amounts in respect of any Loan, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest, commitment fee or other amount payable hereunder shall not be paid when due and payable (whether at the stated maturity, by acceleration or otherwise and after giving effect to any grace or cure periods applicable thereto), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)          Interest shall be payable in arrears on each Interest Payment Date.

2.15.       Computation of Interest and Fees; Interest Elections.

(a)          Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year except that interest and fees payable for ABR Loans on which is then based on the Prime Rate shall be computed on the basis of a 365 day year (or 366 day year in a leap year) for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a LIBO Rate or the Term SOFR Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)         Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders absent manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

2.16.       Inability to Determine Interest Rate.

(a)          Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.16:

(i)   the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) prior to the commencement of any Interest Period for a LIBO Rate Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate (including because the LIBO Screen Rate is not available or published on a current basis), for Dollars and such Interest Period; or

(ii)   the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a LIBO Rate Borrowing, the Adjusted LIBO Rate or the LIBO Rate for Dollars and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any continuation of any Borrowing as a LIBO Rate Borrowing shall be ineffective and (B) if any borrowing request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.  Furthermore, if any LIBO Rate Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.16, then until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.

(b)         Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)          Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.

(d)          In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)          The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16.

(f)        Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Tranche B Term SOFR or the Adjusted LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)        Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBO Rate Borrowing of, conversion to or continuation of LIBO Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, such Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.  Furthermore, if any LIBO Rate Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.16, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 2.16 shall apply only to Tranche B Term Loans and shall not apply to any Revolving Loans, which shall be subject to the provisions of Schedule 2.16.

2.17.      Pro Rata Treatment and Payments.

(a)          Each borrowing by the Borrower from the Revolving Lenders hereunder, each payment by a Borrower on account of any commitment fee and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders.

(b)          Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders, except as otherwise provided in Section 2.27.

(c)          Each payment (including each prepayment) by the Borrower on account of principal of and interest and premium, if any, on the Tranche B Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B Term Loans then held by the Tranche B Term Lenders. Subject to Section 2.11(d), the amount of each principal prepayment of the Tranche B Term Loans shall be applied to reduce the then remaining installments of the Tranche B Term Loans in the direct order of maturity. Amounts prepaid on account of the Tranche B Term Loans may not be reborrowed.

(d)         All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at its Domestic Funding Office, in U.S. Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBO Rate Loans or Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBO Rate Loan or a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)         Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average NYFRB Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive absent manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate, on demand, from the Borrower.

(f)          Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.

2.18.       Requirements of Law.

(a)          If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Credit Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)         shall subject such Credit Party to any Tax (except for, without duplication, Non-Excluded Taxes and Taxes described in clauses (i) through (iv) of the definition of Non-Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)         shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (including any insurance charge or other assessment, but other than any reserve requirement contemplated by Section 2.18(e)) against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Credit Party; or

(iii)         shall impose on such Credit Party or the London interbank or other relevant market any other condition, cost or expense affecting this Agreement or the Loans made by such Credit Party (other than Taxes);

and the result of any of the foregoing is to increase the cost to such Credit Party, by an amount that such Credit Party deems to be material, of making, converting into, continuing or maintaining Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay such Credit Party, following thirty (30) days’ prior written demand and delivery of the calculation of such amount, any additional amounts necessary to compensate such Credit Party for such increased cost or reduced amount receivable. If any Credit Party becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled together with a calculation of such amount claimed; provided that failure or delay on the part of any Credit Party to demand compensation pursuant to this Section 2.18(a) shall not constitute a waiver of such Credit Party’s right to demand such compensation; provided further that the Company shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than 90 days prior to the date that such Lender notifies the Company of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such 90-day period shall be extended to include the period of such retroactive effect; provided further that in respect of clause (a)(i), the Company shall be required to make such payment only if the respective Lender certifies that it generally requires similarly situated borrowers in comparable syndicated credit facilities to which it is a lender to make similar payments.

(b)         If any Credit Party shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity requirements or in the interpretation or application thereof or compliance by such Credit Party, or any corporation controlling such Credit Party with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Credit Party’s or such corporation’s capital as a consequence of its obligations hereunder or under to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Credit Party’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Credit Party to the Company (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such reduction; provided that the Company shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than 90 days prior to the date that such Lender notifies the Company of such Lender’s intention to claim compensation therefor; provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such 90-day period shall be extended to include the period of such retroactive effect; and provided further that the Company shall be required to make such payment only if the respective Lender certifies that it generally requires similarly situated borrowers in comparable syndicated credit facilities to which it is a lender to make similar payments.

(c)        Notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted or issued.

(d)         A certificate as to any additional amounts payable pursuant to this Section submitted by any Credit Party to the Company (with a copy to the Administrative Agent) shall be conclusive absent manifest error. The obligations of the Company pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)         The Borrower shall pay to each Lender, without duplication, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financing regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any LIBO Rate Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Company shall have received at least 30 days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender; provided further that the Company shall be required to make such payment only if the respective Lender certifies that it generally requires similarly situated borrowers in comparable syndicated credit facilities to which it is a lender to make similar payments.

(f)           If, in any applicable jurisdiction, it becomes unlawful for a Revolving Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Revolving Loan or it becomes unlawful for any Affiliate of a Revolving Lender for that Revolving Lender to do so, that Revolving Lender shall promptly notify the Administrative Agent upon becoming aware of that event; upon the Administrative Agent notifying the Borrower, each Available Revolving Commitment of that Revolving Lender will be immediately cancelled; and to the extent that the Lender’s participation has not been transferred pursuant to Section 2.22, the Borrower shall repay that Revolving Lender’s participation in the Revolving Loans made to the Borrower, together with any amounts otherwise payable pursuant to Section 2.18, on the last day of the Interest Period for each Revolving Loan occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Revolving Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Revolving Lender’s corresponding Revolving Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

2.19.       Taxes.

(a)          Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is a Non-Excluded Tax or Other Taxes, then the amount payable by the Borrower to the Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Credit Party receives an amount that  would have received had no such deduction or withholding been made. Whenever any Taxes are payable by the Borrower to a Governmental Authority pursuant to this Section 2.19, as soon as practicable thereafter the Borrower shall send to the Administrative Agent the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment.

(b)        In addition, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c)       The Borrower shall indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Borrower shall not be obligated to indemnify such Credit Party pursuant to this Section 2.19 in respect of penalties, interest and other liabilities are attributable to the bad faith, gross negligence or willful misconduct of such Credit Party. After a Credit Party learns of the imposition of Non-Excluded Taxes or Other Taxes, such Credit Party will act in good faith to promptly notify the Borrower of its obligations thereunder. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)         Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for any Taxes (i) attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) or (ii) attributable to such Lender’s failure to comply with the provisions of Section 10.6(b) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)          If the Administrative Agent or any Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Administrative Agent or Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(f)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f)          Without limiting the generality of the foregoing,

(i)          Each Lender (or Transferee) that is a “United States person” as defined in Section 7701(a)(30) of the Code (a “U.S. Person”) shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly completed and duly signed copies of U.S. Internal Revenue Service  Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax.

(ii)          Each Lender (or Transferee) that is not a U.S. Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent.):

(A)         in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two properly completed and duly signed copies of IRS Form W- 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, two completed and duly signed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)         in case of a Non-U.S. Lender claiming that its extension of credit will generate U.S. effectively connected income, two properly completed and duly signed copies of IRS Form W-8ECI;

(C)        in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a CFC related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)       to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F on behalf of each such direct and indirect partner.

(iii)       Any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two completed and duly signed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(iv)        If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment; and

(v)          The Administrative Agent shall deliver to the Borrower two executed copies of whichever of the following is applicable:

(A)         if the Administrative Agent is a U.S. Person, IRS Form W-9 certifying to such Administrative Agent’s exemption from U.S. federal backup withholding; or

(B)          if the Administrative Agent is not a U.S. Person, (x) IRS Form W-8ECI with respect to payments received for its own account; and (y) IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the accounts of others, clarifying that it is a U.S. branch of a foreign bank or insurance company described in Regulations section 1.1441-1(b)(2)(iv)(A) that is a “participating foreign financial institution” or PFFI (including a reporting Model 2 FFI), registered deemed-compliant FFI (including a reporting Model 1 FFI), or “non-financial foreign entity” that is using this form as evidence of its agreement with the withholding agent to be treated as a U.S. Person with respect to any payments associated with this withholding certificate.

(g)         The Administrative Agent and each Lender agree that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)         If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.19(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.19(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.19(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.19(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)           For purposes of this Section 2.19, the term “applicable law” includes FATCA.

(j)          All amounts expressed to be payable under a Loan Document by any party to this Agreement to a Credit Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (i) below, if VAT is or becomes chargeable on any supply made by any Credit Party to any party under a Loan Document and such Credit Party is required to account to the relevant tax authority for the VAT, that party must pay to such Credit Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Credit Party must promptly provide an appropriate VAT invoice to that party; provided, however, that any Israeli Credit Party shall not be required to provide a VAT invoice in respect of any VAT amounts payable to any of its third party suppliers or service providers).

(i)          If VAT is or becomes chargeable on any supply made by any Credit Party (the “Supplier”) to any other Credit Party (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(A)         (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)        (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(ii)          Where a Loan Document requires any party to reimburse or indemnify a Credit Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Credit Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Credit Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iii)        Any reference in this Section 2.19(j) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(iv)         In relation to any supply made by a Credit Party to any party under a Loan Document, if reasonably requested by such Credit Party, that party must promptly provide such Credit Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Credit Party’s VAT reporting requirements in relation to such supply.

(k)         Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment or rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.20.     Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of LIBO Rate Loans or Term Benchmark Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from LIBO Rate Loans or Term Benchmark Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment of LIBO Rate Loans or Term Benchmark Loans (including pursuant to Sections 2.22 or 10.1(b)) on a day that is not the last day of an Interest Period with respect thereto. Such indemnification, which shall be payable within 30 days of written demand therefor, may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid or returned, or not so borrowed, converted or continued, for the period from the date of such prepayment or return or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market or other applicable interbank market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21.      Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.18 or 2.19 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the good faith judgment of such Lender, (i) would eliminate or reduce the amounts payable pursuant to Section 2.18 or Section 2.19, as the case may be, in the future, (ii) would not subject such Lender to (A) any unreimbursed cost or expense or (B) significant investment of time or effort and (iii) would not otherwise be materially disadvantageous to such Lender, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

2.22.     Replacement of Lenders. The Company shall be permitted, at its sole expense and effort, with respect to any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or Section 2.19, (b) has become a Defaulting Lender hereunder or (c) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders or Required Revolving Lenders) with respect to which Required Lender or Required Revolving Lender consent, as applicable (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”) (1) to replace such Lender, with a replacement financial institution; provided that (i) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the Borrower shall be liable to such replaced Lender under Section 2.20 for any losses suffered or expenses incurred by such Lender if any LIBO Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (iii) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent to the extent such consent is required pursuant to Section 10.6, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) or pursuant to other procedures agreed upon by the Company and the Administrative Agent including deemed assignments upon payment to the replaced Lender of amounts required to be paid to it pursuant to this Section 2.22, (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19, as the case may be, and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender or (2) terminate the Commitment of such Lender and in the case of a Lender, repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans, Commitments and participations held by such Lender as of such termination date. No action by or consent of any Lender referred to in this Section 2.22, including any Defaulting Lender or Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of the amounts described in the immediately preceding sentence.

2.23.       [Reserved].

2.24.       Extension of the Facilities.

(a)          (I) The Borrower may at any time and from time to time, request that all or a portion of the Term Loans of a given Class (or series or tranche thereof) (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms applicable thereto consistent with this Section 2.24. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the All-in Yield with respect to the Extended Term Loans may be different than the All-in Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment; and (iv) the Extended Term Loans may have prepayment premiums or call protection as may be agreed by the Borrower and the Lenders thereof; provided that that (A) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the maturity date of the applicable Existing Term Loan Tranche, (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche, (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (D) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Class of Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.24 shall be in an aggregate principal amount that is not less than $20,000,000 (or such lesser amount as to which the Administrative Agent may agree).

(II)       The Company may at any time and from time to time, in its sole discretion, request that all or a portion of the Revolving Commitments or commitments in respect of an Incremental Revolving Facility (“Incremental Revolving Commitments”) of a given Class (or series or tranche thereof) (each, an “Existing Revolver Tranche”) be amended to extend the maturity date with respect to all or a portion of any principal amount of such Revolving Commitments or Incremental Revolving Commitments (any such Revolving Commitments or Incremental Revolving Commitments which have been so amended, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.24. In order to establish any Extended Revolving Commitments, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request” and together with a Term Loan Extension Request, an “Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Commitments under the Existing Revolver Tranche from which such Extended Revolving Commitments are to be amended, except that: (i) the maturity date of the Extended Revolving Commitments may be delayed to a later date than the maturity date of the Revolving Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; (ii) the All-in Yield with respect to extensions of credit under the Extended Revolving Commitments (whether in the form of interest rate margin, upfront fees, commitment fees, OID or otherwise) may be different than the All-in Yield for extensions of credit under the Revolving Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment; and (iv) all borrowings under the applicable Revolving Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (II) repayments required upon the maturity date of the non-extending Revolving Commitments); provided, further, that all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series” (and together with a Term Loan Extension Series, any “Extension Series”)) of Extended Revolving Commitments for all purposes of this Agreement; provided that any Extended Revolving Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Commitments incurred under this Section 2.24 shall be in an aggregate principal amount that is not less than $5,000,000 (or such lesser amount as to which the Administrative Agent may agree).

(b)         The Borrower shall provide the applicable Extension Request at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.24. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Commitments amended into Extended Revolving Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Lender (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive absent manifest error) based on the aggregate principal amount of Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.

(c)        Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Company, the Administrative Agent and each Extending Term Lender or Extending Revolving Lender, as applicable, providing an Extended Term Loan or Extended Revolving Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.24(a) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.3 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Company may, at its election, specify as a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request in the Company’s sole discretion and as may be waived by the Company) of Term Loans, Revolving Commitments or Incremental Revolving Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.3 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension Election (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.3), (iii) modify the prepayments set forth in Section 2.3 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 10.1 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.24, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(d)        No extension of Loans pursuant to any Extension Election in accordance with this Section 2.24 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(e)          This Section 2.24 shall supersede any provisions in Section 2.17(d) or 10.1 to the contrary.

2.25.       Incremental Loan Extensions.

(a)         The Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment (i) add one or more new Classes of term facilities and/or increase the principal amount of any Term Loans of any existing Class by requesting new term loan commitments to be added to such Loans (any such new Class or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) add one or more new Classes of revolving commitments and/or increase the aggregate amount of the Revolving Commitments of any existing Class (any such new Class or increase, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”, or either or any thereof, an “Incremental Facility”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:

(i)          no commitments in respect of Incremental Loans (“Incremental Commitment”) in respect of any Incremental Facility may be in an amount that is less than $10,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree),

(ii)        except as separately agreed from time to time between the Borrower and any Lender, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender (it being agreed that the Borrower shall not be obligated to offer the opportunity to any Lender to participate in any Incremental Facility),

(iii)        no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of such Incremental Facility or Incremental Loan,

(iv)       the final maturity date of any Incremental Revolving Facility or any Incremental Term Facility shall be no earlier than the Latest Maturity Date and the final maturity date of any Incremental Term Facility consisting of a tranche B term facility (i.e., a term loan facility having amortization, tenor and other terms customary for the term loan B market) (an “Incremental Tranche B Term Facility”) shall be no earlier than the Latest Maturity Date in respect of the Tranche B Term Facility and any other Incremental Tranche B Term Facility then outstanding; provided, that the foregoing limitation shall not apply to a customary bridge facility which, subject to customary conditions, automatically convert into long-term debt satisfying the requirements of this clause (iv) or to any Incremental Revolving Facility incurred in reliance on the Inside Maturity Basket,

(v)          the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the Tranche B Term Facility; provided, that the foregoing limitation shall not apply to a customary bridge facility which, subject to customary conditions, automatically convert into long-term debt satisfying the requirements of this clause (v); provided, further, that the foregoing shall not apply to the extent the Weighted Average Life to Maturity of any Incremental Term Facility is shorter than the Weighted Average Life to Maturity of the Tranche B Facility solely to the extent necessary to make such Incremental Term Facility fungible with the Tranche B Term Facility,

(vi)       subject to clauses (iv) and (v) above, any Incremental Term Facility may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Term Facility,

(vii)       to the extent applicable, the fees payable in connection with any Incremental Facility shall be determined by the Borrower and the arrangers and/or lenders providing such Incremental Facility,

(viii)     (A)each Incremental Facility shall rank pari passu (but without regard to the control of remedies) with the initial Tranche B Term Loans (in the case of any Incremental Term Facility) and pari passu (but without regard to the control of remedies) with the initial Revolving Loans (in the case of Incremental Revolving Loans), in each case in right of payment and security and (B) no Incremental Facility may be (x) guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors or (y) secured by Liens on any assets other than the Collateral,

(ix)        any Incremental Term Facility may provide for the ability to participate (A) a pro rata basis or non-pro rata basis in any voluntary prepayment of Term Loans, in each case, made pursuant to Section 2.10 and (B) on a pro rata or less than pro rata basis (but not on a greater than pro rata basis, other than in the case of prepayment with proceeds of Indebtedness refinancing such Incremental Term Loans) in any mandatory prepayment of Term Loans required pursuant to Section 2.11(b),

(x)         no Event of Default shall exist immediately prior to or after giving effect to the effectiveness of such Incremental Facility (except in connection with any Limited Condition Transaction, where solely to the extent required by the Lenders providing such Incremental Facility, no such Event of Default shall exist at the time as elected by the Company pursuant to Section 1.4(d)),

(xi)        except as otherwise required or permitted in clauses (i) through (x) above and except in the case of any increase in the principal amount of Loans of any existing Class, all other terms of any Incremental Facility shall be as agreed between the Borrower and the Lenders providing such Incremental Facility; provided that, to the extent such terms are not consistent with the terms in respect of the applicable Facility, they shall be not materially more restrictive (as determined by the Borrower in good faith), when taken as a whole, than those under such applicable Facility (except for covenants or other provisions (x) applicable only to periods after the maturity date of such applicable Facility, (y) that are also added for the benefit of each applicable Facility or (z) that are reasonably satisfactory to the Administrative Agent); provided that, in the case of clauses (w), (y) and (z), if any financial maintenance covenant for the benefit of any Incremental Facility is added or is more restrictive than the financial maintenance covenant then applicable to any then-existing Revolving Facility, such financial maintenance covenant shall be applied to any then-existing Revolving Facility,

(xii)       the terms in respect of any Incremental Facility constituting an increase in the principal amount of an existing Class shall be the same as the terms of such existing Class;

(xiii)     the proceeds of any Incremental Facility may be used for working capital, Capital Expenditures and other general corporate purposes of the Company and/or its Subsidiaries (including permitted Restricted Payments, Investments, permitted acquisitions, Restricted Debt Payments) and any other purpose not prohibited by the terms of the Loan Documents, and

(xiv)      on the date of the making of any Incremental Term Loans that will be added to any Class of then existing Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.14, such Incremental Term Loans shall be added to each borrowing of outstanding Term Loans of such Class on a pro rata basis (based on the relative sizes of such borrowings), so that each Term Lender providing such Incremental Term Loans will participate proportionately in each then-outstanding borrowing of Term Loans of such Class; it being acknowledged that the application of this clause may result in new Incremental Term Loans having Interest Periods (the duration of which may be less than one month) that begin during an Interest Period then applicable to outstanding LIBO Rate Loans of the relevant Class and which end on the last day of such Interest Period.

(xv)       solely in the case of any U.S. dollar-denominated Incremental Facility that is secured on a pari passu basis with the Tranche B Term Facility, if the All-in Yield applicable to any such Incremental Facility determined as of the initial funding date for such Incremental Facility is more than 0.75% higher than the corresponding All-in Yield applicable to the Tranche B Term Facility, then the interest rate margin for the Tranche B Term Facility shall be increased by an amount equal to the difference between the All-in Yield with respect to such Incremental Facility and the corresponding All-in Yield on the Tranche B Term Facility, minus 0.75% (for purposes of such calculation and with respect to any such facility, (x) subject to clause (z) below, All-in Yield shall be deemed to include all upfront fees and original issue discount (based on a four-year average life to maturity or, if less, the remaining life to maturity) payable to all lenders providing such facility and (y) if the Incremental Facility includes a “LIBOR” interest rate floor greater than the applicable interest rate floor under the Tranche B Term Facility and such floor is greater than the Adjusted LIBO Rate for a 3-month interest period at such time, such excess amount (above the greater of such floor and such Adjusted LIBO Rate) shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the Tranche B Term Facility shall be required, but only to the extent an increase in the interest rate floor in the Tranche B Term Facility would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the Tranche B Term Facility shall be increased to the extent of such excess.

(b)          Incremental Commitments may be provided by any existing Lender or by any other Assignee (any such other Assignee being called an “Additional Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Additional Lender’s provision of Incremental Commitments if such consent would be required under Section 10.6(c) for an assignment of Loans to such Additional Lender.

(c)        Each Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

(d)         As a condition precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall have received reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall have received, from each Additional Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Additional Lender and (iii) the Administrative Agent and applicable Additional Lenders shall have received all fees required to be paid in respect of such Incremental Facility or Incremental Loans.

(e)          The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Loan Document with the Company and/or the Borrower as may be necessary in order to establish new or any increase in any Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.25 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such Classes or sub-Classes, in each case on terms consistent with this Section 2.25 (including with respect to (i) establishing Incremental Revolving Commitments denominated in a foreign currency, (ii) the incorporation of customary agency provisions of the Administrative Agent required for the administration of a revolving credit facility, letter of credit facility and/or swing line loan facility established pursuant to any Class of Incremental Revolving Commitments (including provisions with respect to the inclusion of a customary base rate option for Borrowings under such revolving credit facility), (iii) the appointment of a letter of credit issuer and/or swing line lender pursuant to any Class of Incremental Revolving Commitments and/or (iv) the appointment of one or more a Subsidiary Guarantors as a Borrower in respect of such Incremental Facility).

(f)          Notwithstanding anything to the contrary in this Section 2.25 (including Section 2.25(d)) or in any other provision of any Loan Document, if the proceeds of any Incremental Term Facility are intended to be applied to finance an acquisition or other Investment and the lenders providing such Incremental Term Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality (including the making and accuracy of customary specified representations in connection with such acquisition or other Investment).

(g)          This Section 2.25 shall supersede any provision in Section 2.17 or 10.1 to the contrary.

(h)          Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.25:

(i)          if such Incremental Revolving Facility establishes Revolving Commitments of the same Class as any then-existing Class of Revolving Commitments, (i) [reserved] and (ii) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments of such Class (after giving effect to any increase in the Revolving Commitment pursuant to this Section 2.25); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (i); and

(ii)         if such Incremental Revolving Facility establishes Revolving Commitments of a new Class, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on any Revolving Facility, (B) repayments required upon the maturity date of any Revolving Facility and (C) repayments made in connection with any permanent repayment and termination of any Revolving Commitments (subject to clause (3) below)) of Incremental Revolving Loans after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with any then-existing Revolving Facility, (2) [reserved] and (3) any permanent repayment of Revolving Loans with respect to, and reduction or termination of Revolving Commitments under, any Revolving Facility after the effective date of any Incremental Revolving Facility shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, except that the Borrower shall be permitted to permanently repay Revolving Loans and terminate Revolving Commitments of any Revolving Facility on a greater than pro rata basis (I) as compared to any other Revolving Facilities with a later maturity date than such Revolving Facility or (II) with the proceeds of Indebtedness refinancing such Revolving Facility.

(i)          Following the Amendment No. 1 Effective Date, upon the request of the Company and with the prior written consent of each Revolving Lender and the Agent (not to be unreasonably withheld, conditioned or delayed), the Company may be added as an additional Borrower under the Revolving Facility pursuant to an Incremental Facility Amendment; provided that such Incremental Facility Amendment (including as to Tax matters and the gross-up of any withholding Taxes in connection with such addition) is satisfactory to, and agreed by, the Administrative Agent and each Revolving Lender. For the avoidance of doubt, the Company shall not be a Borrower in respect of the Revolving Facility or any portion thereof unless each Revolving Lender shall have consented thereto and to any Incremental Facility Amendment related thereto.

2.26.      Defaulting Term Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender (a “Defaulting Term Lender”), then the following provisions shall apply for so long as such Lender is a Defaulting Term Lender:

(a)          [Reserved];

(b)         the Tranche B Term Commitment and Tranche B Term Loans of such Defaulting Term Lender shall not be included in determining whether the Required Lenders or the Majority Facility Lenders under the Tranche B Term Facility have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided that this clause (d) shall not apply in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby; and

(c)          any amount payable to such Defaulting Term Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Term Lender pursuant to Section 10.7 but excluding any amount that would otherwise be payable to such Defaulting Term Lender pursuant to Section 2.22) shall, in lieu of being distributed to such Defaulting Term Lender and without duplication, be retained by the Administrative Agent in a segregated interest-bearing account reasonably satisfactory to the Administrative Agent and the Borrower and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Term Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Tranche B Term Loan in respect of which such Defaulting Term Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iii) third, if so determined by the Administrative Agent and the Borrower, unless such Defaulting Term Lender has no remaining unutilized Tranche B Term Commitment, held in such account as cash collateral for future funding obligations of the Defaulting Term Lender in respect of any Tranche B Term Loans under this Agreement, (iv) fourth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Term Lender as a result of such Defaulting Term Lender’s breach of its obligations under this Agreement, and (v) fifth, to such Defaulting Term Lender or as otherwise directed by a court of competent jurisdiction, provided that, with respect to this clause (v), if such payment is (A) a prepayment of the principal amount of any Tranche B Term Loans as to which a Defaulting Term Lender has funded its participation and (B) made at a time when the conditions set forth in Section 5.3 are satisfied, such payment shall be applied solely to prepay the Tranche B Term Loans of all Tranche B Term Lenders that are not Defaulting Term Lenders under the Tranche B Term Facility pro rata prior to being applied to the prepayment of any Tranche B Term Loans of any Defaulting Term Lender.

The provisions of this Section 2.26 may not be amended, supplemented or modified without, in addition to consents required by Section 10.1, the prior written consent of the Administrative Agent, the Borrower and any Defaulting Term Lenders.

2.27.     Defaulting Revolving Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender (a “Defaulting Revolving Lender”), then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Revolving Lender:

(a)         commitment fees shall cease to accrue on the Available Revolving Commitment (if any) of such Defaulting Revolving Lender pursuant to Section 2.6;

(b)          [reserved]

(c)          [reserved];

(d)         the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Revolving Lender shall not be included in determining whether the Required Lenders or the Majority Facility Lenders under the Revolving Facility have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (d) shall not apply in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby; and

(e)        any amount payable to such Defaulting Revolving Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Revolving Lender pursuant to Section 10.7 but excluding Section 2.22) shall, in lieu of being distributed to such Defaulting Revolving Lender and without duplication, be retained by the Administrative Agent in a segregated interest-bearing account reasonably satisfactory to the Administrative Agent and the Borrower and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Revolving Lender to the Administrative Agent hereunder, (ii) second, [reserved], (iii) third, [reserved], (iv) fourth, to the funding of any Revolving Loan in respect of which such Defaulting Revolving Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, unless such Defaulting Revolving Lender has no remaining unutilized Revolving Commitment, held in such account as cash collateral for future funding obligations of the Defaulting Revolving Lender in respect of any Revolving Loans under this Agreement, (vi) sixth, [reserved], (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower(s) against such Defaulting Revolving Lender as a result of such Defaulting Revolving Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Revolving Lender or as otherwise directed by a court of competent jurisdiction, provided, that, with respect to this clause (viii), if such payment is (A) a prepayment of the principal amount of any Revolving Loans as to which a Defaulting Revolving Lender has funded its participation and (B) made at a time when the conditions set forth in Section 5.3 are satisfied, such payment shall be applied solely to prepay the Revolving Loans of all Revolving Lenders that are not Defaulting Revolving Lenders under the Revolving Facility pro rata prior to being applied to the prepayment of any Revolving Loans of any Defaulting Revolving Lender. On the Revolving Termination Date, any remaining amounts not previously applied (except for amounts in connection with clause (vii) above) shall be returned to the applicable Defaulting Revolving Lender.

The provisions of this Agreement relating to funding, payment and other matters with respect to the Revolving Facility may be adjusted by the Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld), to the extent necessary to give effect to the provisions of this Section 2.27. The provisions of this Section 2.27 may not be amended, supplemented or modified without, in addition to consents required by Section 10.1, the prior written consent of the Administrative Agent, the Borrower and any Defaulting Revolving Lenders.

Subject to Section 10.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Revolving Lender arising from such Lender becoming a Defaulting Revolving Lender, including any claim of a non-Defaulting Revolving Lender as a result of such non-Defaulting Revolving Lender’s increased exposure following such reallocation.

2.28.       Refinancing Facilities.

(a)          On one or more occasions after the Amendment No. 1 Effective Date, the Borrower may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor (other than an Ineligible Institution) that agrees to provide any portion of Refinancing Term Loans or Other Revolving Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.28 (each, an “Additional Refinancing Lender”) (provided that the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Refinancing Term Loans or Other Revolving Commitments to the extent such consent, if any, would be required under Section 10.6(c) for an assignment of Revolving Commitments or Loans to such Lender or Additional Refinancing Lender), Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class, as selected by the Borrower in its sole discretion, of Term Loans or Revolving Loans (or unused Commitments in respect thereof) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Commitments, or Other Revolving Loans; provided that notwithstanding anything to the contrary in this Section 2.28 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, (2) [reserved], (3) the permanent repayment of Revolving Loans with respect to, and termination of, Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments in respect of Revolving Loans, except that the Company shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans.

(b)         The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.3 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c)          Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.28(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d)         Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.1 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.28, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e)          This Section 2.28 shall supersede any provisions in Section 2.17 or 10.1 to the contrary.

SECTION 3.        [RESERVED]

SECTION 4.        REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Company and the Borrower each hereby represent and warrant to the Administrative Agent and each Lender that:

4.1.       Financial Condition. The financial statements of the Company and the Target delivered to the Arrangers prior to the Closing Date and the financial statements of the Company delivered pursuant to Section 6.1 present fairly in all material respects the financial condition of the Company and the Target, as applicable, as at the date referenced therein, and the combined results of its operations and its combined cash flows for the applicable periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

4.2.       No Change. Since December 31, 2018, there has not occurred any change, development or event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

4.3.       Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is (except in the case of any Immaterial Subsidiary) duly organized, validly existing and in good standing (to the extent such concept is relevant in the applicable jurisdiction) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing (to the extent such concept is relevant in the applicable jurisdiction) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (a) (except with respect to the Company and the Borrower), (b), (c) and (d), to the extent that the failure to be qualified or comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4.       Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedules 4.4, 4.20(a) and 4.20(b), which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or will have been obtained or made and be in full force and effect on the Closing Date or (ii) where the failure to obtain such consent or authorization, or failure to file or provide notice would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5.        No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate (a) the Certificate of Incorporation and By-Laws or other organizational or governing documents of the Company or any of its Subsidiaries or (b) any other Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents), except to the extent, in this clause (b), such violation would not reasonably be expected to have a Material Adverse Effect.

4.6.        Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

4.7.         No Default.

(a)          Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect.

(b)          No Default has occurred and is continuing.

4.8.        Ownership of Property. Each of the Company and its Subsidiaries (other than Foreign Subsidiaries, as to which no representation is made) has title in fee simple to, or a valid leasehold interest in, all its material real property, including the Mortgaged Properties, and good title to, or a valid leasehold interest in, all its other property and rights, except where such failure would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.9.       Intellectual Property. To the Knowledge of the Company, the Company and each of its Subsidiaries owns, or has a license or right to use, all material Intellectual Property necessary for the conduct of its business as currently conducted, and no claim has been asserted and is pending by any Person challenging or questioning the use of any such material Intellectual Property or the validity of any such material Intellectual Property owned by the Company or any of its Subsidiaries, nor does the Company know of any valid basis for any such claim, except, in each of the foregoing cases, as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Company, no use of Intellectual Property by the Company and its Subsidiaries infringes, misappropriates or otherwise violates the valid and enforceable Intellectual Property rights of any Person, except where such use would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.10.      Taxes. Except as would not be expected to result in a Material Adverse Effect, each of the Company and each of its Subsidiaries has filed or caused to be filed all Federal, state and other tax returns that are required to be filed and has paid all Taxes (whether or not shown to be due and payable on said returns) or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority (other than any amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or such Subsidiary, as the case may be).

4.11.      Federal Regulations. No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

4.12.      Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened and (b) hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters.

4.13.      ERISA. During the five-year period prior to the date on which this representation is made, except as would not reasonably be expected to have a Material Adverse Effect, (a) neither a Reportable Event nor an “accumulated funding deficiency” or “failure to meet the minimum funding standards” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Single Employer Plan, (b) each Single Employer Plan has complied with the applicable provisions of ERISA and the Code, (c) no termination of a Single Employer Plan under Section 4041(c) of ERISA has occurred, and (d) no Lien in favor of the PBGC or a Plan has arisen. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by an amount which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect to the Loan Parties, no such Multiemployer Plan is Insolvent.

4.14.      Investment Company Act; Other Regulations. No Loan Party is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.15.      Subsidiaries. Schedule 4.15 sets forth the name and jurisdiction of formation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Company or any Subsidiary, in each case, on the Closing Date.

4.16.      Use of Proceeds. The proceeds of the Term Loans shall be used to pay the Closing Cash Payment (as defined in the Acquisition Agreement) and fees and expenses relating to the Transactions, in each case, on the Closing Date.  The proceeds of the Revolving Loans shall be used to finance the working capital needs and general corporate purposes of the Company and its Subsidiaries or for any other purpose not prohibited under this Agreement.

4.17.       Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)        the facilities and real properties owned, leased or operated by the Company or any of its Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern under circumstances that constitute a violation of, or would reasonably be expected to give rise to liability under, any Environmental Law;

(b)        neither the Company nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the Properties or the business operated by the Company or any of its Subsidiaries (the “Business”) nor does the Company have Knowledge of any such threatened notice;

(c)         Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that would be reasonably expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would reasonably be expected to give rise to liability under, any Environmental Law;

(d)        no judicial proceeding or governmental or administrative action is pending or, to the Knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or, to the knowledge of the Company, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders or administrative orders or other orders in effect under any Environmental Law with respect to the Properties or the Business;

(e)          there has been no release or threatened release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws; and

(f)           the Company and the Subsidiaries are, and have in the last five years been in compliance, with all applicable Environmental Laws.

4.18.       Accuracy of Information, etc..

(a)        (i) Written factual information, other than the Projections, forward-looking statements, estimates and information of a general economic or industry specific nature (the “Information”), that has been made available to the Administrative Agent or the Arrangers in connection with the transactions contemplated by this Agreement, concerning the Company, its Subsidiaries, the Transactions, the other transactions contemplated by this Agreement and, to the Knowledge of the Company, the Target and the Subsidiaries of the Target, when taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto) and (ii) the Projections have been prepared in good faith based upon assumptions believed by the Company to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Company’s control and that actual results during the period or periods covered by any such Projections may differ from the projected results, and such differences may be material).

(b)         As of the Closing Date, to the best Knowledge of the Company, the information included in the Beneficial Ownership Certification and any Declaration of Beneficiaries and Controlling Parties provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all material respects.

4.19.       Security Documents.

(a)         The Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally) security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock, when the Administrative Agent (or its designee or agent) obtains control of stock certificates representing such Pledged Stock, in the case of the other Collateral described in the Collateral Agreement (other than any Intellectual Property constituting Collateral), when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are or have been filed in the offices specified on Schedule 4.19(a), and, in the case of Intellectual Property constituting Collateral, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are or have been filed in the appropriate offices and appropriate filings have been filed with the United States Patent and Trademark Office or United States Copyright Office, as applicable, the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party thereto in such Collateral and the proceeds thereof to the extent a security interest can be perfected by filings or other action required thereunder as security for the Obligations (as defined in the Collateral Agreement), in each case prior and superior in right to any other Person (except, Liens permitted by Section 7.3).

(b)        The Israeli Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally) security interest in the Collateral described therein and proceeds thereof. If filed with the Israeli Registrar of Companies within 21 days of execution thereof, the Israeli Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company in such Collateral and the proceeds thereof to the extent a security interest can be perfected by filings or other action required thereunder as security for the Secured Obligations (as defined in the Israeli Security Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 7.3).

(c)          Each of the Mortgages is effective to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are or have been filed or recorded in the appropriate offices, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person subject only to permitted Liens described in Section 7.3 hereof. As of the Closing Date, Schedule 1.1B lists each of the real properties in the United States owned in fee simple by the Company or any of its Subsidiaries having a value, in the reasonable opinion of the Company, in excess of $10,000,000.

4.20.      Solvency. As of the Closing Date, (a) each Loan Party is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent and (b) the Company is not insolvent under the Israeli Insolvency and Economic Recovery Law, 2018.

4.21.     Anti-Corruption Laws; Sanctions and Patriot Act. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the Knowledge of the Company, its directors, officers, employees and agents, acting in their capacity as such, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or, to the Knowledge of the Company, any of the Company’s directors, officers or employees, or (b) to the Knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person.  No Loan, direct or, to the Borrower’s Knowledge, indirect use of proceeds, or other transaction by the Borrower contemplated by this Agreement will violate the Patriot Act, Anti-Corruption Laws or applicable Sanctions.  To its knowledge, none of the Company or any of its Subsidiaries has entered into any transaction, contract or arrangement or agreed to enter into any of the foregoing: (i) that is prohibited under the Law on the Struggle Against Iran’s Nuclear Program, 5772-2012 or (ii) with any person that is, or is controlled by, a person located, resident in, organized under the laws of, or owned or controlled by the government of, a country or territory that is an enemy country under the Israeli Trade with the Enemy Ordinance 1939.

4.22.       EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

4.23.      Israeli Companies Law. The Company is not a “company in violation” under Section 362A of Israeli Companies Law 5759-1999, and except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, no other Loan Party is a “company in violation” under Section 362A of Israeli Companies Law 5759-1999.

SECTION 5.        CONDITIONS PRECEDENT

5.1.        [Reserved].

5.2.       Conditions to the Closing Date. The agreement of each Lender to make extensions of credit hereunder is subject to the prior or concurrent satisfaction of the following conditions precedent:

(a)          Loan Documents and Certificates. Subject in all respects to the Limited Conditionality Provision in the last paragraph of this Section 5.2, the Administrative Agent shall have received the following, each dated the Closing Date:

(i)           counterparts of this Agreement executed by each of the Lenders and a Responsible Officer of the Company and a Responsible Officer of the Borrower;

(ii)          the Guarantee Agreement, executed and delivered by each Loan Party and the Administrative Agent;

(iii)         the Collateral Agreement, executed and delivered by each Loan Party, the Administrative Agent and the Collateral Agent;

(iv)         the Israeli Security Agreement, executed and delivered by the Company, the Administrative Agent and the Collateral Agent and in acceptable form for filing with the Israeli Registrar of Companies; and

(v)         (A) a certificate of a Responsible Officer of the Company certifying satisfaction of the conditions set forth in Sections 5.2(k) and (l) and (B) a certificate of each Loan Party, dated as of the Closing Date, executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, which shall (I) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers, members or other governing body authorizing the entry into the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (II) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which it is a party on the Closing Date and (III) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such Loan Party (or articles of association or other equivalent thereof) and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date).

(b)          Legal Opinion. The Administrative Agent shall have received the executed legal opinions, each in a form reasonably acceptable to the Administrative Agent of (i) Davis Polk & Wardwell LLP, special New York counsel to the Loan Parties, (ii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the applicable Loan Parties and (iii) Meitar Law Offices, Israeli counsel to the Loan Parties.

(c)         KYC. The Administrative Agent shall have received, at least three business days prior to the Closing Date, all documentation and other information as has been reasonably requested in writing at least ten business days prior to the Closing Date by the Administrative Agent or the Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

(d)         Fees. The Administrative Agent shall have received all fees, interest and other amounts due and payable as of the Closing Date to the Administrative Agent and the Lenders under the Loan Documents and pursuant to any fee or similar letters (including the Fee Letter) executed by the Company in connection herewith shall be paid, including reimbursement or payment of all out-of-pocket expenses required thereunder to be reimbursed or paid by the Company and its subsidiaries, in each case solely to the extent invoiced in writing to the Company in reasonable detail at least three business days prior to the Closing.

(e)         Historical Financial Statements.  The Administrative Agent shall have received (i) audited consolidated balance sheets and related statements of income (loss), convertible preferred shares and shareholder equity and cash flows of the Company and its subsidiaries for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date, (ii) unaudited consolidated balance sheets and related statements of income (loss), convertible preferred shares and shareholder equity and cash flows of the Company and its subsidiaries for each subsequent fiscal quarter ended at least 45 days prior to the Closing Date if such period is one of the first three fiscal quarters of a fiscal year, (iii) the audited consolidated balance sheet and income statement, cash flow statement and changes in equity of the Target and its subsidiaries for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date and (iv) the unaudited consolidated balance sheet and income statement, cash flow statement and changes in equity of the Target and its subsidiaries for each subsequent fiscal quarter ended at least 45 days prior to the Closing Date if such period is one of the first three fiscal quarters of a fiscal year, together with interim financial statements for the same period in the prior fiscal year.

(f)         Pro Forma Balance Sheet.  The Administrative Agent shall have received a pro forma consolidated balance sheet (the “Pro Forma Balance Sheet”) and related pro forma consolidated statement of operations of the Company and its subsidiaries as of and for the 12-month period ending on the last day of the most recently completed four fiscal quarter period for which financial statements of the Company and its subsidiaries were delivered under Section 5.2(e) above, prepared after giving effect to the Transactions and the other transactions contemplated hereby to be consummated on the Closing Date as if the Transactions and such other transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statements or operations), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(g)         Collateral. Subject in all respects to the Limited Conditionality Provision in the last paragraph of this Section 5.2, with respect to the Tranche B Term Loan, all documents and instruments necessary to create and perfect a first priority security interest (subject to liens permitted under the Loan Documents) in the Collateral shall have been delivered by the Loan Parties.

(h)          Material Adverse Effect. There shall not have been a “Material Adverse Effect” (as defined in the Acquisition Agreement as in effect on July 22, 2021, “Company Material Adverse Effect”) which has occurred.

(i)          Solvency Certificate. The Administrative Agent shall have received a solvency certificate dated as of the Closing Date in substantially the form of Exhibit E from a Responsible Officer of the Company (or, at the option of the Borrower, a third party opinion as to the solvency of the Borrower and its subsidiaries on a consolidated basis issued by a nationally recognized firm).

(j)         Consummation of the Acquisition. The terms of the Acquisition Agreement and all related documentation shall each be reasonably satisfactory to the Lenders. The Acquisition shall have been consummated, or shall be consummated substantially simultaneously with, the initial borrowings of the Tranche B Term Loans in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments, supplements, consents, waivers or requests that are materially adverse to the interests of the Lenders (it being understood that any modification, amendment, supplement, consent, waiver or request by the Company (or an affiliate of the Company) to the definition of Company Material Adverse Effect shall be deemed to be materially adverse to the interests of the Lenders), unless consented to in writing by the Arrangers (such consent not to be unreasonably withheld or delayed). Without limiting the generality of the preceding portion of this paragraph, (x) any modification, amendment, supplement, consent, waiver or request resulting in an increase in the Closing Cash Payment shall be deemed to be materially adverse to the interests of the Lenders unless any such increase is funded with equity of the Company or balance sheet cash, and (y) any modification, amendment, supplement, consent, waiver or request resulting in any decrease in the Closing Cash Payment shall be deemed to be materially adverse to the interests of the Lenders, unless any such decrease is accompanied by a dollar-for-dollar decrease in the Tranche B Term Facility.

(k)        Specified Representations and Specified Acquisition Agreement Representations. The Specified Acquisition Agreement Representations shall be true and correct and the Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, that to the extent that any of the Specified Representations are qualified by or subject to a “material adverse effect”, “material adverse change”, materiality or similar term or qualification, such Specified Representations shall be true in all respects (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all respects as of the respective date or for the respective period, as the case may be).

(l)        Target Refinancing. The Target Refinancing shall have been consummated, or will be consummated substantially concurrently with the initial borrowings under this Agreement.

(m)       SPAC Transactions. The SPAC Transactions shall have been consummated in all material respects in accordance with the terms of the SPAC Merger Agreement, without giving effect to any modifications, amendments, supplements, consents, waivers or requests that are materially adverse to the interests of the Lenders.

(n)        Israeli Security Agreement. Subject in all respects to the Limited Conditionality Provision in the last paragraph of this Section 5.2, the Administrative Agent shall have received an original charge registration form (in Hebrew) (“Form 10”), executed and delivered by the Company (and its officers) and in acceptable form for filing with the Israeli Registrar of Companies.

It is understood and agreed that for purposes of the availability of the Tranche B Term Loans on the Closing Date, to the extent any security interest in the intended Collateral (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the equivalent in the State of Israel or the delivery of stock certificates evidencing Capital Stock in (x) the Domestic Subsidiaries of the Company (other than the Target and its Subsidiaries), (y) the Borrower and (z) to the extent provided by the Target on the Closing Date after the use of commercially reasonable efforts, the Target, the Target’s Domestic Subsidiaries and the Target’s Subsidiaries organized under the Laws of the State of Israel) is not provided on the Closing Date after the Company’s use of commercially reasonable efforts to do so, the provision of such perfected security interest(s) shall not constitute a condition precedent under this Section 5.2 but shall be required to be delivered no later than ninety (90) days after the Closing Date (or such later date agreed to by the Administrative Agent). This paragraph is referred to herein as the “Limited Conditionality Provision”.

5.3.        Conditions to Extensions of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (other than the Closing Date) is subject to the satisfaction of the following conditions precedent:

(a)          Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation and warranty is qualified by materiality) on and as of such date as if made on and as of such date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it was true and correct in all material respects (and in all respects if any such representation and warranty is qualified by materiality) as of such earlier date (provided that, with respect to any Borrowing of Revolving Loans, each reference to the “Closing Date” in Sections 4.1, 4.4(i), 4.18(b) and 4.20 shall be deemed instead to be a reference to the “Amendment No. 1 Effective Date”)).

(b)          No Default. No Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by the Borrower of Revolving Loans hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.3 have been satisfied.

SECTION 6.        AFFIRMATIVE COVENANTS

From and after the Closing Date, the Company hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is due and owing to any Lender or the Administrative Agent hereunder, the Company shall and shall cause each of its Subsidiaries to:

6.1.        Financial Statements. Furnish to the Administrative Agent and each Lender:

(a)          as soon as available, but in any event within (i) with respect to the fiscal year of the Company during which the Closing Date occurred, 120 days after the end of such fiscal year of the Company and (ii) with respect to each subsequent fiscal year of the Company, 90 days after the end of such fiscal year of the Company ending after the Closing Date, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than any such exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under Indebtedness permitted to be incurred under Section 7.2 that is scheduled to occur within one year from the time such audit report is delivered, (ii) any actual or potential inability to satisfy the Financial Covenant or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

(b)        as soon as available, but in any event not later than 45 days (or, 60 days with respect to any such fiscal quarter ending during the first year following the Closing Date) after the end of any fiscal quarter of the Company ending after the Closing Date (other than the fourth fiscal quarter of any fiscal year), the unaudited consolidated or combined, as applicable, balance sheet of the Company and its consolidated or combined, as applicable, Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated or combined, as applicable, statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting in all material respects the financial condition of the Company and its subsidiaries (subject to normal year-end audit adjustments);

(c)          as soon as available, but in any event within 90 days after the end of any fiscal year of the Company ending after the Closing Date, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than any such exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under Indebtedness permitted to be incurred under Section 7.2 that is scheduled to occur within one year from the time such audit report is delivered, or (ii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), by independent certified public accountants of nationally recognized standing;

(d)         on the Closing Date or reasonably prior to the Closing Date, a reasonably detailed calculation of Consolidated EBITDA for the period of four consecutive full fiscal quarters most recently ended prior to the Closing Date (it being understood and agreed that a level of detail consistent with the detail provided in the Company Model shall be deemed reasonably detailed for the purposes of this clause (f)).

All such financial statements shall be prepared in reasonable detail and in accordance in all material respects with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

Financial statements and reports required to be delivered pursuant to this Section 6.1 and Section 6.2(d) shall be deemed to have been delivered on the date on which (a) such financial statements or reports have been included in the Company’s annual report on Form 10-K or Form 20-F or quarterly report on Form 10-Q or Form 6-K, as the case may be, as filed with the SEC, and such report has been posted on the SEC website on the Internet at sec.gov/edaux/searches.htm (or any successor website), on the Company’s IntraLinks site at intralinks.com or on the Company’s website or (b) the Company provides notice to the Administrative Agent (which notice the Administrative Agent shall promptly provide to the Lenders) that such financial statement or report has been posted at another relevant website identified in such notice and accessible by the Lenders without charge.

6.2.        Certificates; Other Information. Furnish to the Administrative Agent and each Lender:

(a)         simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.1(a) and Section 6.1(b) above, the related consolidating financial information (which may be unaudited) reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(b)         within 10 Business Days after the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be (in the case of each Compliance Certificate delivered in connection with annual financial statements, including, from and after the first full fiscal year ending after the Closing Date, a reasonably detailed calculation of Excess Cash Flow);

(c)          [reserved];

(d)         promptly upon the mailing thereof, copies of all financial statements and reports (except to the extent previously delivered pursuant to Section 6.1) that the Company sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Company may make to, or file with, the SEC;

(e)        promptly following any reasonable request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” regulations and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;

(f)          promptly, such additional financial information as any Lender (through the Administrative Agent) may from time to time reasonably request.

6.3.       Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all Tax obligations, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be, or except where such failure would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.4.        Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its corporate or other organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the Business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of each of clause (i) (other than with respect to the existence of the Borrower) and (ii) above, to the extent that failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) maintain in effect and apply policies and procedures reasonably designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.5.       Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where such failure would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are customarily insured against in the same general area by companies engaged in the same or a similar business.

6.6.       Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and accounts in conformity in all material respects with GAAP and (b) permit representatives of the Administrative Agent (which, following the occurrence and during the continuance of an Event of Default, may be accompanied by representatives of any Lender), upon reasonable prior written notice, to make reasonable visits to and inspections of any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial condition of the Company and its Subsidiaries with officers of the Company and its Subsidiaries; provided that with respect to clause (b), prior to the occurrence and continuation of an Event of Default, no more than one such visit shall be made per year.

6.7.        Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a)          the occurrence of any Default or Event of Default upon obtaining Knowledge thereof;

(b)          any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries that, would reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding affecting the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(c)         the following events, as soon as possible and in any event within 30 days after the Company has Knowledge: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Plan; provided, that in each case of clauses (i) and (ii), except as would not reasonably be expected to have a Material Adverse Effect; and

(d)          any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the relevant Subsidiary proposes to take with respect thereto.

6.8.       Environmental Laws.  Comply with, and take commercially reasonable steps to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and take commercially reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case with respect to this Section 6.8, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.9.         Additional Collateral, etc..

(a)         With respect to any property or rights acquired after the Closing Date by the Company or any of its Subsidiaries that is a Loan Party (or is required to be a Loan Party pursuant to the terms of this Agreement and the other Loan Documents) (other than any property described in paragraph (b), (c) or (d) below) as to which the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, does not have a perfected Lien, promptly (and, in any event within 60 days following such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Collateral Agreement or such other documents as the Administrative Agent or the Collateral Agent reasonably request to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in such property and (ii) take all actions as the Administrative Agent or Collateral Agent reasonably request to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code or other applicable financing statements in such jurisdictions as may be required by the Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(b)         With respect to (i) any fee interest in any real property having a value (together with improvements thereof) of at least $20,000,000 acquired after the Closing Date by the Company or any of its Subsidiaries that is a Loan Party (or is required to be a Loan Party pursuant to the terms of this Agreement and the other Loan Documents) and (ii) any real property listed in part (b) of Schedule 1.1B that becomes a Mortgaged Property pursuant to the definition thereof, promptly (and in any event within 90 days following such acquisition or such real property becoming a Mortgaged Property) deliver the documents required for Mortgaged Properties pursuant to Section 6.11. Notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any real property acquired by any Loan Party after the Closing Date until the date that is (a) if such real property is not located in a “special flood hazard area”, ten (10) Business Days or (b) if such real property is located in a “special flood hazard area”, thirty (30) days, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by Flood Laws, evidence of required flood insurance.

(c)         With respect to any new Subsidiary (other than any Excluded Subsidiary) (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary (to the extent not a Loan Party)), promptly (and, in any event within 60 days after the acquisition or formation thereof or the cessation to be an Excluded Subsidiary) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Collateral Agreement or such other documents as the Administrative Agent or the Collateral Agent reasonably request to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries that is a Loan Party (or is required to be a Loan Party pursuant to the terms of this Agreement and the other Loan Documents), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take such other action as may be required or the Administrative Agent reasonably requests to perfect the Collateral Agent’s security interest therein, (iii) cause such new Subsidiary to become a party to the Guarantee Agreement and the Collateral Agreement and, to the extent applicable, the Israeli Security Agreement and (iv) if reasonably requested by the Administrative Agent or the Collateral Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(d)          With respect to any new CFC or CFC Holding Company (other than any Excluded Foreign Subsidiary (as defined in the Collateral Agreement)) of a Loan Party created or acquired after the Closing Date by the Company or any other Loan Party, promptly (and, in any event within 60 days after the creation or acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Collateral Agreement or such other documents as the Administrative Agent or the Collateral Agent reasonably request to grant to the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary that is a CFC or a CFC Holding Company be required to be so pledged); provided, further, that no Loan Party shall be obligated to pledge the Capital Stock of a Foreign Subsidiary to the extent such pledge would violate the laws of the jurisdiction of such Foreign Subsidiary’s organization, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent or the Collateral Agent, desirable to perfect the Collateral Agent’s security interest therein and (iii) if reasonably requested by the Administrative Agent or the Collateral Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(e)        In addition, within 60 days of the Closing Date, the Company shall deliver to the Administrative Agent and the Collateral Agent insurance certificates and endorsements naming the Collateral Agent as additional insured or mortgagee and loss payee (in accordance with customary practice in the jurisdiction where the applicable insurance policy is maintained) under the insurance policies of the Company and its Subsidiaries in accordance with the Collateral Agreement.

(f)          For the avoidance of doubt, references in this Section 6.9 to any asset, property, right or Capital Stock of any Subsidiary created or acquired after the Closing Date do not include Excluded Assets (as defined in the Collateral Agreement).

(g)          The Administrative Agent shall have the right to extend any of the time periods set forth in this Section 6.9 in its reasonable discretion.

(h)         Notwithstanding anything to the contrary in any Loan Document, no Loan Party shall be required, nor shall the Administrative Agent be authorized, (A) to perfect any pledge, security interest or mortgage by any means other than through (x) any filing pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s) or pursuant to any equivalent law, rule or regulation of the State of Israel and any filing in any applicable real estate records in the United States or the State of Israel with respect to any Mortgaged Property or any fixture relating to any Mortgaged Property, (y) any filing in the United Stated Copyright Office or the United States Patent and Trademark Office or applicable authorities in Israel with respect to intellectual property or (z) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of stock certificates of the Company and its wholly-owned pledged subsidiaries and certain instruments with a fair market value in excess of $5,000,000, (B) to enter into any account control agreement or lockbox or similar arrangement with respect to any deposit account, securities account or commodities account, (C) with respect to any Loan Party organized under the laws of the State of Israel, to obtain any landlord or bailee waiver, or (D) to take any action in or required by a jurisdiction other than the State of Israel or the United States or with respect to any asset located or titled outside of the State of Israel or the United States (and there shall be no guarantee, security agreement or pledge agreement governed by the laws of any jurisdiction other than the State of Israel or a state in the United States).

6.10.      Designation of Subsidiaries. The Company may at any time designate any Subsidiary (other than the Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary by delivering to the Administrative Agent a certificate of a Responsible Officer of the Company specifying such designation and certifying that the conditions to such designation set forth in this Section 6.10 are satisfied; provided that:

(a)        both immediately before and immediately after any such designation, no Event of Default shall have occurred and be continuing or would result therefrom;

(b)         in the case of a designation of a Subsidiary as an Unrestricted Subsidiary, each subsidiary of such Subsidiary has been, or concurrently therewith will be, designated as an Unrestricted Subsidiary in accordance with this Section 6.10; and

(c)        in no event shall any Subsidiary be designated an Unrestricted Subsidiary if such Subsidiary or any subsidiary of such Subsidiary owns material Intellectual Property.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company in such Subsidiary on the date of designation in an amount equal to the fair market value of the Company’s or its Subsidiary’s (as applicable) Investment therein (as determined reasonably and in good faith by a Responsible Officer of the Company). The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

6.11.      Post-Closing Real Estate Deliverables. No later than 120 days after the Closing Date (or such later date selected by the Administrative Agent in its reasonable discretion) the Company shall cause to be delivered to the Administrative Agent and the Collateral Agent:

(a)         Mortgages. A Mortgage encumbering each Mortgaged Property listed on Schedule 1.1B in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent;

(b)          Title Insurance Policies. With respect to each Mortgage, (i) a policy of title insurance (or marked up unconditional title insurance commitment having the effect of a policy of title insurance) issued by a nationally recognized and financially stable title insurance company reasonably acceptable to the Administrative Agent (the “Title Company”) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property in an amount not less than the value of such Mortgaged Property determined in the reasonable opinion of the Company, which policy (or such marked up unconditional title insurance commitment) (each, a “Title Policy”) shall (x) to the extent necessary, include such co-insurance and reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Administrative Agent, (y) have been supplemented by such endorsements as shall be reasonably requested by the Administrative Agent, and (z) contain no exceptions to title other than Liens permitted pursuant to Section 7.3; (ii) evidence reasonably acceptable to the Collateral Agent of payment by the Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies; and (iii) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policies and endorsements;

(c)          Surveys. A survey of the applicable Mortgaged Property for which all necessary fees (where applicable) have been paid (a) prepared by a surveyor reasonably acceptable to the Collateral Agent, (b) dated or re-certificated not earlier than three months prior to the date of such delivery or such other date as may be reasonably satisfactory to the Administrative Agent in its sole discretion, (c) for Mortgaged Property situated in the United States, certified to the Collateral Agent, and the Title Company, which certification shall be reasonably acceptable to the Collateral Agent and (d) in such form as shall be required by the title company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the Title Policies and endorsements provided, however, that a survey shall not be required to the extent that (x) an existing survey together with an “affidavit of no change” is delivered to the Collateral Agent and the Title Company and (y) the Title Policy for such Mortgaged Property does not contain the standard survey exception and includes customary survey related endorsements and other coverages in the applicable Title Policy (including, but not limited to public road access, survey, contiguity and so-called comprehensive coverage);

(d)          Opinions. Favorable written opinions, addressed to the Administrative Agent, the Collateral Agent and the Lenders, of local counsel to the Loan Parties in each jurisdiction (i) where a Mortgaged Property is located and (ii) where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized, regarding the due authority, execution, delivery, perfection and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable Loan Party, and such other matters as may be reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Collateral Agent;

(e)          Flood Insurance. (a) “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property; and (b) in the event any such property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area,” (x) a notice about special flood hazard area status and flood disaster assistance, duly executed by the Company, (y) evidence of flood insurance with a financially sound and reputable insurer, naming the Collateral Agent, as mortgagee, in an amount and otherwise in form and substance reasonably satisfactory to the Collateral Agent, and (z) evidence of the payment of premiums in respect thereof in form and substance reasonably satisfactory to the Collateral Agent (provided that, notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any Mortgaged Property listed on Schedule 1.1B until the date that is (a) if such real property is not located in a “special flood hazard area”, ten (10) Business Days or (b) if such real property is located in a “special flood hazard area”, one hundred twenty (120) days, after the Collateral Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by Flood Laws, evidence of required flood insurance); and

6.12.      Post-Closing Obligations. The Company and each applicable Loan Party shall comply with each requirement set forth on Schedule 6.12 on or before the date specified for such requirement (or such later date as the Administrative Agent may agree in its reasonable discretion).

6.13.      Holding Company Reorganization. The Company at any time may consummate a Holding Company Reorganization, provided that (i) immediately after giving effect thereto, no Default or Event of Default shall exist or shall have occurred and be continuing, (ii) the Company shall cause the Holding Company to (A) become a party to the Guarantee Agreement as a Guarantor, (B) deliver to the Administrative Agent any certificates representing the Collateral consisting of all Capital Stock owned by the Holding Company (other than Excluded Assets) and such joinder agreements, amendments and supplements to the applicable Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Credit Parties, a Lien on all Collateral owned by the Holding Company (other than Excluded Assets) and take all such actions necessary to cause such Lien to be duly perfected to the extent required by the Security Documents and (C) expressly assume all obligations of the Company under this Agreement and the other Loan Documents pursuant to supplements hereto and thereto or other documents or instruments, in each case in form and substance reasonably satisfactory to the Administrative Agent, and shall take all actions as may be required to preserve the enforceability of the Loan Documents, (iii) each Guarantor shall have confirmed in writing that its Guarantee shall apply to the Obligations of the Borrower notwithstanding the occurrence of the Holding Company Reorganization, (iv) the Administrative Agent shall have received such officers’ certificates and opinions of counsel as it may reasonably request in connection with such transaction, (v) the direct or indirect holders of the Capital Stock of the Holding Company immediately following such Holding Company Reorganization are substantially the same as the holders of the Company’s Capital Stock immediately prior to such Holding Company Reorganization, (vi) the revised organizational structure of the Holding Company, the Company and the Subsidiaries shall be reasonably satisfactory to Administrative Agent and (vii) the Administrative Agent and each Lender shall receive all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

SECTION 7.        NEGATIVE COVENANTS

From and after the Closing Date, the Company hereby agrees that, so long as any Loan or other amount is due and owing to any Lender or the Administrative Agent hereunder or any Commitment remains in effect, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1.        Financial Covenant. Permit the Total Net Leverage Ratio as at the last day of any Test Period to exceed 3.25 to 1.00, commencing with the Test Period for which the last fiscal quarter is the first fiscal quarter ending after the Amendment No. 1 Effective Date.

7.2.        Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a)          Indebtedness of any Loan Party pursuant to any Loan Document;

(b)          Indebtedness of the Company to any of its Subsidiaries and of any Subsidiary to the Company or any other Subsidiary of the Company; provided that any Indebtedness of any Subsidiary that is not a Loan Party to the Company or to any of its Subsidiaries that are Loan Parties is permitted pursuant to Section 7.7 (other than Sections 7.7(c)(i) and 7.7(cc));

(c)        Indebtedness existing on the Closing Date (or which may have been incurred pursuant to commitments existing on the Closing Date) listed, to the extent in excess of $5,000,000 on Schedule 7.2(d) and any Permitted Refinancing in respect thereof;

(d)         Indebtedness (including Capital Lease Obligations) secured by Liens permitted by Section 7.3(i) in an aggregate principal amount not to exceed the greater of (x) $53,000,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period;

(e)          Hedge Agreements as long as such agreements are not entered into for speculative purposes;

(f)          (i) Incremental Equivalent Debt; provided that the aggregate principal amount of such Indebtedness incurred pursuant to this clause (i) by Subsidiaries that are not Loan Parties, together with the aggregate amount of Incurred Acquisition Debt and Ratio Debt incurred by Subsidiaries that are not Loan Parties, shall not exceed the greater of (x) $44,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period and (ii) any Permitted Refinancing in respect thereof;

(g)         (i) additional Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount (for all incurrences by the Company and all Subsidiaries pursuant to this clause (j)) which when incurred does not exceed the greater of (x) $62,500,000 and (y) 35% of Consolidated EBITDA for the most recently ended Test Period and (ii) any Permitted Refinancing in respect thereof;

(h)          Capital Lease Obligations arising from Permitted Sale/Leasebacks;

(i)          (i) Indebtedness of the Company or any Subsidiary (“Ratio Debt”) in an aggregate principal amount not to exceed (A) the Shared Incremental Amount plus (B) an unlimited amount equal to the Ratio Based Amount; provided that (i) the requirement set forth in Sections 2.25(a)(iv) and (v) (except with respect to any Ratio Debt consisting of a customary bridge facility so long as, subject to customary conditions, such bridge facility automatically converts into long-term debt satisfying the requirements set forth in Sections 2.25(a)(iv) and (v)) and (xv) (including all conditions and exclusions set forth therein), as applicable, shall apply mutatis mutandis as if such Ratio Debt were Incremental Facilities and (ii) the aggregate amount of Indebtedness incurred by Subsidiaries that are not Loan Parties under this clause (i), together with the aggregate amount of Incurred Acquisition Debt and Incremental Equivalent Debt incurred by Subsidiaries that are not Loan Parties, shall not exceed the greater of (x) $44,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period and (ii) any Permitted Refinancing thereof;

(j)           Indebtedness in respect of Cash Management Obligations, or guarantees thereof, including the guarantee set forth in the Guarantee Agreement;

(k)         (i) additional Indebtedness of Subsidiaries that are not Loan Parties in an aggregate principal amount not to exceed the greater of (x) $44,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period and (ii) any Permitted Refinancing thereof;

(l)        Guarantee Obligations by the Company of Indebtedness otherwise permitted hereunder of any Subsidiary and by any Subsidiary of Indebtedness otherwise permitted hereunder of the Company or any other Subsidiary; provided that any guarantee by any Loan Party of any Indebtedness of any Subsidiary that is not a Loan Party is permitted pursuant to Section 7.7 (other than Sections 7.7(c)(i) and 7.7(cc));

(m)        (i) Indebtedness incurred in connection with any acquisition or other Investment permitted hereunder (“Incurred Acquisition Debt”) in an amount not to exceed (A) the Shared Incremental Amount plus (B) an unlimited amount equal to the Ratio Based Amount; provided that (i) the requirement set forth in Sections 2.25(a)(iv) and (v) (except with respect to any Incurred Acquisition Debt consisting of a customary bridge facility so long as, subject to customary conditions, such bridge facility automatically converts into long-term debt satisfying the requirements set forth in Sections 2.25(a)(iv) and (v)), as applicable shall apply mutatis mutandis as if such Incurred Acquisition Debt were Incremental Facilities and (ii) the aggregate amount of Indebtedness incurred by Subsidiaries that are not Loan Parties under this clause (m), together with the aggregate amount of Ratio Debt and Incremental Equivalent Debt incurred by Subsidiaries that are not Loan Parties, shall not exceed the greater of (x) $44,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period and (ii) any Permitted Refinancing thereof;

(n)         Indebtedness under a Permitted Receivables Financing in an aggregate principal amount not to exceed the greater of (x) $100,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period;

(o)         to the extent constituting Indebtedness, obligations (including reimbursement obligations with respect to guaranties, letters of credit or other similar obligations) in respect of tenders, statutory obligations, leases, governmental contracts, stay, performance bid, customs, appeal and surety bonds and performance and/or return of money bonds and completion guarantees or other obligations of a like nature issued for the account of, or provided by, the Company and its Subsidiaries in the ordinary course of business;

(p)          Indebtedness incurred by a Special Purpose Finance Subsidiary;

(q)          Credit Agreement Refinancing Indebtedness (including successive Permitted Refinancings thereof) and Guarantee Obligations by the Guarantors in respect thereof;

(r)        Indebtedness arising from agreements providing for indemnification, purchase price adjustments or similar obligations incurred by the Company or its Subsidiaries in connection with any acquisition or Disposition in each case permitted by this Agreement;

(s)         Indebtedness consisting of obligations of the Company or any Subsidiary under deferred compensation (e.g., earn-outs, indemnifications, incentive non-competes and other contingent or deferred obligations) or other similar arrangements incurred by such Person in connection with the Transactions, or any acquisition or other Investment in each case permitted under Section 7.7 (other than Section 7.7(cc));

(t)         Indebtedness of a Person which becomes a Subsidiary or is merged into any Subsidiary after the Closing Date in each case to the extent such acquisition or merger is permitted under this Agreement; provided that (i) such Indebtedness was in existence on the date such Person became a Subsidiary of, or merged into, such Subsidiary, (ii) such Indebtedness was not created in contemplation of such Person becoming a Subsidiary, (iii) such Indebtedness is not guaranteed in any respect by or secured by the assets of the Company or any of its Subsidiaries (other than by any such person that so becomes a Subsidiary) and (iv) immediately after giving effect to the acquisition of or merger with such Person by such Subsidiary, no Event of Default shall have occurred and be continuing;

(u)         Indebtedness incurred by the Company or its Subsidiaries in respect of banker’s acceptances, bank guarantees, letters of credit, warehouse receipts or similar instruments entered into in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims, in each case in the ordinary course of business or consistent with past practice;

(v)         Indebtedness consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements or (iv) obligations owing under supply, customer, distribution, license, lease or similar agreements, in each case with respect to clauses (i) through (iv), entered into in the ordinary course of business;

(w)        Indebtedness supported by a letter of credit issued by any Person (other than the Company or any of its Affiliates) for the account of the Company or any of its Subsidiaries pursuant to another clause of this Section 7.2, the availability of which is subject to a stated quantum in a principal amount not in excess of the stated amount of such letter of credit;

(x)         Indebtedness related to any letter of credit issued in the ordinary course of business or created by or for the account of the Company or any of its Subsidiaries, in an aggregate principal amount not in excess of the greater of (x) $20,000,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period;

(y)         Indebtedness incurred in the ordinary course of business or consistent with past practice under travel and expense cards, corporate purchasing cards and car leasing programs, and Guarantee Obligations of the Company and its Subsidiaries with respect to any such Indebtedness;

(z)          Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business;

(aa)       Indebtedness (other than debt for borrowed money) of the Company and/or any Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business or consistent with past practice;

(bb)        endorsement of instruments or other payment items for collection or deposit in the ordinary course of business or consistent with past practice;

(cc)       unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Company and/or any Subsidiary in the ordinary course of business or consistent with past practice to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 8(g);

(dd)       customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods and services purchased in the ordinary course of business;

(ee)         [reserved];

(ff)         obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Company or any Subsidiary to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States; and

(gg)        all premiums, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in this Section 7.2.

7.3.        Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a)         Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of any Loan Party or any Excluded Subsidiary, as the case may be, in conformity with GAAP or in the case of a Subsidiary located outside of the United States, general accounting principles in effect from time to time in its jurisdiction of incorporation;

(b)         statutory liens of landlords and carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(c)          pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)        deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, governmental contracts, customs, stay, surety and appeal bonds, performance and/or return of money bonds and completion guarantees or other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(e)          easements, rights-of-way, restrictions and other similar encumbrances that are or would be reflected on a survey or by inspection of any real property or that, in the aggregate, are not substantial in amount and that do not in the aggregate materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries taken as a whole;

(f)          (i) Liens in existence on the Closing Date, to the extent the obligations secured by such Liens are in excess of $10,000,000, listed on Schedule 7.3(f) securing Indebtedness permitted by Section 7.2(c) or other obligations not prohibited hereunder and (ii) Liens replacing the Liens set forth on Schedule 7.3(f) securing a refinancing, refunding, renewal or extension of Indebtedness that is permitted pursuant to Section 7.2(c) or such other obligations; provided that such Lien shall not encumber any additional property after the Closing Date unless otherwise permitted by another provision of this Section 7.3 (in which case, for the avoidance of doubt, such Lien encumbering any additional property shall be incurred in reliance on such other provision of this Section 7.3) and that the amount of Indebtedness or such other obligation secured thereby is not increased;

(g)         Liens on the Collateral to secure Indebtedness permitted under Sections 7.2(i) or 7.2(m); provided that an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to (i) if such Indebtedness is secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations, a First Lien Intercreditor Agreement as a “Senior Representative” (or similar term, in each case, to be defined in the First Lien Intercreditor Agreement) or (ii) if such Indebtedness is secured by the Collateral that is junior to the Liens securing the Obligations, a Junior Lien Intercreditor Agreement as a “Junior Priority Representative” (or similar term, in each case, to be defined in the Junior Lien Intercreditor Agreement);

(h)         Liens arising solely by virtue of any contractual, statutory or common law provisions related to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts and securities accounts;

(i)          Liens securing Indebtedness of the Company or any Subsidiary incurred pursuant to Section 7.2(d) to finance the acquisition of fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (other than after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.2(d)) and (ii) the amount of Indebtedness secured thereby is not increased;

(j)           Liens created pursuant to the Security Documents;

(k)         Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal and other bonds in connection with court proceedings, settlements or judgments; provided that (i) such Liens would not result in the occurrence of an Event of Default hereunder and (ii) such Liens are being contested in good faith by appropriate proceedings;

(l)          Liens consisting of any (i) interest or title of a lessor, sub-lessor, licensor or sub-licensor under any lease, license, sublicense or similar arrangement of real estate or other property (including Intellectual Property) permitted hereunder, (ii) landlord lien arising by law or permitted by the terms of any lease, sub-lease, license, sub-license or similar arrangement, (iii) restriction or encumbrance to which the interest or title of such lessor, sub-lessor, licensor or sub-licensor may be subject, (iv) subordination of the interest of the lessee, sub-lessee, licensee or sub-licensee under such lease, sub-lease, license, sub-license or similar arrangement to any restriction or encumbrance referred to in the preceding clause (iii) or (v) deposit of cash with the owner or lessor of premises leased and operated by the Company or any Subsidiary in the ordinary course of business or consistent with past practice to secure the performance of obligations under the terms of the lease for such premises;

(m)         Liens on assets subject to a Permitted Receivables Financing securing such Permitted Receivables Financing;

(n)         additional Liens so long as the aggregate outstanding principal amount of the obligations secured thereby at the time such Lien is incurred does not exceed the greater of (x) $62,500,000 and (y) 35% of Consolidated EBITDA for the most recently ended Test Period; provided that if any such Liens encumber Collateral, such Liens shall be junior to the Liens securing the Obligations and an Other Debt Representative acting on behalf of the holders of such obligations shall have become a party to a Junior Lien Intercreditor Agreement as a “Junior Priority Representative” (or similar term, in each case, to be defined in the Junior Lien Intercreditor Agreement);

(o)        Liens on the Collateral securing Incremental Equivalent Debt; provided that an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to (i) if such Indebtedness by secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations, a First Lien Intercreditor Agreement as a “Senior Representative” (or similar term, in each case, to be defined in the First Lien Intercreditor Agreement) or (ii) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, a Junior Lien Intercreditor Agreement as a “Junior Priority Representative” (or similar term, in each case, to be defined in the Junior Lien Intercreditor Agreement);

(p)         Liens on cash, Cash Equivalents, deposit accounts and similar items of Subsidiaries that are not Loan Parties securing Cash Management Obligations of Subsidiaries that are not Loan Parties, and guarantees by any Subsidiary that is not a Loan Party of such Cash Management Obligations of other Subsidiaries that are not Loan Parties or such similar obligations of other Subsidiaries that are not Loan Parties;

(q)         Liens on assets of Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness or other obligations of Subsidiaries that are not Loan Parties permitted pursuant to Section 7.2 (or not prohibited under this Agreement);

(r)          Liens on Company Stock;

(s)          Liens on assets of a Special Purpose Finance Subsidiary to secure Indebtedness incurred by such Special Purpose Finance Subsidiary;

(t)           matters expressly listed as exceptions to title or subordinate matters in the Administrative Agent’s title insurance policies for such Mortgaged Properties;

(u)         Liens on the Collateral securing obligations in respect of Credit Agreement Refinancing Indebtedness and any Permitted Refinancing in respect thereof, and any Guarantee Obligations by the Guarantors in respect thereof; provided that an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to (i) if such Indebtedness is secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) with the Liens securing the Obligations, a First Lien Intercreditor Agreement as a “Senior Representative” (or similar term, in each case, to be defined in the First Lien Intercreditor Agreement) or (ii) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, a Junior Lien Intercreditor Agreement as a “Junior Priority Representative” (or similar term, in each case, to be defined in the Junior Lien Intercreditor Agreement);

(v)         Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or consistent with past practice or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(w)         Liens (i) on cash or Cash Equivalents advanced in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.7 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.5 (or, to dispose of any property in a transaction not constituting a Disposition hereunder to the extent such transaction is otherwise permitted under this Agreement);

(x)          Liens on property or assets acquired by a Loan Party or on property or assets of any Person which becomes a Subsidiary of a Loan Party, in any such case existing at the time of the acquisition thereof (including acquisition through merger or consolidation) and not incurred in contemplation of such acquisition;

(y)         Liens arising on any real property as a result of any eminent domain, condemnation or similar proceeding being commenced with respect to such real property;

(z)          (i) Liens on the Capital Stock of a Joint Venture securing obligations of such Joint Venture that are otherwise permitted under this Agreement and (ii) customary options, put and call arrangements, rights of first refusal and similar rights relating to such Joint Venture under its joint venture agreement;

(aa)       (i) deposits made or other security provided to secure liabilities to insurance brokers, insurance carriers under insurance or self-insurance arrangements in the ordinary course of business or consistent with past practice and (ii) Liens on insurance policies and the proceeds thereof securing the financing of insurance premiums with respect thereto to the extent permitted hereunder;

(bb)        (i) Liens that are contractual rights of set-off or netting or pledge relating to (A) the establishment of depositary relations with banks or other financial institutions not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Company and/or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with past practice of the Company and/or any Subsidiary, (C) purchase orders and other agreements entered into with customers of the Company and/or any Subsidiary in the ordinary course of business or consistent with past practice and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to deposit accounts or similar accounts, (iv) Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC (or any similar Requirement of Law of any jurisdiction) on items in the ordinary course of business, (v) Liens (including rights of set-off) in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions and (vi) Liens on the proceeds of any Indebtedness permitted hereunder incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction or on cash or Cash Equivalents set aside at the time of the incurrence of such Indebtedness to the extent such cash or Cash Equivalents prefund the payment of interest or fees on such Indebtedness and are held in escrow pending application for such purpose;

(cc)        Liens in favor of any Governmental Authority to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(dd)         Liens in connection with a Permitted Sale/Leaseback; provided that any such Lien shall encumber only the property interest subject to such Permitted Sale/Leaseback; and

(ee)        Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business or consistent with past practice of the Company and/or its Subsidiaries;

(ff)       Liens on securities or other assets that are the subject of repurchase agreements constituting Investments permitted under Section 7.7 arising out of such repurchase transaction;

(gg)        Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 7.2(o) and (u);

(hh)       Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property and bailee arrangements in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or any similar Requirement of Law of any jurisdiction);

(ii)         Liens (i) in favor of any Loan Party and/or (ii) granted by any Subsidiary that is not a Loan Party in favor of any Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 7.2 or Section 7.7 or securing other intercompany obligations not prohibited hereunder;

(jj)          Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(kk)       undetermined or inchoate Liens, rights of distress and charges incidental to current operations that have not at such time been filed or exercised, or which relate to obligations not due or payable or, if due, the validity of such Liens are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(ll)          security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(mm)     receipt of progress payments and advances from customers in the ordinary course of business or consistent with past practice to the extent the same creates a Lien on the related inventory and proceeds;

(nn)       Liens on property or assets of Subsidiaries that are not Loan Parties securing Indebtedness of Subsidiaries that are not Loan Parties incurred pursuant to Section 7.2(k);

(oo)       Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Company or any Subsidiary in the ordinary course of business; and

(pp)       Liens arising solely in connection with rights of dissenting equity holders pursuant to any Requirement of Law in respect of any acquisition or other similar Investment permitted hereunder.

7.4.        Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or Dispose of all or substantially all of its property or business, except that:

(a)          (i) any Subsidiary of the Company (other than the Borrower) may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any other Subsidiary of the Company; provided that if any such transaction is between a Guarantor and a Subsidiary that is not a Guarantor or, such Guarantor shall be the continuing or surviving entity and (ii) the Borrower may be merged or consolidated with or into any other Subsidiary; provided that the Borrower shall be the continuing or surviving entity.

(b)        (i) any Subsidiary of the Company may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company, the Borrower or any Guarantor, (ii) any Subsidiary that is not a Loan Party may Dispose of all or substantially all of its assets upon voluntary liquidation or otherwise to the Company, the Borrower or any other Subsidiary and (iii) any Subsidiary of the Company may Dispose of all or substantially all of its assets pursuant to a Disposition permitted by Section 7.5 (other than pursuant to Section 7.5(c)); provided that, for the avoidance of doubt, any Subsidiary of the Company that only holds Capital Stock of other Subsidiaries of the Company (a “Subsidiary Holding Company”) may consummate any sale of all or substantially all of its assets that would be permitted under this Section 7.4(b) with respect each such Subsidiary or Subsidiaries held by such Subsidiary Holding Company;

(c)          any Subsidiary (other than the Borrower) may be liquidated as long as the proceeds of such liquidation (after satisfying all Contractual Obligations of such Subsidiary) are distributed to the holders of the Capital Stock of such Subsidiary on an approximately ratable basis (based on their respective equity ownership interests in such Subsidiary); and

(d)          the Company may consummate a Holding Company Reorganization.

7.5.        Disposition of Property. Dispose of any of its property or rights, whether now owned or hereafter acquired, except:

(a)          the Disposition of unnecessary, obsolete or worn out property ;

(b)          the sale of inventory or goods held for sale in the ordinary course of business;

(c)          Dispositions permitted by Section 7.4(b), and Dispositions to effect Restricted Payments and Investments permitted pursuant to Section 7.6 (other than Section 7.6(h)) or 7.7 (other than Section 7.7(y) and (cc)), respectively; provided that no Subsidiary may make a Disposition of any material Intellectual Property to any Unrestricted Subsidiary pursuant to this Section 7.5(c) unless such Disposition is to effect an Investment permitted pursuant to Section 7.7(bb);

(d)          non-exclusive licensing or sublicensing of Intellectual Property in the ordinary course of business;

(e)          any Permitted Receivables Financing;

(f)          Dispositions listed and described, to the extent in excess of $10,000,000, on Schedule 7.5 as in effect on the Closing Date;

(g)          any Disposition of assets (i) from one Loan Party to another Loan Party, (ii) from a Subsidiary to a Loan Party or (iii) from one Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;

(h)         the Disposition of other property not described in clauses (a)-(g) above or (i)-(hh) below for not less than fair market value as long as at least 75% of the consideration consists of cash and cash equivalents (provided that such minimum cash/cash equivalent requirement shall not apply to any Disposition or series of related Dispositions of property having a fair market value of not more than the greater of $26,000,000 and 15% of Consolidated EBITDA for the most recently ended Test Period) (provided that for purposes of such minimum cash/cash equivalent requirement, (v) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Company or any Subsidiary) of the Company or any Subsidiary (as shown on such Person’s most recent balance sheet (or in the notes thereto), or if the incurrence of such Indebtedness or other liability took place after the date of such balance sheet, that would have been shown on such balance sheet or in the notes thereto, as determined in good faith by the Company) that are (i) assumed by the transferee of any such assets and for which the Company and/or its applicable Subsidiary have been validly released by all relevant creditors in writing or (ii) otherwise cancelled or terminated in connection with such Disposition, (w) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (x) any securities or other obligations or assets received by the Company or any Subsidiary from such transferee (including earn-outs or similar obligations) that are converted by such Person into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or cash equivalents received) within 180 days following the closing of the applicable Disposition and (y) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (h) that is at that time outstanding, not in excess of the greater of $20,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period;

(i)          the Company or any of its Subsidiaries may transfer or contribute ownership of the Capital Stock of any Subsidiary that is not a Loan Party or Joint Venture or the assets of any Subsidiary that is not a Loan Party or Joint Venture to the Company or a Subsidiary of the Company;

(j)           Dispositions of cash and/or Cash Equivalents or other assets that were cash and/or Cash Equivalents when the relevant original Investment was made;

(k)          the Company and its Subsidiaries may sell property pursuant to Permitted Sale/Leasebacks;

(l)         Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, buy/sell arrangement between joint venture or similar parties set forth in the relevant joint venture arrangements or similar binding agreements;

(m)         the Disposition of the Capital Stock or assets of any Immaterial Subsidiary;

(n)          the sale by the Company and its Subsidiaries of bills of exchange of the Company and its Subsidiaries;

(o)         Dispositions of non-core assets, in each case acquired in any acquisition or other Investment permitted hereunder, including such Dispositions (x) made in order to obtain the approval of any anti-trust authority or otherwise necessary or advisable in the good faith determination of the Company to consummate any acquisition or other Investment permitted hereunder or (y) which are being held for sale and not for the continued operation of the Company or any of its Subsidiaries or any of their respective businesses;

(p)         any other Disposition; provided that the aggregate fair market value of all Dispositions pursuant to this Section 7.7(q) does not exceed the greater of (x) $44,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period;

(q)          the Company or any of its Subsidiaries may transfer or contribute ownership of the Capital Stock of any Subsidiary that is not a Loan Party formed or organized under the laws of (a) any European country or (b) any state, province, district or other subdivision of any such country, in each case to a Subsidiary that is not a Loan Party that is a European holding company;

(r)          Dispositions of Company Stock;

(s)          exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for fair value (as determined by the Company in good faith) for like property or assets or property, assets or services of greater value or usefulness to the business of the Company and its Subsidiaries as a whole, as determined in good faith by the Company; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the property received does not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the property or assets so exchanged or swapped;

(t)          Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice (which, for the avoidance of doubt, shall exclude receivable financing);

(u)          Transfers of property subject to a casualty event and Dispositions constituting expropriations or takings by a Governmental Authority;

(v)          the unwinding of Hedge Agreements permitted hereunder pursuant to their terms;

(w)        Dispositions of assets that do not constitute Collateral having a fair market value of not more than, in any fiscal year, the greater of $44,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period, which amounts if not used in any fiscal year may be carried forward to subsequent fiscal years (until so applied);

(x)          Dispositions of in-plant maintenance, repair and operating and perishable tooling operations to third parties in connection with the outsourcing of such operations;

(y)        Dispositions, abandonments, cancellations or lapses of Intellectual Property or other Intellectual Property rights, including issuances or registrations thereof, or applications for issuances or registrations thereof, in the ordinary course of business or consistent with past practice or which, in the good faith determination of the Company, are not necessary to the conduct of the business of the Company or its Subsidiaries or are obsolete, no longer economical to maintain or otherwise not material in the conduct of business of the Company or any of its Subsidiaries;

(z)          the expiration of any Intellectual Property in accordance with any statutory term that is not subject to renewal;

(aa)        Dispositions of Capital Stock of, or sales of Indebtedness or other securities of, Unrestricted Subsidiaries;

(bb)        Dispositions made to comply with any order or other directive of any Governmental Authority or any applicable Requirement of Law;

(cc)        [reserved];

(dd)        any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(ee)        any issuance, sale or Disposition of Capital Stock to directors, officers, managers or employees for purposes of satisfying requirements with respect to directors’ qualifying shares and shares issued to foreign nationals, in each case as required by applicable Requirements of Law; and

(ff)        any netting arrangement of accounts receivable between or among the Company and its Subsidiaries or among Subsidiaries of the Company made in the ordinary course of business.

Simultaneously with any transfer described in Section 7.5 (to the extent such transfer is to a Person that is not a Loan Party) of this Agreement, the Lien on and security interest created by the Loan Documents in the Capital Stock of the Subsidiaries so transferred or contributed will be automatically released and the Administrative Agent and the Collateral Agent shall take any action reasonably requested in writing by the Company to evidence such release.

7.6.        Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock or other applicable common equity interests of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock (but excluding any of the foregoing with respect to any debt security that is convertible into, or exchangeable for, Capital Stock) of the Company or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (collectively, “Restricted Payments”), except that:

(a)         any Subsidiary may make Restricted Payments to the Company, any Subsidiary or to any other Person (ratably based on such other Person’s equity ownership in such Subsidiary) which owns Capital Stock of such Subsidiary;

(b)         so long as no Event of Default shall have occurred and be continuing, the Company may purchase the Company’s common stock held by any Permitted Payee upon the death, disability or termination of employment of such officer or employee; provided that the aggregate amount of Restricted Payments under this paragraph (b) in any fiscal year shall not exceed the lesser of (i) $10,000,000 and (y) the sum of $5,000,000 plus the amount of Restricted Payments permitted to be made pursuant to this paragraph (b) in any previous fiscal year but not so made as a Restricted Payment pursuant to this paragraph (b) in any previous fiscal year;

(c)         the Company may make Restricted Payments if, after giving effect thereto, the Total Net Leverage Ratio calculated on the date of incurrence thereof on a Pro Forma Basis would be less than 1.50 to 1.00 (it being understood that any Restricted Payment permitted at the time it was made shall be deemed to be permitted notwithstanding that the conditions specified in this paragraph (c) for such Restricted Payment may no longer be satisfied thereafter); provided that no Event of Default shall have occurred and be continuing or would result therefrom);

(d)         the Company may withhold shares of Capital Stock of the Company from, and pay personal payroll taxes of employees in respect of vested restricted shares of, options to purchase and other equity incentive awards in respect of, the Capital Stock of the Company;

(e)         the Company may make additional Restricted Payments in an amount not to exceed the portion, if any, of the Available Amount on such date that the Company elects to apply to this clause (e); provided that (x) with respect to the use of the portion of the Available Amount set forth in (a)(ii) of the definition thereof, no Event of Default shall have occurred and be continuing or would result therefrom and (y) with respect to the use of each other portion of the Available Amount, no Specified Event of Default shall have occurred and be continuing or would result therefrom;

(f)          the Company may make additional Restricted Payments in an aggregate amount, together with the amount of Restricted Debt Payments made pursuant to Section 7.13(f), not to exceed the greater of $62,000,000 and 35% of Consolidated EBITDA for the most recently ended Test Period;

(g)          the Company may repurchase, redeem, acquire or retire Capital Stock upon (or make provisions for withholdings in connection with) (or make provisions for withholdings in connection with), the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(h)         to the extent constituting a Restricted Payment, the Company may consummate any transaction permitted by Section 7.5 (other than Sections 7.5(c)) and Section 7.7 (other than Section 7.7(y) and 7.7(cc));

(i)         the Company may pay any dividend or other distribution or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend, distribution or redemption contemplated by such declaration or redemption notice would have complied with the provisions of this Section 7.6;

(j)           the company may make additional Restricted Payments in an aggregate amount not to exceed an amount equal to 7.00% of the Net Cash Proceeds of a Qualifying IPO;

(k)          the Company may make a distribution, by dividend or otherwise, of the Capital Stock of any Unrestricted Subsidiary (or a Subsidiary that owns one or more Unrestricted Subsidiaries; provided that such Subsidiary owns no assets other than Capital Stock of one or more Unrestricted Subsidiaries and immaterial assets incidental to the ownership thereof);

(l)         the Company may make payments and distributions to satisfy dissenters’ rights (including in connection with, or as a result of, the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential)), pursuant to or in connection with any acquisition, merger, consolidation, amalgamation or Disposition that complies with Section 7.5 or any other transaction permitted hereunder;

(m)        the Company may make a Restricted Payment in respect of required withholding or similar non-U.S. Taxes with respect to any Permitted Payee and any repurchases of Capital Stock in consideration of such payments, including deemed repurchases in connection with the exercise of stock options or the issuance of restricted stock units or similar stock based awards; and

(n)         for any taxable period for which the Company and/or any of its Subsidiaries are members of a consolidated, combined, unitary or similar group for any federal, state, or local income tax purposes, the Company may pay any federal, state or local income taxes, or any franchise taxes imposed in lieu thereof, to any parent of any consolidated, combined, unitary or similar group that includes the Company or any of its Subsidiaries or joint ventures in respect of any consolidated, combined, unitary or similar income tax return that includes the Company or any of its Subsidiaries or joint ventures to the extent attributable to the income of the Company and/or its Subsidiaries or joint ventures determined as if the Company and its Subsidiaries or joint ventures filed a consolidated, combined, unitary or similar return separately from any other members of the group.

7.7.       Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise; provided that, for the avoidance of doubt, no revenue guarantee provided by the Company or any of its Subsidiaries to any publisher or advertiser shall constitute an Investment) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)          extensions of trade credit in the ordinary course of business or consistent with past practice;

(b)          investments in Cash Equivalents;

(c)         (i) Guarantee Obligations permitted by Section 7.2 and (ii) Guarantee Obligations arising in the ordinary course of business or consistent with past practice with respect to other obligations that do not constitute Indebtedness;

(d)          loans and advances to employees of the Company or any Subsidiary of the Company in the ordinary course of business or consistent with past practice (including for travel, entertainment and relocation expenses) in an aggregate amount for the Company or any Subsidiary of the Company not to exceed the greater of (x) $18,000,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period at any one time outstanding;

(e)        Guarantee Obligations by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party; provided that the aggregate amount of such Guarantee Obligations, together with the aggregate amount of Investments by Loan Parties made pursuant to the proviso to Section 7.7(f), shall not exceed the greater of (x) $35,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period at any one time outstanding;

(f)         intercompany Investments by the Company or any of its Subsidiaries in the Company or any Person that, prior to such investment, is a Subsidiary; provided that the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Loan Parties under this clause (f), together with the aggregate amount of Guarantee Obligations pursuant to Section 7.7(e) and the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Loan Parties under Section 7.7(q), shall not exceed the greater of (x) $32,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period at any one time outstanding;

(g)        Investments in Joint Ventures or in any Person who, prior to the Investment, is not a Subsidiary and who becomes, as a result of the Investment, a Subsidiary that is not a Wholly Owned Subsidiary or in any other Subsidiary that is not a Loan Party in an aggregate amount not to exceed in any fiscal year the greater of (x) $44,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period at any one time outstanding plus, in each case, all dividends, distributions, interest, payments, returns of capital, repayments of other amounts received in cash, by the Loan Parties from Joint Ventures and Persons who become a Subsidiary as a result of such Investment or from such other Subsidiaries that are not Loan Parties; provided, that any such amount not so invested in the fiscal year for which it is permitted may be carried over for investment in the succeeding fiscal years (until so applied);

(h)         Investments in existence on the Closing Date listed, to the extent in excess of $10,000,000, on Schedule 7.7(h); provided that no such Investment is increased except as permitted by the other provisions of this Section 7.7;

(i)         each Finance Subsidiary may execute and deliver one or more promissory notes (having terms customary for similar notes issued in transactions similar to a Permitted Receivables Financing) to the Company and its Subsidiaries representing the purchase price of receivables sold to such Finance Subsidiary in a Permitted Receivables Financing, and the Company and its Subsidiaries may contribute receivables and other assets of the type referred to in the definition of “Permitted Receivables Financing” to the capital of any Finance Subsidiary in connection with a Permitted Receivables Financing;

(j)           [reserved];

(k)         Investments if, after giving effect thereto, the Total Net Leverage Ratio calculated on the date of incurrence thereof on a Pro Forma Basis would be less than 2.00 to 1.00 (it being understood that any Investment permitted at the time it was made shall be deemed to be permitted notwithstanding that the conditions specified in this paragraph (k) for such Investment may no longer be satisfied thereafter); provided that no Specified Event of Default shall have occurred and be continuing or would result therefrom ;

(l)         Investments by the Company and/or any of its Subsidiaries in an aggregate outstanding amount not to exceed the portion, if any, of the Available Amount on such date that the Company elects to apply to this clause (l); provided that no Specified Event of Default shall have occurred and be continuing or would result therefrom;

(m)       non-cash consideration received, to the extent permitted by the Loan Documents, in connection with the disposition of property permitted by this Agreement;

(n)       Investments consisting of extensions of credit in the nature of accounts receivable, notes receivable arising from the grant of trade credit, and guarantees for the benefit of existing or potential suppliers, customers, distributors, licensors, licensees, lessees and lessors, in each case in the ordinary course of business or consistent with past practice, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(o)          Hedge Agreements entered into not for speculative purposes;

(p)          deposit accounts and securities accounts maintained in the ordinary course of business, and to the extent constituting an Investment, Cash Management Obligations;

(q)          additional Investments by the Company or any of its Subsidiaries in an aggregate amount (valued at cost) (for all Investments by the Company and all Subsidiaries pursuant to this clause (q)) not to exceed the greater of (x) $88,500,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period at any one time outstanding; provided that the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Loan Parties under this clause (q), together with the aggregate amount of Guarantee Obligations pursuant to Section 7.7(e) and the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Loan Parties under Section 7.7(f), shall not exceed the greater of (x) $32,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period at any one time outstanding;

(r)          Investments held by a Person that is acquired and becomes a Subsidiary or of a Person merged or amalgamated or consolidated into any Subsidiary, in each case after the Closing Date and which acquisition, merger, amalgamation or consolidation is permitted in accordance with another provision of this Section 7.7, to the extent that such Investments held by such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(s)         any Investments in a Joint Venture to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Joint Venture;

(t)         to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses, sublicenses (or other grants or rights to use or exploit) or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business or consistent with past practice;

(u)          Investments maintained in connection with any Loan Party’s deferred compensation plan in the ordinary course of business;

(v)          Investments consisting of rebates and extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or consistent with past practice;

(w)         any Investments acquired by the Company or any of its Subsidiaries:

(i)         in exchange for any other Investment or accounts receivables held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement or delinquent accounts and disputes with or judgments against, the issuer of such Investment or accounts receivable;

(ii)        as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(iii)        as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates; or

(iv)        in settlement of debts created in the ordinary course of business;

(x)        Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and works compensation, performance and similar deposits in each case entered into as a result of the operations of the business in the ordinary course;

(y)        Investments in notes receivables payable to the Company or any Subsidiary by the purchasers of assets purchased pursuant to Dispositions permitted in accordance with Section 7.5;

(z)          [reserved];

(aa)        to the extent they constitute Investments, any letters of credit issued or created by the Company or its Subsidiaries pursuant to Sections 7.2(x) or 7.3(bb);

(bb)       Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed in any fiscal year the greater of (x) $35,500,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period plus, in each case, all dividends, distributions, interest, payments, returns of capital, repayments of other amounts received in cash, by the Loan Parties from Unrestricted Subsidiaries; provided, that any such amount not so invested in the fiscal year for which it is permitted may be carried over for investment in succeeding fiscal years (until so applied);

(cc)        Investments consisting of (or resulting from) Indebtedness permitted under Section 7.2, Liens permitted under Section 7.3, Restricted Payments permitted under Section 7.6 (other than Section 7.6(h)), Restricted Debt Payments permitted by Section 7.13 and Dispositions permitted by Section 7.5 (other than Section 7.5(c));

(dd)       Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers, vendors, suppliers, licensors, sublicensors, licensees and sublicensees;

(ee)        (i) Guarantees of leases or subleases (in each case other than Finance Leases) or of other obligations not constituting Indebtedness, (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Company and/or its Subsidiaries, in each case, in the ordinary course of business or consistent with past practice and (iii) Investments consisting of guarantees of any supplier’s obligations in respect of commodity contracts solely to the extent such commodities related to the materials or products to be purchased by the Company or any Subsidiary;

(ff)          [reserved];

(gg)        unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable Requirements of Law;

(hh)       Investments consisting of the licensing, sublicensing or contribution of any Intellectual Property or other Intellectual Property rights pursuant to joint marketing, collaboration or other similar arrangements with other Persons;

(ii)        contributions in connection with compensation arrangements to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company or any of its Subsidiaries;

(jj)        Investments consisting of earnest money deposits required in connection with purchase agreements or other acquisitions or Investments otherwise permitted under this Section 7.7 and any other pledges or deposits permitted by Section 7.3;

(kk)        Term Loans repurchased by the Company or a Subsidiary pursuant to and subject to immediate cancellation in accordance with this Agreement; and

(ll)         Guarantee Obligations of the Company or any Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the Company to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States.

Any Investment that when made complies with the requirements of the definition of the term “Cash Equivalents” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

Notwithstanding the foregoing, except with respect to the Company’s or any Subsidiary’s ability to license Intellectual Property to Unrestricted Subsidiaries in the ordinary course of business, no Investment constituting of or resulting from any transfer or other Disposition of any material Intellectual Property by the Company or any Subsidiary may be made to an Unrestricted Subsidiary, except pursuant to Section 7.7(bb).

7.8.        Transactions with Affiliates. Enter into or suffer to exist any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees with any non-consolidated Affiliate involving aggregate payments or consideration in excess of $10,000,000; provided that the foregoing restriction shall not apply to:

(a)        the Transactions and all transactions pursuant to the Acquisition Agreement and any other agreements, instruments or certificates related thereto or to the transactions contemplated by the Acquisition Agreement (in each case, together with the schedules, exhibits, annexes and other attachments thereto);

(b)          transactions or agreements between the Company and/or its Subsidiaries;

(c)         transactions in effect on the Closing Date listed, to the extent in excess of $10,000,000, on Schedule 7.10 and any amendment, modification or extension to the agreements governing such transactions to the extent such amendment, modification or extension, taken as a whole, is not materially (i) adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(d)        transactions that (a) are upon fair and reasonable terms not materially less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not a non-consolidated Affiliate or (b) if in the good faith judgment of the board of directors of the Company no comparable transaction is available with which to compare such transaction, such transaction is fair to the Company or such Subsidiary from a financial point of view;

(e)          any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of the Company or any Subsidiary;

(f)         (i) any collective bargaining, employment, indemnification, expense reimbursement or severance agreement or compensatory (including profit sharing) arrangement entered into by the Company or any of its Subsidiaries with any Permitted Payee, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with any Permitted Payee and (iii) payments or other transactions pursuant to any management equity plan, employee compensation, benefit plan, stock option plan or arrangement, equity holder arrangement, supplemental executive retirement benefit plan, any health, disability or similar insurance plan, or any employment contract or arrangement which covers any Permitted Payee and payments pursuant thereto;

(g)         Guarantees permitted by Section 7.2, Restricted Payments permitted under Section 7.6 (other than Section 7.6(h)), Investments permitted under Section 7.7 (other than Section 7.7(y) and Section 7.7(cc)) and Restricted Debt Payments permitted by Section 7.13);

(h)          (i) the formation of a joint venture or similar entity (and Investments permitted in connection therewith), which would constitute a transaction with an Affiliate solely as a result of the Company or any Subsidiary owning Capital Stock of, or otherwise controlling, such joint venture or similar entity and (ii) transactions with any Person that is an Affiliate solely because a director or officer of such Person is a director or officer of the Company or any Subsidiary;

(i)         the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Company and/or any of its Subsidiaries in the ordinary course of business;

(j)        any transaction in respect of which the Company delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Company from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or stating that the terms, when taken as a whole, are not substantially less favorable to the Company or the applicable Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;

(k)         (i) Investments by Affiliates in securities or other Indebtedness of the Company or any Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the Investment is being offered by the Company or such Subsidiary generally to other investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or other Indebtedness of the Company or any Subsidiary contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and the Subsidiaries, in each case, in accordance with the terms of such securities or other Indebtedness;

(l)           licenses or sublicenses by the Company or any of its Subsidiaries of Intellectual Property in the ordinary course of business; and

(m)         transactions undertaken in the ordinary course of business or consistent with past practice pursuant to membership in a purchasing consortium.

7.9.        Sales and Leasebacks. Enter into or suffer to exist any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property that has been or is to be sold or transferred in a related transaction by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary; provided that any such transaction shall be permitted so long as (i) such transaction is on an arm’s length basis and (ii) the resulting Indebtedness is permitted by Section 7.2; provided that no Event of Default shall have occurred and be continuing or would result therefrom and such sale/leaseback shall be for no less than the fair market value of such property at the time of such sale/leaseback as determined by the Company in good faith  (collectively, the “Permitted Sale/Leasebacks”) (the Company agreeing that all Permitted Sale/Leasebacks shall be Asset Sales and any Lien on or security interests in any such property created by the Loan Documents shall be automatically released upon consummation of such Permitted Sale/Leasebacks and the Collateral Agent shall take any action reasonably requested by the Company to evidence such release).

7.10.      Changes in Fiscal Periods. Permit the fiscal year of the Company to end on a day other than December 31 of each year; provided, however, that the Company may, upon written notice to the Administrative Agent, change the financial reporting convention above to (x) a calendar year-end convention or (y) any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case, the Company and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the reasonable judgment of the Administrative Agent and the Company, to reflect such change in fiscal year.

7.11.      Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any of its Subsidiaries (other than Excluded Subsidiaries (except to the extent any Subsidiary is an Excluded Subsidiary solely pursuant to clause (iii) of the definition thereof)) to create, incur, assume or suffer to exist any Lien upon any of its property (other than Company Stock and other Excluded Assets) or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than:

(a)          this Agreement and the other Loan Documents;

(b)        any agreements governing secured Indebtedness permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets securing such Indebtedness) or Permitted Receivables Financings (in which case, any prohibition or limitation shall only be effective against the assets included in such Permitted Receivables Financing);

(c)         restrictions by reason of customary provisions restricting assignments, subletting, licensing, sublicensing or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements, asset sale agreements, trading, netting, operating, construction, service, supply, purchase, sale or other agreements entered into in the ordinary course of business or consistent with past practice (each of the foregoing, a “Covered Agreement”) (provided that such restrictions are limited to the relevant Covered Agreement and/or the property or assets secured by such Liens or the property or assets subject to such Covered Agreement);

(d)          customary restrictions on the creation of Liens on any property or assets arising under a security agreement governing a Lien permitted under this Agreement;

(e)         customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder;

(f)          customary restrictions in Intellectual Property license agreements;

(g)         any encumbrance or restriction assumed in connection with an acquisition of the property or Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in contemplation of such acquisition;

(h)          restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements (i) relating to the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person (or any “shell company” Company with respect thereto), (ii) relating to such joint venture or its members and/or (iii) otherwise entered into in the ordinary course of business;

(i)           restrictions on cash or other deposits permitted under Section 7.3 and/or 7.7 and any net worth or similar requirements, including such restrictions or requirements imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such cash or other deposits or net worth requirements exist;

(j)           restrictions (i) set forth in documents which exist on the Closing Date or (ii) which are contemplated as of the Closing Date and, in the case of this clause (ii), to the extent the assets or property subject to such restriction are in excess of $10,000,000, set forth on Schedule 7.13;

(k)        restrictions arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit issued or granted by a Governmental Authority;

(l)         restrictions with respect to any Subsidiary that was previously an Unrestricted Subsidiary, pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Subsidiary; provided that such agreement was not entered into in anticipation of such Subsidiary or such Unrestricted Subsidiary becoming a Subsidiary and any such restriction does not extend to any assets or property of the Company or any other Subsidiary other than the assets and property of such Subsidiary;

(m)       other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in the preceding clauses of this Section 7.11; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Company, materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

7.12.      Lines of Business. Enter into any material business, either directly or through any Subsidiary, except for those businesses substantially similar to the businesses in which the Company and its Subsidiaries are engaged on the Closing Date, after giving effect to the Transactions, or that are reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

7.13.      Optional Payments and Modifications of Subordinated Indebtedness. (i) Make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of such Subordinated Indebtedness (collectively, “Restricted Debt Payments”), or (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any agreement, instrument or other document evidencing Subordinated Indebtedness (other than any such amendment, modification, waiver or other change that is not in the reasonable judgment of the Company materially adverse to the Lenders); provided that so long as no Event of Default has occurred and is continuing, the Company may:

(a)         make regularly scheduled interest and principal payments as and when due in respect of any Subordinated Indebtedness, other than payments prohibited by the subordination provisions thereof;

(b)          refinance Subordinated Indebtedness with the Net Cash Proceeds of a Permitted Refinancing;

(c)         make payments of or in respect of Subordinated Indebtedness made solely with the Net Cash Proceeds of Qualified Capital Stock issued by the Company after the Closing Date;

(d)         (A) convert any Subordinated Indebtedness into Qualified Capital Stock and (B) to the extent constituting a Restricted Debt Payment, pay payment-in-kind interest with respect to any Indebtedness that is permitted under Section 7.2;

(e)         make Restricted Debt Payments in an aggregate amount not to exceed the portion, if any, of the Available Amount on such date that the Company elects to apply to this clause (e); provided that no Specified Event of Default shall have occurred and be continuing or would result therefrom;

(f)          make additional payments of or in respect of Subordinated Indebtedness; provided that the aggregate principal amount of such payments pursuant to this clause (f), together with the amount of Restricted Payments made pursuant to Section 7.6(h), may not exceed the greater of $62,000,000 and 35% of Consolidated EBITDA for the most recently ended Test Period;

(g)         make unlimited Restricted Debt Payments at any time the Total Net Leverage Ratio is equal to or less than 1.75 to 1.00 calculated on the date of incurrence thereof on a Pro Forma Basis after giving effect to such payment (it being understood and agreed that any fee, premium or expense paid or payable in connection with such payment shall not be subject to or included within the calculation of such amount); and

(h)          make payments as part of, or to enable another Person to make, an “applicable high yield discount obligation” catch-up payment.

7.14.      Use of Proceeds. Request any Loan or use, and the Company shall use commercially reasonable efforts to procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of directly or, to the Company’s Knowledge, indirectly funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.        EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)         the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three Business Days (or in the case of any technical or administrative error, five Business Days) after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)         any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or any certificate, statement, report or other document required to be delivered pursuant to this Agreement or any other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made and, to the extent capable of being corrected, such inaccuracy is not corrected on or prior to 30 days from the earlier of (x) the first date a Responsible Officer of the Company has Knowledge of such inaccuracy and (y) the date on which the Company received notice thereof from the Administrative Agent or the Required Lenders of such misrepresentation; or

(c)         any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (in each case with respect to legal existence of the Borrower and the Company only), Section 6.7(a), Section 6.12 or Section 7 of this Agreement; provided that notwithstanding this clause (c), (x) no breach or default by any Loan Party under Section 7.1 will constitute an Event of Default with respect to any Term Loans unless and until the Required Revolving Lenders have declared all outstanding obligations under the Revolving Facility to be immediately due and payable and terminated the commitments under the Revolving Facility and have not rescinded such declaration and termination; or

(d)         any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after receipt of notice thereof by the Company from the Administrative Agent or the Required Lenders; or

(e)         the Company or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto or any interest on any such Indebtedness, in each case, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case of clauses (i) or (ii) the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) or (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which exceeds in the aggregate of $25,000,000 for the Company and its Subsidiaries; or

(f)          (i) the Company or any of Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency (including an application for an order commence proceedings under the Israeli Insolvency and Economic Recovery Law, 2018), reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, freeze order or other relief with respect to it or its debts, except for any such case, proceeding or action in connection with any liquidation or dissolution otherwise permitted pursuant to Section 7.4 of this Agreement, or (B) seeking appointment of a receiver, trustee, custodian, conservator, an expert for examination of a creditor’s arrangement under Israeli insolvency laws or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Significant Subsidiaries shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)          (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” or “failure to meet the minimum funding standards” (each as defined in Section 412 of the Code or 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Company or any Commonly Controlled Entity shall, or would reasonably be expected to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could be expected to have a Material Adverse Effect; or

(h)         one or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate for the Company and its Subsidiaries a liability (not covered by insurance as to which the relevant insurance company has not denied coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof (it being understood that, notwithstanding the definition of “Default,” no “Default” shall be triggered solely by the rendering of a judgment or judgments prior to the lapse of such 60-day period so long as such judgments are capable of satisfaction by payment at any time); or

(i)          any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby on a material portion of the Collateral, except to the extent that such cessation results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged or to file continuation statements under the Uniform Commercial Code of any applicable jurisdiction;

(j)         any material portion of the guarantees contained in the Guarantee Agreement, taken as a whole, shall cease, for any reason, to be in full force and effect (other than as permitted in a Loan Document or in accordance with its terms) or any Loan Party shall so assert; or

(k)          a Change of Control shall occur,

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company or the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon), all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Revolving Commitments to be terminated forthwith, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; provided that solely in connection with an Event of Default under Section 8 (with respect to a breach or default of Section 7.1) that is uncured or unwaived, the Required Revolving Lenders may take the actions specified in clause (B) above in respect of the Revolving Commitments and the Revolving Loans. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company.

SECTION 9.        THE AGENTS

9.1.        Appointment.

(a)          Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b)        The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.

9.2.       Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3.        Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own bad faith, gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4.        Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) if the Administrative Agent believes in good faith that such action shall expose it to liability or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5.        Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders as set forth in this Agreement (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders and permitted by this Agreement.

9.6.        Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7.       Indemnification. The Lenders agree to severally indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s bad faith, gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8.        Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9.        Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 20 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 20 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint (with the consent of the Borrower (to the extent required by the immediately preceding sentence)) a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10.      Certain ERISA Matters.  (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)       (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.11.     Agents.  None of the Arrangers or Agents (other than the Administrative Agent) identified in this Agreement shall have any rights, powers, obligations, liabilities, responsibilities or duties under this Agreement or any other Loan Document, except in its capacity, as applicable, as a Lender hereunder.  Without limiting any other provision of this Section 9, no such Arranger or Agent in its capacity as such shall have or be deemed to have any fiduciary relationship with any Lender or any other Person by reason of this Agreement or any other Loan Document.

9.12.      Credit Bidding.  The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.1), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

9.13.       Erroneous Payments.

(a)         Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 9.13 shall be conclusive, absent manifest error.

(b)         Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)         The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount to the maximum extent permitted by law and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this clause (c) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), any Obligations of the Loan Parties in respect of principal and interest hereunder relative to the amount (and/or timing for payment) of the Obligations of the Loan Parties in respect of principal and interest hereunder that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, this clause (c) shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Payment, satisfying Obligations or from the proceeds of Collateral.

(d)         Each party’s obligations under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 10.      MISCELLANEOUS

10.1.      Amendments and Waivers.

(a)          Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party that is a party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party that is a party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall: (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, (y) that any amendment or modification in the financial definitions in this Agreement shall not constitute a reduction in the rate of interest or commitment fee for purposes of this clause (i) and (z) in each case of this clause (i), waivers of, or consents or departures from, mandatory prepayments, mandatory reductions of commitments, or of any Default or Event of Default) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Tranche B Term Lender’s Tranche B Term Commitment or any Revolving Lender’s Revolving Commitment, in each case without the consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Required Lenders or Required Revolving Lenders or change any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any term thereof, release all or substantially all of the Collateral (other than as otherwise permitted hereunder or in the other Loan Documents) under the Collateral Agreement or the Israeli Security Agreement or release all or substantially all of the value of the guarantees (other than as otherwise permitted hereunder or in the other Loan Documents) under the Guarantee Agreement, in each case without the consent of all Lenders or reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all Lenders under such Facility; (iii) amend or modify any provision of Section 5.03 of the Collateral Agreement without the consent of each Lender directly and adversely affected thereby; (iv) amend, modify or waive any provision of Section 2.17 in a manner that would alter the pro rata sharing of payments or Section 10.7(a) without the consent of all Lenders, or amend, modify or waive any other provision of Section 2.17 without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) amend, modify or waive any provision of Section 9 without the consent of the Administrative Agent; (vi) [reserved]; (vii) [reserved]; (viii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the consent of each Lender directly affected thereby (other than as permitted by Section 10.6); or (ix) eliminate or reduce any voting rights under this Section 10.1 without the consent of each Lender directly affected thereby; (x) subordinate the Lien on a material portion of the Collateral, taken as a whole, securing the Obligations to the Lien securing any other Indebtedness, without the written consent of each Lender directly affected thereby (provided that no such Lender’s consent shall be required pursuant to this clause (x) if such Lender is offered a reasonable, bona fide opportunity to participate on a pro rata basis in any priming indebtedness (including any fees payable in connection therewith) permitted to be issued as a result of such waiver, amendment or modification) or (xi) subordinate the Obligations (or any Class thereof) in right of payment to any other Indebtedness, without the written consent of each Lender directly affected thereby (provided that no such Lender’s consent shall be required pursuant to this clause (xi) if such Lender is offered a reasonable, bona fide opportunity to participate on a pro rata basis in any priming indebtedness (including any fees payable in connection therewith) permitted to be issued as a result of such waiver, amendment or modification); provided that, notwithstanding the foregoing, any waiver or amendment of any condition precedent set forth in Section 5.2 as it pertains to any loans under the Revolving Facility shall require the written consent of only the Company and the Required Revolving Lenders (and not the Required Lenders). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

(i)          Notwithstanding the foregoing, the Company and the Administrative Agent may enter into any Incremental Facility Amendment in accordance with Section 2.25, any Extension Amendment in accordance with Section 2.24 and any Refinancing Term Amendment in accordance with Section 2.28 and such Extension Amendments, Incremental Facility Amendments and Refinancing Term Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document; and

(ii)         this Agreement and the other Loan Documents may be amended with the written consent of only the Administrative Agent and the Company to the extent necessary in order to evidence and implement the designation of removal of an additional borrower with respect to any Incremental Revolving Facility in accordance with Section 2.24.

(b)         Notwithstanding the foregoing, the Administrative Agent, with the consent of the Company, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof.

(c)          Notwithstanding the foregoing, only the consent of the Required Revolving Lenders shall be necessary to (i) amend, waive or modify the terms and provisions of Section 7.1 and the proviso to clause (B) of Section 8 (and related definitions as used in such Sections, but not as used in other Sections of this Agreement) and no such amendment, waiver or modification of any such terms or provisions (and related definitions as used in such Sections, but not as used in other Sections of this Agreement) shall be permitted without the consent of the Required Revolving Lenders, (ii) amend, modify or waive any condition precedent set forth in Section 5.3 with respect to the making of Revolving Loans or (iii) except for any amendment, waiver or modification that would require the consent of each Revolving Lender adversely affected thereby pursuant to the other provisions of this Section 10.1, amend, modify or waive any provision of this Agreement that solely affects the Revolving Lenders in respect of any Revolving Facility, including the final scheduled maturity, interest, fees, prepayment penalties and voting.

10.2.      Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company, the Borrower and the Administrative Agent, and as set forth in an Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Company or the Borrower:
Taboola.com Ltd
Atrium Tower
2 Jabotinsky St., 32nd fl.
Ramat Gan, Israel 5250501
Attention: Nissim Cohen

with a copy to:
Taboola, Inc.
16 Madison Square West, 7th fl.
New York, NY 10010
Attention: David Aber

The Administrative Agent:
JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: Loan & Agency Services Group
Phone: N/A
Fax:  12012443657@tls.ldsprod.com
Email: carly.segletes@chase.com

The Collateral Agent:	JPMorgan Chase Bank, N.A. CIB DMO WLO Mail code NY1-C413 4 CMC, Brooklyn, NY, 11245-0001 United States Email: ib.collateral.services@jpmchase.com provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

10.3.      No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4.      Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder until the respective maturity dates of the Facilities.

10.5.      Expenses; Limitation of Liability; Indemnity, Etc..

(a)         Expenses.  The Borrower agrees (a) within 30 days following presentation of a summary statement, to reimburse the Administrative Agent for its reasonable and invoiced out-of-pocket expenses that have been incurred in connection with the development, preparation, execution, delivery and administration of, and any amendment, supplement, waiver or modification to, this Agreement and the other Loan Documents and the consummation of the Transactions contemplated hereby and thereby (including the fees, charges and disbursements of one firm of counsel to the Administrative Agent and Lenders, as a whole, and of a single local counsel in each appropriate jurisdiction (which may include, a single special counsel acting in multiple jurisdictions) for the Administrative Agent and Lenders, as a whole (and, in the case of an actual or perceived conflict of interest, of another firm of counsel (and, if applicable, another local counsel in each appropriate jurisdiction) for all similarly affected persons)), (b) within 30 days following presentation of a summary statement, to pay or reimburse each Lender and the Administrative Agent for all its reasonable and invoiced out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans (including the fees, charges and disbursements of one firm of counsel to the Administrative Agent and Lenders, as a whole, and of a single local counsel in each appropriate jurisdiction (which may include, a single special counsel acting in multiple jurisdictions) for the Administrative Agent and Lenders, as a whole (and, in the case of an actual or perceived conflict of interest, of another firm of counsel (and, if applicable, another local counsel in each appropriate jurisdiction) for all similarly affected persons)),

(b)          Limitation of Liability.  None of the Administrative Agent, any Arranger or any Lender, or any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Lender-Related Person. To the fullest extent permitted by applicable law, (i) each party hereto agrees that it shall not assert, and hereby waives, any claim against any other party hereto, the Company, any Lender-Related Person or any of their respective Related Parties on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof; provided that the foregoing shall not limit the obligations of the Borrower under this Section 10.5 in respect of any such damages claimed against the Indemnitees by Persons other than Indemnitees.

(c)       Indemnity.  The Borrower shall indemnify and hold harmless each Lender, each Agent and the Administrative Agent and their respective Related Parties (each, an “Indemnitee”) from and against, and hold each Indemnitee harmless from, any and all losses, claims (including intraparty claims), demands, damages and liabilities (“Liabilities”) to which any such Indemnitee may become subject arising out of or in connection with this Agreement, any Loan Documents, the Transactions or any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing (including in relation to enforcing the terms of this paragraph) (each, a “Proceeding”), regardless of whether any Indemnitee is a party thereto, whether or not such Proceedings are brought by the Company, its equity holders, Related Parties, Affiliates, creditors or any other person, and to reimburse each Indemnitee from time to time, within 30 days following the presentation of a summary statement, for any reasonable and invoiced out-of-pocket legal expenses of one firm of counsel for all such Indemnitees, taken as a whole, and of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, of another firm of counsel (and, if applicable, another firm of local counsel in each appropriate jurisdiction) for all similarly affected Indemnitees), in connection with any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnitee, apply to Liabilities or related expenses to the extent they (i) are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of such Indemnitee or its Related parties, (ii) are found by a final, non-appealable judgment of a court of competent jurisdiction to result from a material breach of the obligations of such Indemnitee or any such Indemnitee’s Related Parties under this Agreement or (iii) result from any Proceeding that does not involve an act or omission by the Company or its Affiliates and that is brought by an Indemnitee or Related Party against any other Indemnitee or Related Party (other than any claims against any Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role in connection with this Agreement). The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder and termination of this Agreement. This Section 10.5(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d)         Lender Reimbursement.  Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 10.5 to the Administrative Agent, the Collateral Agent and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective Aggregate Exposure Percentages immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)          Payments.  All amounts due under this Section 10.5 shall be payable not later than 30 days after written demand therefor.

10.6.      Successors and Assigns; Participations and Assignments.

(a)          This Agreement shall be binding upon and inure to the benefit of the Company, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that none of the Borrower or the Company may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (except in a transaction permitted by Section 7.4).

(b)        Any Lender may, without the consent of the Borrower or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities other than an Ineligible Institution (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, the Participant will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement (including in the bankruptcy or similar event of the Lender) and the Company, the other Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of or interest on, the Loans or any fees payable hereunder, postpone the date of any scheduled amortization payment or the final maturity of the Loans, in each case to the extent subject to such participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and, other than as set forth in the preceding sentence, to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 (subject to the requirements and limitations in Section 2.19) with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.21 and 2.22 as if it were an assignee under paragraph (c) of this Section and (ii) shall not be entitled to receive any greater amount pursuant to Section 2.18 or 2.19 than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, except to the extent such entitlement to receive a greater amount results from a change in law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

As used herein, “Ineligible Institution” means (a) a natural person, (b) a Disqualified Lender, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, (d) a Defaulting Lender or (e) any of the Company and its Subsidiaries and Affiliates.

(c)         Any Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign (subject to clause (iii) of the proviso below) to any other Lender, any Affiliate of any Lender or any Lender Affiliate (other than any Ineligible Institution) or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity other than an Ineligible Institution (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Assumption, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) no such assignment to an Assignee (other than any Lender, any Affiliate of any Lender or any Lender Affiliate), unless otherwise agreed to by the Borrower and Administrative Agent, shall be in an aggregate principal amount of less than $10,000,000 in the case of Revolving Commitments or $500,000 in the case of Term Loans (provided that assignments made by any Lender on the same day to an Assignee and its Affiliates (including any Lender Affiliates) and contemporaneous assignments by Lender Affiliates to a single Assignee may be treated as a single assignment for purposes of satisfying any such minimum assignment amount requirement (other than in the case of an assignment of all of a Lender’s interests under the applicable Facility)), (ii) [reserved], (iii) no Lender may assign any interest in the Revolving Facility (other than, with the consent of the Administrative Agent, not to be unreasonably withheld or delayed, to an Affiliate of such Lender or, to another Lender then holding Revolving Commitments) without the consent of the Administrative Agent and the Borrower (not to be unreasonably withheld or delayed) and (iv) the Borrower shall be deemed to have consented to an assignment if it has not objected thereto by written notice to the Administrative Agent within ten Business Days of its receipt of notice thereof. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Lender Affiliates, if any (other than in the case of an assignment of all of a Lender’s interests under this Agreement). Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Assignee thereunder shall be deemed a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs (I) when an Event of Default shall have occurred and be continuing with respect to the Borrower or (II) in connection with the primary syndication of the Facility.

Notwithstanding the foregoing, the Borrower may, in its sole discretion, withhold consent to any assignment to any Person that is not expressly a Disqualified Lender but is known by the Borrower to be an Affiliate of a Disqualified Lender without regard as to whether such Person is identifiable as an Affiliate of a Disqualified Lender on the basis of such Affiliate’s name.

(d)         The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2, a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption, and thereupon one or more new Notes shall be issued to the designated Assignee. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)         Upon its receipt of an Assignment and Assumption executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be an obligation of the Borrower), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

(f)         The Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(g)          For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank or other central banking authority having jurisdiction over such Lender in accordance with applicable law.

(h)          The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.

(i)          Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6, whether or not such assignment or transfer is reflected in the Register, shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (b) of this Section 10.6.

(j)          The Company shall have the right (i) at the sole expense of any Lender that is a Disqualified Lender and/or the Person that assigned its Commitments and/or Loans to such Disqualified Lender or to any Lender to the extent the Borrower’s consent was requested pursuant to Section 10.6 and not obtained, to seek to replace or terminate such Disqualified Lender or other Lender as a Lender by causing such Lender to (and such Lender shall be obligated to) assign (without recourse) any or all of its Commitments and/or Loans and its rights and obligations under this Agreement to one or more assignees (which may, at the Company’s sole option, be or include the Company or any Subsidiary); provided that (1) the Administrative Agent shall not have any obligation to the Company to find such a replacement Lender, (2) the Company shall not have any obligation to such Disqualified Lender or other Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person and (3) the assignee (or, at its option, the Company) shall pay to such Disqualified Lender or other Lender concurrently with such assignment an amount (which payment shall be deemed payment in full) equal to the lesser of (x) the face principal amount of the Commitments and/or Loans so assigned and (y) the amount that such Disqualified Lender or other Lender paid to acquire such Commitments and/or Loans, in each case without interest thereon (it being understood that if the effective date of such assignment is not an Interest Payment Date, such assignee shall be entitled to receive on the next succeeding Interest Payment Date interest on the principal amount of the Loans so assigned that has accrued and is unpaid from the Interest Payment Date last preceding such effective date (except as may be otherwise agreed between such assignee and the Company)), or (ii) to prepay any Loans held by such Disqualified Lender or other Lender, in whole or in part, by paying an amount (which payment shall be deemed payment in full) equal to the lesser of (x) the face principal amount of the Commitments and/or Loans so prepaid and (y) the amount that such Disqualified Lender or other Lender paid to acquire such Loans (in each case without interest thereon), and if applicable, terminate the Commitments of such Disqualified Lender, in whole or in part.  In connection with any such replacement, (1) if the Disqualified Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary or appropriate (in the good faith determination of the Administrative Agent or the Company, which determination shall be conclusive) to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which the Disqualified Lender shall be paid by the assignee Lender (or, at its option, the Company) the amount required pursuant to this Section 10.6(j), then such Disqualified Lender or other Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Company shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Disqualified Lender or other Lender, and the Administrative Agent shall record such assignment in the Register, (2) each Lender (whether or not then a party hereto) agrees to disclose to the Company the amount that the applicable Disqualified Lender paid to acquire Commitments and/or Loans from such Lender and (3) each Lender that is a Disqualified Lender or other Lender agrees to disclose to the Company the amount it paid to acquire the Commitments and/or Loans held by it.  The Disqualified Lenders List may be (i) posted to the Lenders on both the “Public Side Information” and the “Private Side Information” portions of the Electronic Platform and (ii) made available to the Lenders upon written request to the Administrative Agent. The Borrower hereby acknowledges and consents to the posting and/or distribution of the Disqualified Lenders List pursuant to the terms set forth in this Agreement. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

(k)         Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to the Company, or any Subsidiary (each, an “Affiliated Lender”) through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures to be established by the “auction agent” consistent with this Section 10.6(k) or (y) open market purchases on a non-pro rata basis (which purchases may be effected at any price as agreed between such Lender and such Affiliated Lender in their respective sole discretion); provided that:

(i)          any Term Loans acquired by any Affiliated Lender shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled; provided that to the extent any Term Loans acquired by any Affiliated Lender are not permitted to be retired and cancelled under applicable Requirements of Law, such Affiliated Lender shall be deemed to have acknowledged and agreed that such Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote and such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (x) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) solely among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (y) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders;

(ii)         no Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable, and purchases of Term Loans pursuant to this Section 10.6(k) may not be funded with the proceeds of Revolving Loans; and

(iii)        no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Company and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 10.6(k).

10.7.       Adjustments; Set-off.

(a)          Except to the extent that (i) this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility (including any payment obtained by a Lender as consideration for any permitted assignment of or permitted sale of a participation in any of its Loans or Commitments hereunder) or (ii) a payment is made in respect of obligations under Lender Hedge Agreements or Cash Management Obligations, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation”, no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

(b)          In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8.  Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.9.     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10.    Integration. This Agreement and the other Loan Documents represent the agreement of the Company, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.12.    Submission To Jurisdiction; Waivers.

(a)          Each party hereto hereby irrevocably and unconditionally:

(i)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in New York County, the courts of the United States for the Southern District of New York in New York County, and appellate courts from any thereof;

(ii)         consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, as the case may be at its address set forth in Section 10.2 or at such other address of which the other parties shall have been notified pursuant thereto;

(iv)       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)         waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

Nothing in this Agreement or in any other Loan Document shall affect any right each party hereto may otherwise have to enforce any judgment in any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b)         The Company hereby agrees to irrevocably and unconditionally appoint the Borrower as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this Section 10.12 and agrees promptly to appoint a successor agent for service of process located in the City of New York (the “New York Process Agent”), reasonably satisfactory to the Administrative Agent (which successor New York Process Agent shall accept such appointment in a writing reasonably satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the Company. In any such action or proceeding in such New York State or Federal court, such service may be made on the Company by delivering a copy of such process to the Company in care of the Borrower or the New York Process Agent, as applicable, at the address of the Borrower or the New York Process Agent, as applicable, and by depositing a copy of such process in the mails by certified or registered air mail, addressed to the Company at its address specified in Section 10.2 (such service to be effective upon such receipt by the New York Process Agent and the depositing of such process in the mails as aforesaid). The Company hereby irrevocably and unconditionally authorizes and directs the Borrower or the New York Process Agent, as applicable, to accept such service on its behalf. As an alternate method of service, the Company irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to the Company by certified or registered air mail at its address specified in Section 10.2. The Company agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or any other Loan Document.

10.13.     Releases of Guarantees and Liens.

(a)          The Administrative Agent and the Lenders irrevocably agree that the Lien on any property and any related guarantee obligations will be automatically released (i) (1) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document, (2) upon any sale or transfer of Collateral or any other transaction permitted or not prohibited hereunder or under the Loan Documents to any Person that is not a Loan Party, (3) to the extent property constituting Collateral is owned by any Guarantors, upon the release of such Guarantor from its obligations under the Guarantee Agreement or in accordance with the succeeding sentence, (4) so long as no Event of Default has occurred and is continuing, to the extent the Collateral becomes Excluded Assets or a Guarantor becomes an Excluded Subsidiary in a transaction permitted hereunder, the primary purpose of which transaction is not to effect the release of such Guarantor or any other Guarantor from its obligations under the Loan Documents, or a Guarantor ceases to be a Subsidiary in a transaction permitted hereunder or (5) that has been consented to in accordance with Section 10.1 and (ii) under the circumstances described in paragraph (b) below, in accordance with the provisions of Section 7.12(b), (f), (g) and (h) of the Collateral Agreement.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent and the Collateral Agent are hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action (without consent rights) requested by the Company (including to execute and deliver any instruments, documents, consents, acknowledgements, and agreements necessary or desirable to evidence or confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph) having the effect of releasing any Collateral or Loan Party from its guarantee obligations.

(b)          The Administrative Agent and the Lenders irrevocably agree that at such time as the Loans and the other obligations under the Loan Documents (other than obligations under or in respect of Lender Hedge Agreements, Lender Cash Management Obligations and contingent indemnity obligations not due and payable) shall have been paid in full and the Commitments have been terminated, the Collateral shall be automatically released from the Liens created by the Security Documents, and the Security Documents and all guarantees and other obligations (other than those expressly stated to survive such termination) of the Company and each Loan Party under the Security Documents shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

(c)         The Administrative Agent and the Lenders irrevocably agree that Liens on assets of the Loan Parties created by the Loan Documents will be automatically terminated and released upon the transfer of such assets to a Foreign Subsidiary that is not a Loan Party pursuant to Section 7.5(q). The Administrative Agent and the Collateral Agent are hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action (without consent rights) (including to execute and deliver any instruments, documents, consents, acknowledgements, and agreements necessary or desirable to evidence or confirm the release pursuant to the foregoing provisions of this paragraph) requested by the Company to effect any termination or release described in this paragraph (c).

10.14.    Confidentiality. Each of the Administrative Agent and each Lender and each of their respective Affiliates agrees to keep confidential all information received by them in connection with the Transactions and the related transactions and information received from the Company relating to the Company or its business; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such Information (a) to the Administrative Agent, any other Lender, any Affiliate of any Lender or any Lender Affiliate (provided that any such Lender Affiliate or Affiliate is advised of its obligation to retain such information as confidential, and such Administrative Agent or Lender shall be responsible for its Affiliates’ and Lender Affiliates’ compliance with this paragraph), (b) to any pledgee referred to in Section 10.6(g), any Transferee or prospective Transferee or any insurance or risk protection providers (provided that in no event shall any disclosure of such information be made to any person that is a Disqualified Lender as of the relevant time); provided that the disclosure of any such information to any such party (other than a Federal Reserve Bank or other central banking authority) shall be made subject to the acknowledgment and acceptance by such party that such information is being disseminated on a confidential basis or customary market standards for dissemination of such type of information, (c) to its employees, legal counsel, independent auditors, professionals and other experts or agents who are informed of the confidential nature thereof (provided that the Administrative Agent or Lender shall be responsible for compliance of such persons with this paragraph), (d) upon the request or demand of any Governmental Authority, including audits and examinations conducted by bank accountants, any governmental bank regulatory authority exercising examination or regulatory authority or self-regulatory authorities, in which case (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), such party will promptly notify the Company, in advance, to the extent permitted by law, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law in which case, such party will promptly notify the Company, in advance, to the extent permitted by law, (f) if requested or required to do so in connection with any litigation or similar proceeding in which case, such party will promptly notify the Company, in advance, to the extent permitted by law, (g) to the extent any such information becomes publicly available other than by reason of disclosure by such Administrative Agent or Lender or its Affiliates or representatives in breach of this Agreement; (h) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided that the disclosure of any such information to any such party shall be made subject to the acknowledgment and acceptance by such party that such information is being disseminated on a confidential basis or customary market standards for dissemination of such type of information, (j) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to any obligations or any insurance or risk protection providers in respect thereof (so long as such party agrees to be bound by the provisions of this Section 10.14); provided that the disclosure of any such information to any such party shall be made subject to the acknowledgment and acceptance by such party that such information is being disseminated on a confidential basis or customary market standards for dissemination of such type of information, (k) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans or (l) if agreed by the Company in its sole discretion, to any other Person; provided that no information shall be disclosed to a Disqualified Lender. The Administrative Agent, Arrangers and the Lenders may disclose the existence of this Agreement and information about this Agreement that is routinely provided by arrangers to such service providers to market data service providers (including league table providers) that serve the lending industry.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Company and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Company and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Company and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.15.  WAIVERS OF JURY TRIAL. THE COMPANY, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16.    Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act.

10.17.    No Fiduciary Duty. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do any of the Loan Parties rely on, any fiduciary duty to any of the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person and (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate.

10.18.    Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Obligations or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal or unequal parts, the total amount of interest throughout the contemplated term of this Agreement.

10.19.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down   and Conversion Powers of the applicable Resolution Authority.

10.20.    Conversion of Currencies.

(a)          If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)       The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 10.20 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

10.21.    Several Obligations. The respective obligations of the Lenders under this Agreement are several and not joint and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder.

10.22.    MIRE Events. In connection with any amendment to this Agreement pursuant to which any increase, extension or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination and for any Mortgaged Property with a building in a special flood hazard area, an acknowledgment by the applicable Loan Party, and evidence of flood insurance, as may be required pursuant to the Flood Laws.

10.23.     Acknowledgment Regarding Any Supported QFCs.

(a)         To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as set forth in clause (b) below with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b)        In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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Annex A

PRICING GRID FOR REVOLVING FACILITY

Level	Total Net Leverage Ratio	Applicable Margin for Term Benchmark Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
I	<1.25:1.00	2.50%	1.50%	0.20%
II	> 1.25:1.00 but < 2.25:1.00	2.75%	1.75%	0.28%
III	> 2.25:1.00	3.00%	2.00%	0.35%

The Level applicable for determining pricing (the “Pricing Level”) shall be the Total Net Leverage Ratio Level (determined as of each Adjustment Date (defined below)) then applicable.

Changes in the Applicable Margin with respect to Revolving Loans or the Commitment Fee Rate resulting from changes in the Total Net Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements have been delivered pursuant to Section 6.1 for the most recently ended fiscal quarter or fiscal year of the Company, as applicable, commencing with the first fiscal quarter of the Company following the Amendment No. 1 Effective Date, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements have been delivered (or an earlier date, in the reasonable discretion of the Administrative Agent), the Total Net Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for purposes of this definition be deemed to be Level III. Each determination of the Total Net Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of clause (a) of the definition thereof, as at the end of) the Test Period ending at the end of the period covered by the relevant financial statements.

Annex A-1